1940 Act File No. 811-10625

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X
                                                                -------

    Amendment No.   6   ....................................       X
                  ------                                        -------

                              FEDERATED CORE TRUST II, L.P.

               (Exact Name of Registrant as Specified in Charter)

                            Federated Investors Funds
                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7000
                    (Address of Principal Executive Offices)

                                 (412) 288-1900
                         (Registrant's Telephone Number)

                           John W. McGonigle, Esquire
                            Federated Investors Tower
                               1001 Liberty Avenue
                       Pittsburgh, Pennsylvania 15222-3779
                     (Name and Address of Agent for Service)
                (Notices should be sent to the Agent for Service)


                                   Copies To:

                           Matthew G. Maloney, Esquire
                     Dickstein Shapiro Morin & Oshinsky LLP
                               2101 L. Street, NW
                            Washington, DC 20037-1526











FEDERATED CORE TRUST II





Prospective Investor ____________________          Copy # _________________







CONFIDENTIAL PRIVATE OFFERING MEMORANDUM



CAPITAL APPRECIATION CORE FUND


March 29, 2005











Investment Adviser
FEDERATED INVESTMENT COUNSELING


Placement Agent
FEDERATED SECURITIES CORP.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222



Do Not Copy or Circulate




FEDERATED CORE TRUST II


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Capital Appreciation Core Fund






CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
---------------------------------------------------------------------------

March 29, 2005

A Confidential Statement of Additional Information (SAI) with respect to Capital Appreciation Core Fund (Fund), a portfolio of Federated Core Trust II (Trust) with the same date has been filed with the Securities and Exchange Commission
(SEC), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Fund's placement agent at 1-800-341-7400.

Shares of the Fund are not deposits or obligations of any bank, are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (1933 Act), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Fund are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.

No resale of shares may be made unless the shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

This   Confidential   Private  Offering   Memorandum  has  been  prepared  on  a
confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.


                         Capital Appreciation Core Fund




                  A Portfolio of Federated Core Trust II, L.P.


                      INFORMATION REQUIRED IN A PROSPECTUS

                                     PART A



                                 March 29, 2005



Items 1, 2, 3 and 8 of Part A are omitted pursuant to Item B 2(b) of the General Instructions to Form N-1A.





Investment Objective, Principal Investment Strategies and Related Risks





INVESTMENT OBJECTIVE


The Fund's investment objective is to provide capital appreciation. While there is no assurance that the Fund will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this prospectus.


PRINCIPAL INVESTMENT STRATEGIES


The Fund pursues its investment objective by investing primarily in common stock (including American Depositary Receipts) of companies with large- and medium-market capitalizations that offer superior growth prospects or of companies whose stock is undervalued. This includes companies with market capitalizations in excess of $500 million. Market capitalization is determined by multiplying the number of outstanding shares by the current market price per share. The Fund also invests in convertible securities issued by these companies. A description of the various principal types of securities in which the Fund invests, and their risks, immediately follows this strategy section.


Using its own quantitative process, the Fund's investment adviser (Adviser) rates the future performance potential of companies. The Adviser evaluates each company's earnings quality in light of their current valuation to narrow the list of attractive companies. The Adviser then evaluates product positioning, management quality and sustainability of current growth trends of those companies. Using this type of fundamental analysis, the Adviser selects the most promising companies for the Fund's portfolio.


The Fund may also seek capital appreciation by buying securities in initial public offerings. The Fund will participate in such offerings without regard to the issuer's market capitalizations. The Adviser may select initial public offerings based on its fundamental analysis of the issuer.


Portfolio Turnover


The Fund actively trades its portfolio securities in an attempt to achieve its investment objective. Active trading will cause the Fund to have an increased portfolio turnover rate, which is likely to generate shorter-term gains (losses) for its shareholders, which are taxed at a higher rate than longer-term gains (losses). Actively trading portfolio securities increases the Fund's trading costs and may have an adverse impact on the Fund's performance.


Temporary Defensive Investments


The Fund may temporarily depart from its principal investment strategies by investing its assets in cash and shorter-term debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Fund to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.


PRINCIPAL SECURITIES

EQUITY SECURITIES

Equity securities represent a share of an issuer's earnings and assets, after the issuer pays its liabilities. The Fund cannot predict the income it will receive from equity securities because issuers generally have discretion as to the payment of any dividends or distributions. However, equity securities offer greater potential for appreciation than many other types of securities, because their value increases directly with the value of the issuer's business. The following describes the types of equity securities in which the Fund may invest:


     Common Stocks

     Common stocks are the most prevalent type of equity security. Common stocks receive the issuer's earnings after the issuer pays its creditors and any preferred stockholders. As a result, changes in an issuer's earnings directly influence the value of its common stock.




     ADRs and Domestically Traded Securities of Foreign Issuers

     American Depositary Receipts, which are traded in United States markets, represent interests in underlying securities issued by a foreign company and not traded in the United States. ADRs provide a way to buy shares of foreign based companies in the United States rather than in overseas markets. ADRs are also traded in U.S. dollars, eliminating the need for foreign exchange transactions. The Fund may also invest in securities issued directly by foreign companies and traded in U.S. Dollars in United States markets.



     Convertible Securities

     Convertible securities are fixed income securities that the Fund has the option to exchange for equity securities at a specified conversion price. The option allows the Fund to realize additional returns if the market price of the equity securities exceeds the conversion price. For example, the Fund may hold fixed income securities that are convertible into shares of common stock at a conversion price of $10 per share. If the market value of the shares of common stock reached $12, the Fund could realize an additional $2 per share by converting its fixed income securities.

     Convertible securities have lower yields than comparable fixed income securities. In addition, at the time a convertible security is issued the conversion price exceeds the market value of the underlying equity securities. Thus, convertible securities may provide lower returns than non-convertible fixed income securities or equity securities depending upon changes in the price of the underlying equity securities. However, convertible securities permit the Fund to realize some of the potential appreciation of the underlying equity securities with less risk of losing its initial investment.

     The Fund treats convertible securities as both fixed income and equity securities for purposes of its investment policies and limitations, because of their unique characteristics.





DERIVATIVE CONTRACTS

Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, commodities, currencies, financial indices or other assets or instruments. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset or instrument. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

Depending on how the Fund uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset or instrument, derivative contracts may increase or decrease the Fund's exposure to interest rate, stock market and currency risks, and may also expose the fund to liquidity and leverage risks.

     Futures Contracts

     Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. The Fund has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act. Futures contracts traded over-the-counter (OTC) are frequently referred to as forward contracts. The Fund can buy or sell financial futures and index futures.

     Options

     Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets or instruments, including financial indices, individual securities, and other derivative instruments, such as futures contracts.

     Swaps

     Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Fund would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms. Common types of swaps in which the Fund may invest include total return swaps, currency swaps and caps and floors.




PRINCIPAL RISKS

STOCK MARKET RISKS

The value of equity securities in the Fund's portfolio will rise and fall. These fluctuations could be a sustained trend or a drastic movement. The Fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the Fund's Share price may decline.

The Adviser attempts to manage market risk by limiting the amount the Fund invests in each company's equity securities. However, diversification will not protect the Fund against widespread or prolonged declines in the stock market.


LIQUIDITY RISKS


Trading opportunities are more limited for equity securities that are not widely held. This may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Fund may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Fund's performance. Infrequent trading of securities may also lead to an increase in their price volatility.


RISKS RELATED TO COMPANY SIZE


Generally, the smaller the market capitalization of a company, the fewer the number of shares traded daily, the less liquid its stock and the more volatile its price. Market capitalization is determined by multiplying the number of its outstanding shares by the current market price per share.


Companies with smaller market capitalizations also tend to have unproven track records, a limited product or service base and limited access to capital. These factors also increase risks and make these companies more likely to fail than companies with larger market capitalizations.


SECTOR RISKS


Companies with similar characteristics may be grouped together in broad categories called sectors. Sector risk is the possibility that a certain sector may underperform other sectors or the market as a whole. As the Adviser allocates more of the Fund's portfolio holdings to a particular sector, the Fund's performance will be more susceptible to any economic, business or other developments which generally affect that sector.





RISKS OF INVESTING IN ADRS AND DOMESTICALLY TRADED SECURITIES OF FOREIGN ISSUERS


Because the Fund may invest in ADRs and other domestically traded securities of foreign companies, the Fund's Share price may be more affected by foreign economic and political conditions, taxation policies and accounting and auditing standards than would otherwise be the case.


RISKS OF INVESTING IN DERIVATIVE CONTRACTS

The Fund's use of derivative contracts involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts in which the Fund invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivative contracts may be mispriced or improperly valued and, as a result, the Fund may need to make increased cash payments to the counterparty. Finally, derivative contracts may cause the Fund to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Derivative contracts may also involve other risks described in this prospectus or the Fund's Statement of Additional Information, such as stock market, credit, liquidity and leverage risks.

SHARE OWNERSHIP CONCENTRATION RISKS


A majority of the Fund's Shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem shares of the Fund simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the Share trading activities of these shareholders could disrupt the Fund's investment strategies which could have adverse consequences for the Fund and other shareholders (e.g., by requiring the Fund to sell investments at inopportune times or causing the Fund to maintain larger-than-expected cash positions pending acquisition of investments).








Management, Organization and Capital Structure


The Board of Directors (the "Board") governs the Fund. The Board selects and oversees the Adviser, Federated Investment Counseling. The Adviser manages the Fund's assets, including buying and selling portfolio securities. The Adviser will provide investment advisory services at no fee. Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides research, quantitative analysis, equity trading and transaction settlement and certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Fund. The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

The Adviser and other subsidiaries of Federated advise approximately 133 equity, fixed-income and money market mutual funds as well as a variety of customized separately managed accounts, which totaled approximately $179 billion in assets as of December 31, 2004. Federated was established in 1955 and is one of the largest investment managers in the United States with approximately 1,385 employees. Federated provides investment products to more than 5,700 investment professionals and institutions.


PORTFOLIO MANAGEMENT INFORMATION


David P. Gilmore


David P. Gilmore has been the Fund's primary Portfolio Manager since its inception. Mr. Gilmore joined Federated in August 1997 as an Investment Analyst. He was promoted to Senior Investment Analyst in July 1999 and became an Assistant Vice President of the Fund's Adviser in July 2000. Mr. Gilmore was a Senior Associate with Coopers & Lybrand from January 1992 to May 1995. Mr. Gilmore is a Chartered Financial Analyst and attended the University of Virginia, where he earned his M.B.A., from September 1995 to May 1997. Mr. Gilmore has a B.S. from Liberty University.


Linda A. Duessel

Linda A. Duessel has been designated as a back-up portfolio manager for the Fund, and as such does not have primary responsibility for the day-to-day management of the Fund's portfolio. Ms. Duessel joined Federated in 1991and has been a Portfolio Manager since 1995. She became a Senior Vice President of the Fund's Adviser in January 2000 and served as a Vice President of the Fund's Adviser from 1995 through 1999. Ms. Duessel was a Senior Investment Analyst and an Assistant Vice President of the Fund's Adviser from 1991 until 1995. Ms. Duessel is a Chartered Financial Analyst and received her M.S. in Industrial Administration from Carnegie Mellon University.

The Fund`s SAI provides additional information about the Portfolio Manager's compensation, management of other accounts, and ownership of securities in the Fund.




Shareholder Information





Beneficial interests in the Fund are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (1933 Act). Investments in the Fund may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


Pricing of Fund Shares


The net asset value (NAV) of the Fund is determined as of the end of regular trading on the NYSE (normally, 4:00 p.m. Eastern time) each day the NYSE is open. From time to time the Fund may purchase foreign securities that trade in foreign markets on days the New York Stock Exchange (NYSE) is closed. The value of the Fund's assets may change on days you cannot purchase or redeem Shares.


The NAV per share of the Fund is computed by dividing the value of the Fund's assets, less all liabilities, by the total number of shares outstanding.

The Fund generally values equity securities according to the last sale price reported by the market in which they are primarily traded (either a national securities exchange or the over-the-counter market). Futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. If prices are not available from an independent pricing service, securities and derivative contracts traded in the over-the-counter market are generally valued according to the mean between the last bid and the last asked price for the security or contract as provided by an investment dealer or other financial institution that deals in the security or contract.

Where a last sale price or market quotation for a portfolio security is not readily available, and no independent pricing service furnishes a price, the value of the security used in computing NAV is its fair value as determined in good faith under procedures approved by the Fund's Board.

The Fund may use the fair value of a security to calculate its NAV when, for example, (1) a portfolio security is not traded in a public market or the principal market in which the security trades is closed, (2) trading in a portfolio security is suspended and not resumed prior to the normal market close, (3) a portfolio security is not traded in significant volume for a substantial period, or (4) the Fund's Adviser determines that the quotation or price for a portfolio security provided by a dealer or independent pricing service is inaccurate.

Fair valuation procedures are also used where a significant event affecting the value of a portfolio security is determined to have occurred between the time as of which the price of the portfolio security is determined and the NYSE closing time as of which the Fund's NAV is computed. An event is considered significant if there is both an affirmative expectation that the security's value will change in response to the event and a reasonable basis for quantifying the resulting change in value. Significant events include significant general securities market movements occurring between the time as of which the price of the portfolio security is determined and the close of trading on the NYSE. In such cases, use of fair valuation can reduce an investor's ability to seek to profit by estimating the Fund's NAV in advance of the time as of which NAV is calculated.

In some cases, events affecting the issuer of a portfolio security may be considered significant events. Announcements concerning earnings, acquisitions, new products, management changes, litigation developments, a strike or natural disaster affecting the company's operations or regulatory changes or market developments affecting the issuer's industry occurring between the time as of which the price of the portfolio security is determined and the close of trading on the NYSE are examples of potentially significant events. For securities of foreign issuers, such events could also include political or other developments affecting the economy or markets in which the issuer conducts its operations or its securities are traded.

There can be no assurance that the Fund could purchase or sell a portfolio security at the price used to calculate the Fund's NAV. In the case of fair valued portfolio securities, lack of information and uncertainty as to the significance of information may lead to a conclusion that a prior valuation is the best indication of a portfolio security's present value. Fair valuations generally remain unchanged until new information becomes available. Consequently, changes in the fair valuation of portfolio securities may be less frequent and of greater magnitude than changes in the price of portfolio securities valued at their last sale price, or based on market quotations.


Frequent Trading Policies


Frequent or short-term trading into and out of the Fund can have adverse consequences for the Fund and its shareholders who use the Fund as a long-term investment vehicle. Such trading in significant amounts can disrupt the Fund's investment strategies (e.g., by requiring it to sell investments at inopportune times or maintain excessive short-term cash positions to support redemptions), increase brokerage and administrative costs and affect the timing and amount of taxable gains distributed by the Fund. Investors engaged in such trading may also seek to profit by anticipating changes in the Fund's NAV in advance of the time as of which NAV is calculated. The Fund is designed as an investment vehicle exclusively for "accredited investors", such as other investment companies, insurance company separate accounts and similar organizations. The Fund is designed primarily for use by other funds managed by the Adviser and its affiliates as a substitute for direct investment in the types of securities held by the Fund. Given the limitation on the types of shareholders who may invest in the Fund, and the expected role the Fund will play helping to efficiently diversify their investment portfolios, the Fund 's Adviser does not anticipate frequent or short-term trading in amounts that would be reasonably likely to have adverse consequences for the Fund. For these reasons and given the sophistication of the Fund's investors, the Fund's Board has not adopted policies and procedures to discourage frequent trading or short-term trading into and out of the Fund.


Portfolio Holdings Information

The Fund's Annual and Semi-Annual reports, which contain complete listings of the Fund's portfolio holdings as of the end of the Fund's second and fourth fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. The summary portfolio composition information may include identification of the Fund's top ten holdings, recent purchase and sale transactions and a percentage breakdown of the portfolio by sector.


Purchase of Fund Shares


Shares of the Fund may be purchased any day the NYSE is open.


Purchases should be made in accordance with procedures established by the Fund's Transfer Agent, Federated Administrative Services, Inc. (FASI).


Purchase orders for Shares of the Fund will receive the NAV next determined after the purchase order is received in proper form by FASI.


Payment by federal funds must be received by the Fund's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.


There is no minimum required initial or subsequent investment amount.


The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.




You will not accrue interest or dividends on uncashed checks from the Fund if those checks are undeliverable and returned to the Fund.




Redemption of Fund Shares


Shares of the Fund may be redeemed any day the NYSE is open.





Redemption requests should be made in accordance with procedures established by FASI.





Redemption requests will receive the NAV next determined after the request is received in proper form by FASI.


Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o    to allow a purchase order to clear;

o    during periods of market volatility; or

o when a shareholder's trade activity or amount adversely impacts the Fund's ability to manage its assets.


Redemption in Kind


Although the Fund intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Fund's portfolio securities.


Confirmations and Account Statements


Shareholders  will  receive  confirmation  of  purchases  and  redemptions.   In
addition, shareholders will receive periodic statements reporting all account activity, including dividends paid. The Fund will not issue share certificates.


Dividends and Distributions


The Fund declares and pays any dividends annually to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Fund receives the check. In either case, dividends are earned through the day a redemption request is received.


Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.


Tax Consequences


As a partnership, the Fund is not subject to U.S. federal income tax. Instead, each investor reports separately on its own federal income tax return its distributive share of the Fund's income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the
Fund). Each investor is required to report its distributive share of such items regardless of whether it has received or will receive a corresponding distribution of cash or property from the Fund. In general, distributions of money by the Fund to an investor will represent a non-taxable return of capital up to the amount of an investor's adjusted tax basis. The Fund, however, does not currently intend to declare and pay distributions to investors except as the Board may determine.


When you sell Shares of the Fund, you may have a capital gain or loss. The character of the capital gain or loss as long-term or short-term will depend on the length of time you held your Shares. A distribution in partial or complete redemption of your Shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

An allocable share of a tax-exempt investor's income will be "unrelated business taxable income" (UBTI) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.


The Fund will not be a "regulated investment company" for federal income tax purposes.


For a more complete discussion of the federal income tax consequences of investing in the Fund, see discussion under "Taxation of the Fund" in Part B.





Distribution Arrangements





Federated Securities Corp. is the Fund's Placement Agent. It receives no fee for its services.




Legal Proceedings


Like many other mutual fund companies, in September 2003, Federated Investors, Inc., the parent company of the Federated funds' advisers and distributor (collectively, "Federated"), received detailed requests for information on shareholder trading activities in the Federated funds ("Funds") from the SEC, the New York State Attorney General, and the National Association of Securities Dealers. Since that time, Federated has received additional inquiries from regulatory authorities on these and related matters, and more such inquiries may be received in the future.

As a result of these inquiries, Federated and the Funds have conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated's internal procedures for limiting frequent transactions and that one of these investors made an additional investment in another Federated fund. The investigation has also identified inadequate procedures which permitted a limited number of investors (including several employees) to engage in undetected frequent trading activities and/or the placement and acceptance of orders to purchase shares of fluctuating net asset value funds after the funds' closing times. Federated has issued a series of press releases describing these matters in greater detail and emphasizing that it is committed to compensating the Funds for any detrimental impact these transactions may have had on them. In that regard, on February 3, 2004, Federated and the independent directors of the Funds announced the establishment by Federated of a restoration fund that is intended to cover any such detrimental impact. The press releases and related communications are available in the "About Us" section of Federated's website at FederatedInvestors.com, and any future press releases on this subject will also be posted there.

Shortly after Federated's first public announcement concerning the foregoing matters, and notwithstanding Federated's commitment to taking remedial actions, Federated and various Funds were named as defendants in several class action lawsuits now pending in the United States District Court for the District of Maryland seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders.

Federated and various Funds have also been named as defendants in several additional lawsuits, the majority of which are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and rule 12b-1 fees, and seeking damages of unspecified amounts.

The board of the Funds has retained the law firm of Dickstein Shapiro Morin & Oshinsky LLP to represent the Funds in these lawsuits. Federated and the Funds, and their respective counsel, are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these recent lawsuits and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.




A Statement of Additional Information (SAI) dated March 29, 2005, is incorporated by reference into this prospectus. Additional information about the Fund and its investments is contained in the Fund's SAI and Annual and Semi-Annual Reports to shareholders as they become available. The Annual Report's Management's Discussion of Fund Performance discusses market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The SAI contains a description of the Fund's policies and procedures with respect to the disclosure of its portfolio securities. Because the Fund is offered on a private placement basis, the Prospectus, SAI and Annual and Semi-Annual Reports are not available on Federated's website.



You can obtain information about the Fund (including the SAI) by writing to or visiting the SEC's Public Reference Room in Washington, DC. You may also access Fund information from the EDGAR Database on the SEC's website at www.sec.gov. You can purchase copies of this information by contacting the SEC by email at publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-0102. Call 1-202-942-8090 for information on the Public Reference Room's operations and copying fees.







Investment Company Act File No. 811-10625


Cusip 31409R 20 1

29353 (3/05)































                         Capital Appreciation Core Fund







                  A Portfolio of Federated Core Trust II, L.P.





          INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION


                                     PART B





                                 March 29, 2005





This Part B is not a prospectus, Read this Part B in conjunction with the Part A for Capital Appreciation Core Fund dated March 29, 2005. Obtain Part A without charge by calling 1-800-341-7400.








Table of Contents

Fund History                               2
Investments, Techniques, Risks and
  Limitations                              2
Account and Share Information             12
Management of the Trust                   13
Investment Advisory and Other Services    19
Brokerage Allocation and Other Practices  25
Capital Stock and Other Securities        25
Shareholder Information                   26
Taxation of the Fund                      27
Financial Statements                      29
Investment Ratings                        30
Addresses                                 32
Appendix                                  33





Fund History





Capital Appreciation Core Fund (Fund) is a diversified portfolio of Federated Core Trust II, L.P. (Trust). The Trust is a limited partnership that was established under the laws of the State of Delaware on November 13, 2000. The Fund commenced operations on October 10, 2003, and changed its name from Large Cap Equity Core Fund to Capital Appreciation Core Fund on October 17, 2003. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. This Part B relates only to Shares of the Fund. The Trust is governed by a Board of Directors (the "Board"). The Fund's investment adviser is Federated Investment Counseling (Adviser).





Investments, Techniques, Risks and Limitations





In addition to the principal securities listed in Part A, the Fund may also invest in the following:


SECURITIES DESCRIPTIONS AND TECHNIQUES


Equity Securities

Equity securities represent a share of an issuer's earnings and assets, after the issuer pays its liabilities. The Fund cannot predict the income it will receive from equity securities because issuers generally have discretion as to the payment of any dividends or distributions. However, equity securities offer greater potential for appreciation than many other types of securities, because their value increases directly with the value of the issuer's business. The following describes the types of equity securities in which the Fund invests:


     COMMON STOCKS

     Common stocks are the most prevalent type of equity security. Common stocks receive the issuer's earnings after the issuer pays its creditors and any preferred stockholders. As a result, changes in an issuer's earnings directly influence the value of its common stock.


     PREFERRED STOCKS

     Preferred stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock. Some preferred stocks also participate in dividends and distributions paid on common stock. Preferred stocks may also permit the issuer to redeem the stock. The Fund may also treat such redeemable preferred stock as a fixed income security.


     REAL ESTATE INVESTMENT TRUSTS (REITS)

     REITs are real estate investment trusts that lease, operate and finance commercial real estate. REITs are exempt from federal corporate income tax if they limit their operations and distribute most of their income. Such tax requirements limit a REIT's ability to respond to changes in the commercial real estate market.

     WARRANTS

     Warrants give the Fund the option to buy the issuer's equity securities at a specified price (the exercise price) at a specified future date (the expiration date). The Fund may buy the designated securities by paying the exercise price before the expiration date. Warrants may become worthless if the price of the stock does not rise above the exercise price by the expiration date. This increases the market risks of warrants as compared to the underlying security. Rights are the same as warrants, except companies typically issue rights to existing stockholders.


Fixed Income Securities

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.


A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.


The following describes the types of fixed income securities in which the Fund invests:


     CORPORATE DEBT SECURITIES

     Corporate debt securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Fund may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

     In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.

     COMMERCIAL PAPER

     Commercial paper is an issuer's obligation with a maturity of less than nine months. Companies typically issue commercial paper to pay for current expenditures. Most issuers constantly reissue their commercial paper and use the proceeds (or bank loans) to repay maturing paper. If the issuer cannot continue to obtain liquidity in this fashion, its commercial paper may default. The short maturity of commercial paper reduces both the market and credit risks as compared to other debt securities of the same issuer.

     ZERO COUPON SECURITIES

     Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the interest rate and credit risks of a zero coupon security. A zero coupon step-up security converts to a coupon security before final maturity.


     There are many forms of zero coupon securities. Some are issued at a discount and are referred to as zero coupon or capital appreciation bonds. Others are created from interest bearing bonds by separating the right to receive the bond's coupon payments from the right to receive the bond's principal due at maturity, a process known as coupon stripping. Treasury STRIPs, Interest Only or IOs and Principal Only or POs are the most common forms of stripped zero coupon securities. In addition, some securities give the issuer the option to deliver additional securities in place of cash interest payments, thereby increasing the amount payable at maturity. These are referred to as pay-in-kind or PIK securities.

     BANK INSTRUMENTS

     Bank instruments are unsecured interest bearing deposits with banks. Bank instruments include bank accounts, time deposits, certificates of deposit and banker's acceptances. Yankee instruments are denominated in U.S. dollars and issued by U.S. branches of foreign banks. Eurodollar instruments are denominated in U.S. dollars and issued by non-U.S. branches of U.S. or foreign banks.

     DEMAND INSTRUMENTS

     Demand instruments are corporate debt securities that the issuer must repay upon demand. Other demand instruments require a third party, such as a dealer or bank, to repurchase the security for its face value upon demand. The Fund treats demand instruments as short-term securities, even though their stated maturity may extend beyond one year.

     CONVERTIBLE SECURITIES

     Convertible securities are fixed income securities that the Fund has the option to exchange for equity securities at a specified conversion price. The option allows the Fund to realize additional returns if the market price of the equity securities exceeds the conversion price. For example, the Fund may hold fixed income securities that are convertible into shares of common stock at a conversion price of $10 per share. If the market value of the shares of common stock reached $12, the Fund could realize an additional $2 per share by converting its fixed income securities.

     Convertible securities have lower yields than comparable fixed income securities. In addition, at the time a convertible security is issued the conversion price exceeds the market value of the underlying equity securities. Thus, convertible securities may provide lower returns than non-convertible fixed income securities or equity securities depending upon changes in the price of the underlying equity securities. However, convertible securities permit the Fund to realize some of the potential appreciation of the underlying equity securities with less risk of losing its initial investment.

     The Fund treats convertible securities as both fixed income and equity securities for purposes of its investment policies and limitations, because of their unique characteristics.


Derivative Contracts

     Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, currencies, commodities, financial indices or other assets. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

For example, the Fund could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date. If the offsetting sale price is more than the original purchase price, the Fund realizes a gain; if it is less, the Fund realizes a loss. Exchanges may limit the amount of open contracts permitted at any one time. Such limits may prevent the Fund from closing out a position. If this happens, the Fund will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so). Inability to close out a contract could also harm the Fund by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract.

The Fund may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Fund and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.

Depending upon how the Fund uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset, derivative contracts may increase or decrease the Fund's exposure to stock market, currency and credit risks, and may also expose the Fund to liquidity and leverage risks. OTC contracts also expose the Fund to credit risks in the event that a counterparty defaults on the contract.

The Fund may trade in the following types of derivative contracts including combinations thereof:


     FUTURES CONTRACTS

     Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. The Fund has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act. Futures contracts traded OTC are frequently referred to as forward contracts. The Fund can buy or sell financial futures and index futures.


     OPTIONS

     Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets or instruments, including financial indices, individual securities and other derivative instruments, such as futures contracts. Options that are written on futures contracts will be subject to margin requirements similar to those applied to futures contracts.

     The Fund may buy or sell the following types of options:


     CALL OPTIONS

     A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. The Fund may use call options in the following ways:

o    Buy  call  options  on  currencies   (both  foreign  and  U.S.  dollar)  in
     anticipation of an increase in the value of the underlying asset or instrument; and

o Write call options on portfolio securities, index futures, currencies (both foreign and U.S. dollar) and financial futures to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the underlying asset. If a call written by the Fund is exercised, the Fund foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received.


     PUT OPTIONS

     A put option gives the holder the right to sell the underlying asset to the writer of the option. The Fund may use put options in the following ways:

o Buy put options on currencies (both foreign and U.S. dollar) and financial futures in anticipation of a decrease in the value of the underlying asset; and

o Write put options on portfolio securities, index futures, currencies (both foreign and U.S. dollar) and financial futures to generate income from premiums, and in anticipation of an increase or only limited decrease in the value of the underlying asset. In writing puts, there is a risk that the Fund may be required to take delivery of the underlying asset when its current market price is lower than the exercise price.

     The Fund may also buy or write options, as needed, to close out existing option positions.


     SWAPS

     Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Fund would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms, and are known by a variety of names including caps, floors and collars. Common swap agreements that the Fund may use include:

     INTEREST RATE SWAPS

     Interest rate swaps are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount of fixed income securities, in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million LIBOR swap would require one party to pay the equivalent of the London Interbank Offered Rate of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.

     CURRENCY SWAPS

     Currency swaps are contracts which provide for interest payments in different currencies. The parties might agree to exchange the notional principal amount as well.

     CAPS AND FLOORS

     Caps and Floors are contracts in which one party agrees to make payments only if an interest rate or index goes above (Cap) or below (Floor) a certain level in return for a fee from the other party.

     TOTAL RETURN SWAPS

     Total rate of return swaps are contracts in which one party agrees to make payments of the total return from the underlying asset during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying asset.

Foreign Securities

Foreign securities are securities of issuers based outside the United States. The Fund considers an issuer to be based outside the United States if:

o it is organized under the laws of, or has a principal office located in, another country;

o    the principal trading market for its securities is in another country; or

o it (or its subsidiaries) derived in its most current fiscal year at least 50% of its total assets, capitalization, gross revenue, or profit from goods produced, services performed, or sales made in another country.


Foreign securities are primarily denominated in foreign currencies. Along with the risks normally associated with domestic securities of the same type, foreign securities are subject to currency risks and risks of foreign investing. Trading in certain foreign markets is also subject to liquidity risks.





     ADRS AND DOMESTICALLY TRADED SECURITIES OF FOREIGN ISSUERS

     American Depositary Receipts, which are traded in United States markets, represent interests in underlying securities issued by a foreign company and not traded in the United States. ADRs provide a way to buy shares of foreign based companies in the United States rather than in overseas markets. ADRs are also traded in U.S. dollars, eliminating the need for foreign exchange transactions. The Fund may also invest in securities issued directly by foreign companies and traded in U.S. Dollars in United States markets.



     FOREIGN EXCHANGE CONTRACTS

     In order to convert U.S. dollars into the currency needed to buy a foreign security, or to convert foreign currency received from the sale of a foreign security into U.S. dollars, the Fund may enter into spot currency trades. In a spot trade, the Fund agrees to exchange one currency for another at the current exchange rate. The Fund may also enter into derivative contracts in which a foreign currency is an underlying asset. The exchange rate for currency derivative contracts may be higher or lower than the spot exchange rate. Use of these derivative contracts may increase or decrease the Fund's exposure to currency risks.


     FOREIGN GOVERNMENT SECURITIES

     Foreign government securities generally consist of fixed income securities supported by national, state, or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the World
     Bank), the Asian Development Bank, the European Investment Bank and the Inter-American Development Bank.


     Foreign government securities also include fixed income securities of quasi-governmental agencies that are either issued by entities owned by a national, state or equivalent government or are obligations of a political unit that are not backed by the national government's full faith and credit. Further, foreign government securities include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.


SPECIAL TRANSACTIONS


Repurchase Agreements

Repurchase agreements are transactions in which the Fund buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Fund's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Fund will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.


The Fund's custodian or subcustodian will take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.


Repurchase agreements are subject to credit risks.


Delayed Delivery Transactions

Delayed delivery transactions, including when issued transactions, are arrangements in which the Fund buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Fund to the issuer and no interest accrues to the Fund. The Fund records the transaction when it agrees to buy the securities and reflects their value in determining the price of its Shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, when issued transactions create market risks for the Fund. Delayed delivery transactions also involve credit risks in the event of a counterparty default. These transactions create leverage risks.


Securities Lending

The Fund may lend portfolio securities to borrowers that the Fund's custodian deems creditworthy. In return, the Fund receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Fund the equivalent of any dividends or interest received on the loaned securities.

The Fund will reinvest cash collateral in securities that qualify as an acceptable investment for the Fund. However, the Fund must pay interest to the borrower for the use of cash collateral.

Loans are subject to termination at the option of the Fund or the borrower. The Fund will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Fund may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.


Securities lending activities are subject to interest rate risks and credit risks. These transactions may create leverage risks.





Investing in Securities of Other Investment Companies

The Fund may invest its assets in securities of other investment companies, including the securities of affiliated money market funds, as an efficient means of carrying out its investment policies and managing its uninvested cash. These other investment companies are managed independently of the Fund and incur additional expenses. Therefore, any such investment by the Fund may be subject to duplicate expenses. However, the Adviser believes that the benefits and efficiencies of this approach should outweigh the additional expenses.




Investment Ratings for Investment Grade Securities

The Adviser will determine whether a security is investment grade based upon the credit ratings given by one or more nationally recognized statistical rating organizations. For example, Standard & Poor's (S&P), a rating service, assigns ratings to investment grade securities (AAA, AA, A and BBB) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Fund must rely entirely upon the Adviser's credit assessment that the security is comparable to investment grade.


If a security is downgraded below the minimum quality grade discussed above, the Adviser will reevaluate the security, but will not be required to sell it.


Inter-Fund Borrowing and Lending Arrangements

The Securities and Exchange Commission (SEC) has granted an exemption that permits the Fund and all other funds advised by subsidiaries of Federated Investors, Inc. (Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund. Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Fund's Board, and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Fund's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (Repo Rate) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (Bank Loan Rate), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.


Asset Coverage

In order to secure its obligations in connection with derivative contracts or special transactions, the Fund will either own the underlying assets, enter into an offsetting transaction or set aside readily marketable securities with a value that equals or exceeds the Fund's obligations. Unless the Fund has other readily marketable assets to set aside, it cannot trade assets used to secure such obligations without entering into an offsetting derivative contract or terminating a special transaction. This may cause the Fund to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.



INVESTMENT RISKS

There are many factors which may affect an investment in the Fund. The Fund principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows:





Stock Market Risks

o The value of equity securities in the Fund's portfolio will rise and fall. These fluctuations could be a sustained trend or a drastic movement. The Fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the Fund's share price may decline.

o The Adviser attempts to manage market risk by limiting the amount the Fund invests in each company's equity securities. However, diversification will not protect the Fund against widespread or prolonged declines in the stock market.





Leverage Risks

o Leverage risk is created when an investment exposes the Fund to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Fund's risk of loss and potential for gain.

o Investments can have these same results if their returns are based on a multiple of a specified index, security, or other benchmark.


Interest Rate Risks

o Prices of fixed income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.


Credit Risks

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Fund will lose money.

o Many fixed income securities receive credit ratings from services such as S&P and Moody's Investors Service. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Fund must rely entirely upon the Adviser's credit assessment.

o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

o Credit risk includes the possibility that a party to a transaction involving the Fund will fail to meet its obligations. This could cause the Fund to lose the benefit of the transaction or prevent the Fund from selling or buying other securities to implement its investment strategy.


Call Risks

o Call risk is the possibility that an issuer may redeem a fixed income security before maturity (a call) at a price below its current market price. An increase in the likelihood of a call may reduce the security's price.

o If a fixed income security is called, the Fund may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.


Risks Associated With Non-Investment Grade Securities

o Securities rated below investment grade, also known as junk bonds, generally entail greater credit and liquidity risks than investment grade securities. For example, their prices are more volatile, economic downturns and financial setbacks may affect their prices more negatively, and their trading market may be more limited.


Currency Risks

o Exchange rates for currencies fluctuate daily. The combination of currency risk and market risk tends to make securities traded in foreign markets more volatile than securities traded exclusively in the United States.

o The Adviser attempts to manage currency risk by limiting the amount the Fund invests in securities denominated in a particular currency. However, diversification will not protect the Fund against a general increase in the value of the U.S. dollar relative to other currencies.


Liquidity Risks

o Liquidity risk also refers to the possibility that the Fund may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Fund will be required to continue to hold the security or keep the position open, and the Fund could incur losses. OTC derivative contracts generally carry greater liquidity risk than exchange-traded contracts.

Risks of Investing in Derivative Contracts

o The Fund's use of derivative contracts involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts in which the Fund invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivative contracts may be mispriced or improperly valued and, as a result, the Fund may need to make increased cash payments to the counterparty. Finally, derivative contracts may cause the Fund to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Derivative contracts may also involve other risks, such as stock market, credit, liquidity and leverage risks.




Risks of Investing in ADRs and Domestically Traded Securities of Foreign
Issuers

o    Because  the  Fund  may  invest  in  ADRs  and  other  domestically  traded securities of foreign companies, The Fund's Share price may be more affected by foreign economic and political conditions, taxation policies and accounting and auditing standards than would otherwise be the case. Foreign companies may not provide information as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than U.S. companies by market analysts and the financial press. In addition, foreign companies may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Fund and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information concerning companies in the United States.





FUNDAMENTAL INVESTMENT OBJECTIVE AND LIMITATIONS


The Fund's investment objective is to provide capital appreciation. The investment objective may not be changed by the Fund's Board without shareholder approval.


INVESTMENT LIMITATIONS


Diversification

With respect to securities comprising 75% of the value of its total assets, the Fund will not purchase securities of any one issuer (other than cash; cash items; securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such U.S. government securities; and securities of other investment companies) if, as a result, more than 5% of the value of its total assets would be invested in the securities of that issuer, or the Fund would own more than 10% of the outstanding voting securities of that issuer.


Borrowing Money and Issuing Senior Securities

The Fund may borrow money, directly or indirectly, and issue senior securities to the maximum extent permitted under the Investment Company Act of 1940, as amended (1940 Act).


Investing in Real Estate

The Fund may not purchase or sell real estate, provided that this restriction does not prevent the Fund from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein. The Fund may exercise its rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.


Underwriting

The Fund may not underwrite the securities of other issuers, except that the Fund may engage in transactions involving the acquisition, disposition or resale of its portfolio securities, under circumstances where it may be considered to be an underwriter under the Securities Act of 1933 (1933 Act).


Lending

The Fund may not make loans, provided that this restriction does not prevent the Fund from purchasing debt obligations, entering into repurchase agreements, lending its assets to broker/dealers or institutional investors and investing in loans, including assignments and participation interests.


Commodities

The Fund may not purchase or sell physical commodities, provided that the Fund may purchase securities of companies that deal in commodities.


Concentration

The Fund will not make investments that will result in the concentration of its investments in the securities of issuers primarily engaged in the same industry. Government securities, municipal securities and bank instruments will not be deemed to constitute an industry.


------------------------------------------------------------------------------
The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the 1940 Act. The following limitations, however, may be changed by the Board without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.
------------------------------------------------------------------------------




Illiquid Securities

The Fund will not purchase securities for which there is no readily available market, or enter into repurchase agreements or purchase time deposits that the Fund cannot dispose of within seven days, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 15% of the Fund's net assets.





Pledging Assets

The Fund will not mortgage, pledge, or hypothecate any assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowings or to collateral arrangements in connection with permissible activities.


For purposes of the concentration limitation: (a) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (b) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; and (c) asset backed securities will be classified according to the underlying assets securing such securities.


To conform to the current view of the SEC staff that only domestic bank instruments may be excluded from industry concentration limitations, the Fund will not exclude foreign bank instruments from industry concentration limitation tests so long as the policy of the SEC remains in effect. In addition, investments in certain industrial development bonds funded by activities in a single industry will be deemed to constitute investment in an industry, except when held for temporary defensive purposes. The investment of more than 25% of the value of the Fund's total assets in any one industry will constitute "concentration."


For purposes of the above limitations, the Fund considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings association having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items" and "bank instruments."


If a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in the value or net assets will not result in a violation of such limitation.




Account and Share Information

VOTING RIGHTS

Each Share of the Fund gives the shareholder one vote in Director elections and other matters submitted to shareholders for vote.

All Shares of the Trust have equal voting rights, except that in matters affecting only a particular Fund or class, only Shares of that Fund or class are entitled to vote.

Directors may be removed by the Board or by shareholders at a special meeting. A special meeting of shareholders will be called by the Board upon the written request of shareholders who own at least 10% of the Trust's outstanding Shares of all series entitled to vote.

As of March 15, 2005, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding Shares: Moderated Allocation Fund, Boston, MA, owned approximately 7,251,890 Shares (43.40%); Growth Allocation Fund, Boston, MA, owned approximately 5,537,047 Shares (33.14%); and Conservative Allocation Fund, Boston, MA, owned approximately 3,921,055 Shares (23.47%).

Shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.



Management of the Trust


General Partner

Federated Private Asset Management, Inc., a corporation formed under the laws of the State of Delaware, serves as the general partner (General Partner) of the Trust. The General Partner may in the future serve as the general partner of other registered investment companies. The General Partner is a subsidiary of Federated. The General Partner has retained only those rights, duties and powers to manage the affairs of the Trust that may not be delegated under the provisions of the Delaware Revised Uniform Limited Partnership Act (DRULPA), and that have not been otherwise delegated by the General Partner to the Board pursuant to the Amended and Restated Agreement of Limited Partnership
(Partnership Agreement). The General Partner will be responsible, among other things, for: (1) executing and filing with the Office of the Secretary of State of the State of Delaware, the Certificate of Limited Partnership and any amendments thereto or restatements thereof required to be filed pursuant to the DRULPA; (2) executing and filing any other certificates required to be filed on behalf of the Trust with the Office of the Secretary of State of the State of Delaware; (3) executing any amendments to or restatements of the Partnership Agreement, in accordance with the terms of the Partnership Agreement; and (4) performing any other actions that the DRULPA requires be performed by a general partner of a limited partnership (and that may not be performed by a delegate of a general partner).


The Board of Directors

The Board of Directors has overall responsibility for monitoring and overseeing the Trust's investment program and its management and operation, and has approved the Trust's investment program. The Trust's General Partner, to the fullest extent permitted by the DRULPA and applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Trust, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Trust's business. The Board exercises the powers, authority and responsibilities on behalf of the Trust that are substantially similar to the powers, authority and responsibilities that are customarily exercised by the "board of directors" of an investment company registered under the 1940 Act that is organized as a corporation, and the Board has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Trust's business. The General Partner has retained only those rights, duties and powers to manage and oversee the affairs of the Trust that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board under the Partnership Agreement. The General Partner will remain as the general partner of the Trust and will continue to be liable as a general partner. The Directors, in their capacities as such, are not general partners of the Trust. Directors will not contribute to the capital of the Trust in their capacity as Directors, but may purchase shares of beneficial interest of the Fund as investors, subject to the eligibility requirements described in this Part B.


Directors may be removed in accordance with the Partnership Agreement, with or without cause, by a written instrument signed by at least two-thirds (2/3) of the number of Directors prior to such removal, or at any special meeting of investors, by a vote of at least two-thirds (2/3) of the total number of votes eligible to be cast by all investors.





Management Information, Compensation

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Fund. Where required, the tables separately list Board members who are "interested persons" of the Fund (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA. As of December 31, 2004, the Trust comprised two portfolios, and the Federated Fund Complex consisted of 44 investment companies (comprising 133 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex and serves for an indefinite term.

As of March 15, 2005, the Fund's Board and Officers as a group owned less than 1% of the Fund's outstanding Shares.


INTERESTED DIRECTORS BACKGROUND AND COMPENSATION



        Name
     Birth Date
      Address                                             Aggregate         Total
Positions Held with   Principal Occupation(s) for Past   Compensation   Compensation
       Trust           Five Years, Other Directorships    From Fund    From Trust and
 Date Service Began     Held and Previous Position(s)       (past      Federated Fund
                                                         fiscal year)      Complex
                                                                       (past calendar
                                                                            year)
                      Principal Occupations: Chairman         $0             $0
John F. Donahue*      and Director or Trustee of the
Birth Date: July      Federated Fund Complex; Chairman
28, 1924              and Director, Federated
CHAIRMAN AND          Investors, Inc.
DIRECTOR
Began serving:        Previous Positions: Trustee,
November 2000         Federated Investment Management
                      Company and Chairman and
                      Director, Federated Investment
                      Counseling.

                      Principal Occupations: Principal        $0             $0
J. Christopher        Executive Officer and President
Donahue*              of the Federated Fund Complex;
Birth Date: April     Director or Trustee of some of
11, 1949              the Funds in the Federated Fund
PRESIDENT AND         Complex; President, Chief
DIRECTOR              Executive Officer and Director,
Began serving:        Federated Investors, Inc.;
November 2000         Chairman and Trustee, Federated
                      Investment Management Company;
                      Trustee, Federated Investment
                      Counseling; Chairman and
                      Director, Federated Global
                      Investment Management Corp.;
                      Chairman, Federated Equity
                      Management Company of
                      Pennsylvania, Passport Research,
                      Ltd. and Passport Research II,
                      Ltd.; Trustee, Federated
                      Shareholder Services Company;
                      Director, Federated Services
                      Company.

                      Previous Positions: President,
                      Federated Investment Counseling;
                      President and Chief Executive
                      Officer, Federated Investment
                      Management Company, Federated
                      Global Investment Management
                      Corp. and Passport Research, Ltd.

                      Principal Occupations: Director      $158.77        $148,500
Lawrence D. Ellis,    or Trustee of the Federated Fund
M.D.*                 Complex; Professor of Medicine,
Birth Date: October   University of Pittsburgh;
11, 1932              Medical Director, University of
3471 Fifth Avenue     Pittsburgh Medical Center
Suite 1111            Downtown; Hematologist,
Pittsburgh, PA        Oncologist and Internist,
DIRECTOR              University of Pittsburgh Medical
Began serving:        Center.
November 2001
                      Other Directorships Held:
                      Member, National Board of
                      Trustees, Leukemia Society of
                      America.

                      Previous Positions: Trustee,
                      University of Pittsburgh;
                      Director, University of
                      Pittsburgh Medical Center.

* Family relationships and reasons for "interested" status: John F. Donahue is the father of J. Christopher Donahue; both are "interested" due to the positions they hold with Federated and its subsidiaries. Lawrence D. Ellis, M.D. is "interested" because his son-in-law is employed by the Fund's principal underwriter, Federated Securities Corp.

------------------------------------------------------------------------------------------



INDEPENDENT DIRECTORS BACKGROUND AND COMPENSATION


        Name
     Birth Date
      Address
Positions Held with                                       Aggregate         Total
       Trust          Principal Occupation(s) for Past   Compensation   Compensation
 Date Service Began    Five Years, Other Directorships    From Fund    From Trust and
                        Held and Previous Position(s)       (past      Federated Fund
                                                         fiscal year)      Complex
                                                                       (past calendar
                                                                            year)
                      Principal Occupation: Director       $174.65        $163,350
Thomas G. Bigley      or Trustee of the Federated Fund
Birth Date:           Complex.
February 3, 1934
15 Old Timber Trail   Other Directorships Held:
Pittsburgh, PA        Director, Member of Executive
DIRECTOR              Committee, Children's Hospital
Began serving:        of Pittsburgh; Director,
November 2001         University of Pittsburgh.

                      Previous Position: Senior
                      Partner, Ernst & Young LLP.

                      Principal Occupations: Director      $174.65        $163,350
John T. Conroy, Jr.   or Trustee of the Federated Fund
Birth Date: June      Complex; Chairman of the Board,
23, 1937              Investment Properties
Investment            Corporation; Partner or Trustee
Properties            in private real estate ventures
Corporation           in Southwest Florida.
3838 North Tamiami
Trail                 Previous Positions: President,
Suite 402             Investment Properties
Naples, FL            Corporation; Senior Vice
DIRECTOR              President, John R. Wood and
Began serving:        Associates, Inc., Realtors;
November 2001         President, Naples Property
                      Management, Inc. and Northgate
                      Village Development Corporation.

                      Principal Occupation: Director       $174.65        $163,350
Nicholas P.           or Trustee of the Federated Fund
Constantakis          Complex.
Birth Date:
September 3, 1939     Other Directorships Held:
175 Woodshire Drive   Director and Member of the Audit
Pittsburgh, PA        Committee, Michael Baker
DIRECTOR              Corporation (engineering and
Began serving:        energy services worldwide).
November 2001
                      Previous Position: Partner,
                      Anderson Worldwide SC.

                      Principal Occupation: Director       $158.77        $148,500
John F. Cunningham    or Trustee of the Federated Fund
Birth Date: March     Complex.
5, 1943
353 El Brillo Way     Other Directorships Held:
Palm Beach, FL        Chairman, President and Chief
DIRECTOR              Executive Officer, Cunningham &
Began serving:        Co., Inc. (strategic business
November 2001         consulting); Trustee Associate,
                      Boston College.

                      Previous Positions: Director,
                      Redgate Communications and EMC
                      Corporation (computer storage
                      systems); Chairman of the Board
                      and Chief Executive Officer,
                      Computer Consoles, Inc.;
                      President and Chief Operating
                      Officer, Wang Laboratories;
                      Director, First National Bank of
                      Boston; Director, Apollo
                      Computer, Inc.

                      Principal Occupation: Director       $158.77        $148,500
Peter E. Madden       or Trustee of the Federated Fund
Birth Date: March     Complex.
16, 1942
One Royal Palm Way    Other Directorships Held: Board
100 Royal Palm Way    of Overseers, Babson College.
Palm Beach, FL
DIRECTOR              Previous Positions:
Began serving:        Representative, Commonwealth of
November 2001         Massachusetts General Court;
                      President, State Street Bank and
                      Trust Company and State Street
                      Corporation (retired); Director,
                      VISA USA and VISA International;
                      Chairman and Director,
                      Massachusetts Bankers
                      Association; Director,
                      Depository Trust Corporation;
                      Director, The Boston Stock
                      Exchange.

                      Principal Occupations: Director      $174.65        $163,350
Charles F.            or Trustee of the Federated Fund
Mansfield, Jr.        Complex; Management Consultant;
Birth Date: April     Executive Vice President, DVC
10, 1945              Group, Inc. (marketing,
80 South Road         communications and technology)
Westhampton Beach,    (prior to 9/1/00).
NY
DIRECTOR              Previous Positions: Chief
Began serving:        Executive Officer, PBTC
November 2001         International Bank; Partner,
                      Arthur Young & Company (now
                      Ernst & Young LLP); Chief
                      Financial Officer of Retail
                      Banking Sector, Chase Manhattan
                      Bank; Senior Vice President,
                      HSBC Bank USA (formerly, Marine
                      Midland Bank); Vice President,
                      Citibank; Assistant Professor of
                      Banking and Finance, Frank G.
                      Zarb School of Business, Hofstra
                      University.

                      Principal Occupations: Director      $190.51        $178,200
John E. Murray,       or Trustee of the Federated Fund
Jr., J.D., S.J.D.     Complex; Chancellor and Law
Birth Date:           Professor, Duquesne University;
December 20, 1932     Partner, Murray, Hogue & Lannis.
Chancellor,
Duquesne University   Other Directorships Held:
Pittsburgh, PA        Director, Michael Baker Corp.
DIRECTOR              (engineering, construction,
Began serving:        operations and technical
November 2001         services).

                      Previous Positions: President,
                      Duquesne University; Dean and
                      Professor of Law, University of
                      Pittsburgh School of Law; Dean
                      and Professor of Law, Villanova
                      University School of Law.

                      Principal Occupations:  Director     $158.77        $148,500
Marjorie P. Smuts     or Trustee of the Federated Fund
Birth Date: June      Complex; Public
21, 1935              Relations/Marketing
4905 Bayard Street    Consultant/Conference
Pittsburgh, PA        Coordinator.
DIRECTOR
Began serving:        Previous Positions: National
November 2001         Spokesperson, Aluminum Company
                      of America; television producer;
                      President, Marj Palmer Assoc.;
                      Owner, Scandia Bord.

                      Principal Occupations:  Director     $158.77        $148,500
John S. Walsh         or Trustee of the Federated Fund
Birth Date:           Complex; President and Director,
November 28, 1957     Heat Wagon, Inc. (manufacturer
2604 William Drive    of construction temporary
Valparaiso, IN        heaters); President and
DIRECTOR              Director, Manufacturers
Began serving:        Products, Inc. (distributor of
November 2001         portable construction heaters);
                      President, Portable Heater
                      Parts, a division of
                      Manufacturers Products, Inc.

                      Previous Position: Vice
                      President, Walsh & Kelly, Inc.



------------------------------------------------------------------------------------------


OFFICERS**

Name
Birth Date
Address
Positions Held with Trust
-----------------------------    Principal Occupation(s) and Previous Position(s)
Date Service Began
                                 Principal Occupations: Executive Vice President
John W. McGonigle                and Secretary of the Federated Fund Complex;
Birth Date: October 26, 1938     Executive Vice President, Secretary and Director,
EXECUTIVE VICE PRESIDENT AND     Federated Investors, Inc.
SECRETARY
Began serving: November 2000     Previous Positions: Trustee, Federated Investment
                                 Management Company and Federated Investment
                                 Counseling; Director, Federated Global Investment
                                 Management Corp., Federated Services Company and
                                 Federated Securities Corp.

                                 Principal Occupations: Principal Financial
Richard J. Thomas                Officer and Treasurer of the Federated Fund
Birth Date: June 17, 1954        Complex; Senior Vice President, Federated
TREASURER                        Administrative Services.
Began serving: November 2000
                                 Previous Positions: Vice President, Federated
                                 Administrative Services; held various management
                                 positions within Funds Financial Services
                                 Division of Federated Investors, Inc.

                                 Principal Occupations: Vice Chairman or Vice
Richard B. Fisher                President of some of the Funds in the Federated
Birth Date: May 17, 1923         Fund Complex; Vice Chairman, Federated Investors,
VICE CHAIRMAN                    Inc.; Chairman, Federated Securities Corp.
Began serving: August 2002
                                 Previous Positions: President and Director or
                                 Trustee of some of the Funds in the Federated
                                 Fund Complex; Executive Vice President, Federated
                                 Investors, Inc. and Director and Chief Executive
                                 Officer, Federated Securities Corp.

                                 Principal Occupations: Chief Investment Officer
Stephen F. Auth                  of this Fund and various other Funds in the
Birth Date: September 3, 1956    Federated Fund Complex; Executive Vice President,
CHIEF INVESTMENT OFFICER         Federated Investment Counseling, Federated Global
Began serving: May 2004          Investment Management Corp., Federated Equity
                                 Management Company of Pennsylvania and Passport
                                 Research II, Ltd.

                                 Previous Positions: Executive Vice President,
                                 Federated Investment Management Company, and
                                 Passport Research, Ltd.; Senior Vice President,
                                 Global Portfolio Management Services Division;
                                 Senior Vice President, Federated Investment
                                 Management Company and Passport Research, Ltd.;
                                 Senior Managing Director and Portfolio Manager,
                                 Prudential Investments.

---------------------------------------------------------------------------------------
                                 Todd A. Abraham is Vice President of the Trust.
Todd A. Abraham                  Mr. Abraham has been a Portfolio Manager since
Birth Date: February 10, 1966    1995 and a Vice President of the Fund's Adviser
VICE PRESIDENT                   since 1997. Mr. Abraham joined Federated in 1993
Began serving: May 2004          as an Investment Analyst and served as Assistant
                                 Vice President from 1995 to 1997. Mr. Abraham
                                 served as a Portfolio Analyst at Ryland Mortgage
                                 Co. from 1992-1993. Mr. Abraham is a Chartered
                                 Financial Analyst and received his M.B.A. in
                                 Finance from Loyola College.

                                 David P. Gilmore has been the Fund's Portfolio
David P. Gilmore                 Manager since inception. He is Vice President of
Birth Date: November 11, 1970    the Trust. Mr. Gilmore joined Federated in August
VICE PRESIDENT                   1997 as an Investment Analyst. He was promoted to
Began serving: May 2004          Senior Investment Analyst in July 1999 and became
                                 a Vice President of the Fund's Adviser in July
                                 2001. Mr. Gilmore was a Senior Associate with
                                 Coopers & Lybrand from January 1992 to May 1995.
                                 Mr. Gilmore is a Chartered Financial Analyst and
                                 attended the University of Virginia, where he
                                 earned his M.B.A., from September 1995 to May
                                 1997. Mr. Gilmore has a B.S. from Liberty
                                 University.



                                 Robert M. Kowit is Vice President of the Trust.
Robert M. Kowit                  Mr. Kowit joined Federated in 1995 as a Senior
Birth Date: June 27, 1945        Portfolio Manager and a Vice President of the
VICE PRESIDENT                   Fund's Adviser. Mr. Kowit served as a Managing
Began serving: February 2001     Partner of Copernicus Global Asset Management
                                 from January 1995 through October 1995. From 1990
                                 to 1994, he served as Senior Vice
                                 President/Portfolio Manager of International
                                 Fixed Income and Foreign Exchange for John
                                 Hancock Advisers. Mr. Kowit received his M.B.A.
                                 from Iona College with a concentration in finance.


**    Officers do not receive any compensation from the Fund.
------------------------------------------------------------------------------------------



COMMITTEES OF THE BOARD
                                                                           Meetings
Board     Committee                                                        Held
Committee Members             Committee Functions                          During
                                                                           Last
                                                                           Fiscal
                                                                           Year

Executive                     In between meetings of the full Board,         Seven
          John F. Donahue     the Executive Committee generally may
          John E. Murray,     exercise all the powers of the full Board
          Jr., J.D., S.J.D.   in the management and direction of the
                              business and conduct of the affairs of
                              the Trust in such manner as the Executive
                              Committee shall deem to be in the best
                              interests of the Trust.  However, the
                              Executive Committee cannot elect or
                              remove Board members, increase or
                              decrease the number of Directors, elect
                              or remove any Officer, declare dividends,
                              issue shares or recommend to shareholders
                              any action requiring shareholder approval.

Audit                         The purposes of the Audit Committee are        Seven
          Thomas G. Bigley    to oversee the accounting and financial
          John T. Conroy,     reporting process of the Fund, the Fund`s
          Jr.                 internal control over financial
          Nicholas P.         reporting, and the quality, integrity and
          Constantakis        independent audit of the Fund`s financial
          Charles F.          statements.  The Committee also oversees
          Mansfield, Jr.      or assists the Board with the oversight
                              of compliance with legal requirements
                              relating to those matters, approves the
                              engagement and reviews the
                              qualifications, independence and
                              performance of the Fund`s independent
                              registered public accounting firm, acts
                              as a liaison between the independent
                              registered public accounting firm and the
                              Board and reviews the Fund`s internal
                              audit function.

Nominating                                                                    One
          Thomas G. Bigley    The Nominating Committee, whose members
          John T. Conroy,     consist of all Independent Directors,
          Jr.                 selects and nominates persons for
          Nicholas P.         election to the Fund`s Board when
          Constantakis        vacancies occur. The Committee will
          John F.             consider candidates recommended by
          Cunningham          shareholders, Independent Directors,
          Peter E. Madden     officers or employees of any of the
          Charles F.          Fund`s agents or service providers and
          Mansfield, Jr.      counsel to the Fund. Any shareholder who
          John E. Murray,     desires to have an individual considered
          Jr.                 for nomination by the Committee must
          Marjorie P. Smuts   submit a recommendation in writing to the
          John S. Walsh       Secretary of the Fund, at the Fund's
                              address appearing on the back cover of
                              this Statement of Additional Information.
                              The recommendation should include the
                              name and address of both the shareholder
                              and the candidate and detailed
                              information concerning the candidate's
                              qualifications and experience. In
                              identifying and evaluating candidates for
                              consideration, the Committee shall
                              consider such factors as it deems
                              appropriate.  Those factors will
                              ordinarily include:  integrity,
                              intelligence, collegiality, judgment,
                              diversity, skill, business and other
                              experience, qualification as an
                              "Independent Director," the existence of
                              material relationships which may create
                              the appearance of a lack of independence,
                              financial or accounting knowledge and
                              experience, and dedication and
                              willingness to devote the time and
                              attention necessary to fulfill Board
                              responsibilities.

----------------------------------------------------------------------------


BOARD OWNERSHIP OF SHARES IN THE FUND AND IN THE FEDERATED FAMILY OF INVESTMENT COMPANIES AS OF DECEMBER 31, 2004



                                                                            Aggregate
                                                                      Dollar Range of
                                                Dollar Range of       Shares Owned in
Interested                                         Shares Owned             Federated
Board Member Name                                       in Fund             Family of
                                                                           Investment
                                                                            Companies
John F. Donahue                                            None         Over $100,000
J. Christopher Donahue                                     None         Over $100,000
Lawrence D. Ellis, M.D.                                    None         Over $100,000

Independent
Board Member Name

Thomas G. Bigley                                           None         Over $100,000
John T. Conroy, Jr.                                        None         Over $100,000
Nicholas P. Constantakis                                   None         Over $100,000
John F. Cunningham                                         None         Over $100,000
Peter E. Madden                                            None         Over $100,000
Charles F. Mansfield, Jr.                                  None         $50,001 - $100,000
John E. Murray, Jr., J.D., S.J.D.                          None         Over $100,000
Marjorie P. Smuts                                          None         Over $100,000
John S. Walsh                                              None         Over $100,000
------------------------------------------------------------------------------------------


Investment Advisory and Other Services

INVESTMENT ADVISER

The Adviser conducts investment research and makes investment decisions for the Fund.

The Adviser is a wholly owned subsidiary of Federated.

The Adviser shall not be liable to the Trust or any Fund shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

As required by the 1940 Act, the Fund's Board has reviewed the Fund's investment advisory contract. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the contract, the Board considers many factors, among the most material of which are: the Fund's investment objectives and long term performance; the Adviser's management philosophy, personnel and processes; the preferences and expectations of Fund shareholders and their relative sophistication; the continuing state of competition in the mutual fund industry; comparable fees in the mutual fund industry; the range and quality of services provided to the Fund and its shareholders by the Federated organization in addition to investment advisory services; and the Fund's relationship to the Federated funds.

In assessing the Adviser's performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Fund's operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Fund on the strength of the Adviser's industry standing and reputation and in the expectation that the Adviser will have a continuing role in providing advisory services to the Fund.

The Board also considers the compensation and benefits received by the Adviser. This includes fees received for services provided to the Fund by other entities in the Federated organization and research services received by the Adviser from brokers that execute fund trades, as well as advisory fees. In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Adviser's compensation: the nature and quality of the services provided by the Adviser, including the performance of the Fund; the Adviser's cost of providing the services; the extent to which the Adviser may realize "economies of scale" as the Fund grows larger; any indirect benefits that may accrue to the Adviser and its affiliates as a result of the Adviser's relationship with the Fund; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about all facts bearing on the Adviser's service and fee. The Fund's Board is aware of these factors and takes them into account in its review of the Fund's advisory contract.

The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Fund and working with Federated on matters relating to the Federated funds, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Fund and the Federated organization. Federated provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board's formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises. Thus, the Board's evaluation of an advisory contract is informed by reports covering such matters as: the Adviser's investment philosophy, personnel, and processes; the Fund's short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or "peer group" funds), and comments on the reasons for performance; the Fund's expenses (including the advisory fee itself and the overall expense structure of the Fund, both in absolute terms and relative to similar and/or competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Fund's portfolio securities; the nature and extent of the advisory and other services provided to the Fund by the Adviser and its affiliates; compliance and audit reports concerning the Federated funds and the Federated companies that service them; and relevant developments in the mutual fund industry and how the Federated funds and/or Federated are responding to them.

The Board also receives financial information about Federated, including reports on the compensation and benefits Federated derives from its relationships with the Federated funds. These reports cover not only the fees under the advisory contracts, but also fees received by Federated's subsidiaries for providing other services to the Federated funds under separate contracts (e.g., for serving as the Federated funds' administrator). The reports also discuss any indirect benefit Federated may derive from its receipt of research services from brokers who execute Federated fund trades.

The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every Federated fund, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each Federated fund, the Board does not approach consideration of every Federated fund's advisory contract as if that were the only Federated fund.

The Adviser will provide investment advisory services at no fee.




Portfolio Manager Information

The following information about the Fund's Portfolio Managers is provided as of the end of the Fund's most recently completed fiscal year.

                                   Total Number of
Other Accounts Managed by               Other
David Gilmore                     Accounts Managed/
                                    Total Assets*
Registered Investment                 3 funds /
Companies                         $3,807.09 million
                                 --------------------
                                 --------------------
Other Pooled Investment                   0
Vehicles
                                 --------------------
                                 --------------------
Other Accounts                    1 account/ $39.21
                                       million
                                 --------------------

*None of the Accounts has an advisory fee that is based on the performance of the account.
------------------------------------------------------------------------------

Dollar value range of shares owned in the Fund: none.

David Gilmore is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager's experience and performance. The annual incentive amount is determined based on multiple performance criteria using a Balanced Scorecard methodology, and may be paid entirely in cash, or in a combination of cash and restricted stock of Federated. There are four weighted performance categories in the Balanced Scorecard. Investment Product Performance is the predominant factor. Of lesser importance are:
Leadership/Teamwork/Communication, Customer Satisfaction and Financial Success. The total Balanced Scorecard "score" is applied against an annual incentive opportunity that is competitive in the market for this portfolio manager role to determine the annual incentive payment.

Investment Product Performance is measured on a rolling 1, 3 and 5 calendar year pre-tax total return basis vs. the Fund's benchmark (i.e. S&P 500 Index), and on a rolling 3 and 5 calendar year pre-tax total return basis vs. the Fund's designated peer group of comparable funds (e.g., funds in the same category as established by Lipper). These performance periods are adjusted if the portfolio manager has been managing the fund for less than five years; funds with less than one year of performance history are excluded. As noted above, David Gilmore is also the portfolio manager for other accounts in addition to the Fund. Such other accounts may have different benchmarks. Investment performance is calculated with an equal weighting of each account managed by the portfolio manager. The Investment Product Performance score can be reduced based on management's assessment of the Fund's comparative risk profile.

Leadership/Teamwork/Communication is assessed by the Chief Investment Officer in charge of the portfolio manager's group, with input from the portfolio manager's co-workers.

Customer Satisfaction is assessed through two components: Sales and Marketing Support and Net Sales. Federated's senior management assesses the quality, amount and effectiveness of sales and marketing support, with input from sales management. Net sales are assumed to indirectly reflect customer satisfaction, so net fund flows may be assessed relative to industry trends for the fund category.

Financial success is assessed to tie the portfolio manager's bonus, in part, to Federated's overall financial health. Half of the financial success category is measured based on growth of the portfolio manager's funds (assets under management and revenues), and supporting the appropriate number of funds to improve efficiency and enhance strong fund performance. Half of the financial success category is based on the growth in assets under management and revenues attributable to the portfolio manager's department, to encourage teamwork. The financial success score is lowered if Federated's overall financial targets are not achieved.

In addition, David Gilmore was awarded a grant of restricted Federated stock. Awards of restricted stock are discretionary and are made in variable amounts based on the subjective judgment of Federated's senior management.

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager's management of a fund's investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or "soft dollars"). The Adviser has structured the portfolio managers' compensation in a manner, and the Fund has adopted policies and procedures, reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.

Linda Duessel is the named back-up portfolio manager for the Fund and is not responsible for the day-to-day management of the Fund.


Services Agreement

Federated Advisory Services Company, an affiliate of the Adviser, provides research, quantitative analysis, equity trading and transaction settlement and certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Fund.


CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING

As required by SEC rules, the Fund, its Adviser, and its placement agent have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Fund Directors, and certain other employees. Although they do permit these people to trade in securities, including those that the Fund could buy, as well as Shares of the Fund, they also contain significant safeguards designed to protect the Fund and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.




VOTING PROXIES ON FUND PORTFOLIO SECURITIES

The Board has delegated to the Adviser authority to vote proxies on the securities held in the Fund's portfolio. The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.


Proxy Voting Policies

The Adviser's general policy is to cast proxy votes in favor of proposals that the Adviser anticipates will enhance the long-term value of the securities being voted. Generally, this will mean voting for proposals that the Adviser believes will: improve the management of a company; increase the rights or preferences of the voted securities; and/or increase the chance that a premium offer would be made for the company or for the voted securities.

The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

On matters of corporate governance, generally the Adviser will vote for proposals to: require independent tabulation of proxies and/or confidential voting by shareholders; reorganize in another jurisdiction (unless it would reduce the rights or preferences of the securities being voted); and repeal a shareholder rights plan (also known as a "poison pill"). The Adviser will generally vote against the adoption of such a plan (unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company).

On matters of capital structure, generally the Adviser will vote: against proposals to authorize or issue shares that are senior in priority or voting rights to the securities being voted; for proposals to grant preemptive rights to the securities being voted; and against proposals to eliminate such preemptive rights.

On matters relating to management compensation, generally the Adviser will vote: for stock incentive plans that align the recipients' interests with the interests of shareholders without creating undue dilution; and against proposals that would permit the amendment or replacement of outstanding stock incentives with new stock incentives having more favorable terms.

On matters relating to corporate transactions, the Adviser will vote proxies relating to proposed mergers, capital reorganizations, and similar transactions in accordance with the general policy, based upon its analysis of the proposed transaction. The Adviser will vote proxies in contested elections of directors in accordance with the general policy, based upon its analysis of the opposing slates and their respective proposed business strategies. Some transactions may also involve proposed changes to the company's corporate governance, capital structure or management compensation. The Adviser will vote on such changes based on its evaluation of the proposed transaction or contested election. In these circumstances, the Adviser may vote in a manner contrary to the general practice for similar proposals made outside the context of such a proposed transaction or change in the board. For example, if the Adviser decides to vote against a proposed transaction, it may vote for anti-takeover measures reasonably designed to prevent the transaction, even though the Adviser typically votes against such measures in other contexts.

The Adviser generally votes against proposals submitted by shareholders without the favorable recommendation of a company's board. The Adviser believes that a company's board should manage its business and policies, and that shareholders who seek specific changes should strive to convince the board of their merits or seek direct representation on the board.

In addition, the Adviser will not vote if it determines that the consequences or costs outweigh the potential benefit of voting. For example, if a foreign market requires shareholders casting proxies to retain the voted shares until the meeting date (thereby rendering the shares "illiquid" for some period of time), the Adviser will not vote proxies for such shares.


Proxy Voting Procedures

The Adviser has established a Proxy Voting Committee (Proxy Committee), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies. The Adviser has hired Investor Responsibility Research Center (IRRC) to obtain, vote, and record proxies in accordance with the Proxy Committee's directions. The Proxy Committee directs IRRC by means of Proxy Voting Guidelines, and IRRC may vote any proxy as directed in the Proxy Voting Guidelines without further direction from the Proxy Committee (and may make any determinations required to implement the Proxy Voting Guidelines). However, if the Proxy Voting Guidelines require case-by-case direction for a proposal, IRRC will provide the Proxy Committee with all information that it has obtained regarding the proposal and the Proxy Committee will provide specific direction to IRRC. The Adviser's proxy voting procedures generally permit the Proxy Committee to amend the Proxy Voting Guidelines, or override the directions provided in such Guidelines, whenever necessary to comply with the proxy voting policies.


Conflicts of Interest

The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Fund (and its shareholders) and those of the Adviser or placement agent. This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote. A company that is a proponent, opponent, or the subject of a proxy vote, and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to as an "Interested Company."

The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser have influenced proxy votes. Any employee of the Adviser who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the Adviser will vote. Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy Committee and provide a written summary of the communication. Under no circumstances will the Proxy Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy Committee has directed such proxies to be voted. If the Proxy Voting Guidelines already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions. If the Proxy Voting Guidelines require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested Company. If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose to the Fund's Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did.

If the Fund holds shares of another investment company for which the Adviser (or an affiliate) acts as an investment adviser, the Proxy Committee will vote the Fund's proxies in the same proportion as the votes cast by shareholders who are not clients of the Adviser at any shareholders' meeting called by such investment company, unless otherwise directed by the Board.



Proxy Voting Report

A report on "Form N-PX" of how the Fund voted any proxies during the most recent 12-month period ended June 30 is available from the EDGAR database on the SEC's website http://www.sec.gov.


Portfolio Holdings Information

The Fund's Annual and Semi-Annual reports, which contain complete listings of the Fund's portfolio holdings as of the end of the Fund's second and fourth fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. The summary portfolio composition information may include identification of the Fund's top ten holdings, recent purchase and sale transactions and a percentage breakdown of the portfolio by sector.

The disclosure policy of the Fund and the Adviser prohibits the disclosure of portfolio holdings information to any investor or intermediary before the same information is made available to other investors. Employees of the Adviser or its affiliates who have access to nonpublic information concerning the Fund's portfolio holdings are prohibited from trading securities on the basis of this information. Such persons must report all personal securities trades and obtain pre-clearance for all personal securities trades other than mutual fund shares.

Firms that provide administrative, custody, financial, accounting, legal or other services to the Fund may receive nonpublic information about Fund portfolio holdings for purposes relating to their services. The Fund may also provide portfolio holdings information to publications that rate, rank or otherwise categorize investment companies and to commodities exchange clearing corporations in connection with qualifying the Fund's Shares for use as margin collateral. Traders or portfolio managers may provide "interest" lists to facilitate portfolio trading if the list reflects only that subset of the portfolio for which the trader or portfolio manager is seeking market interest. A list of service providers, publications and other third parties who may receive nonpublic portfolio holdings information appears in the Appendix to this SAI.

The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental or regulatory personnel) requires the prior approval of the President of the Adviser and of the Chief Compliance Officer of the Fund. The President of the Adviser and the Chief Compliance Officer will approve the furnishing of nonpublic portfolio holdings information to a third party only if they consider the furnishing of such information to be in the best interests of the Fund and its shareholders. In that regard, and to address possible conflicts between the interests of Fund shareholders and those of the Adviser and its affiliates, the following procedures apply. No consideration may be received by the Fund, the Adviser, any affiliate of the Adviser or any of their employees in connection with the disclosure of portfolio holdings information. Before information is furnished, the third party must sign a written agreement that it will safeguard the confidentiality of the information, will use it only for the purposes for which it is furnished and will not use it in connection with the trading of any security. Persons approved to receive nonpublic portfolio holdings information will receive it as often as necessary for the purpose for which it is provided. Such information may be furnished as frequently as daily and often with no time lag between the date of the information and the date it is furnished. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purposes for which it is furnished.




Placement Agent

The Fund's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.


Administrator

Federated Administrative Services, Inc. (FASI), a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Fund. FASI provides these services at the following annual rate of the average daily net assets of all Federated funds as specified below:

             Maximum
                                   Average Aggregate Daily Net Assets of
       Administrative Fee                   the Federated Funds
           0.150 of 1%                   on the first $250 million
           0.125 of 1%                   on the next $250 million
           0.100 of 1%                   on the next $250 million
           0.075 of 1%              on assets in excess of $750 million

FASI may voluntarily waive all or a portion of the administrative fee paid by the Fund. FASI may terminate this voluntary waiver at any time.

FASI also provides certain accounting and recordkeeping services with respect to
the  Fund's  portfolio   investments  for  a  fee  based  on  Fund  assets  plus
out-of-pocket expenses.

Custodian

State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Fund. Foreign instruments purchased by the Fund are held by foreign banks participating in a network coordinated by State Street Bank.



Independent Registered Public Accounting Firm

The independent registered public accounting firm for the Fund, Ernst & Young LLP, conducts its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require it to plan and perform its audits to provide reasonable assurance about whether the Fund's financial statements and financial highlights are free of material misstatement.




Transfer Agent and Dividend Disbursing Agent

FASI maintains all necessary shareholder records. The Fund pays the transfer agent a fee based on the size, type and number of accounts and transactions made by shareholders.

Brokerage Allocation and Other Practices



BROKERAGE TRANSACTIONS

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser may select brokers and dealers based on whether they also offer research services (as described below). The Adviser may also direct certain portfolio trades to a broker that, in turn, pays a portion of the Fund's operating expenses. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Fund's Board.

Investment decisions for the Fund are made independently from those of other accounts managed by the Adviser. Except as noted below, when the Fund and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Fund and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Fund, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Fund. Investments for Federated Kaufmann Fund and other accounts managed by that fund's portfolio managers in initial public offerings ("IPO") are made independently from any other accounts, and much of their non-IPO trading may also be conducted independently from other accounts.


Research Services

Research services may include advice as to the advisability of investing in securities; security analysis and reports; economic studies; industry studies; receipt of quotations for portfolio evaluations; and similar services. Research services may be used by the Adviser or by affiliates of Federated in advising other accounts. To the extent that receipt of these services may replace services for which the Adviser or its affiliates might otherwise have paid, it would tend to reduce their expenses. The Adviser and its affiliates exercise reasonable business judgment in selecting those brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.



For the fiscal year ended, November 30, 2004, the Fund's Adviser directed brokerage transactions to certain brokers due to research services they provided. The total amount of these transactions was $95,947,289 for which the Fund paid $136,977 in brokerage commissions.



Capital Stock and Other Securities



Limited Partnership Interests

Holders of the Fund's Shares of beneficial interest will have equal rights to participate in distributions made by the Fund, equal rights to the Fund's assets upon dissolution and equal voting rights. The Fund does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at net asset value (NAV) with no charge.

ADDITIONAL INFORMATION REGARDING THE PARTNERSHIP AGREEMENT

Amendment of the Partnership Agreement

The Partnership Agreement may generally be amended, in whole or in part, with the approval of the Board and without the approval of the investors, unless the approval of investors is required by the 1940 Act or the amendment adversely affects the interests of investors.


Term, Dissolution and Liquidation

The Trust and each series of the Trust shall continue for a period of 50 years from November 13, 2000 unless dissolved upon the affirmative vote to dissolve the Trust or the applicable series of: (1) the Board; or (2) investors holding at least a majority of the total number of votes entitled to be cast thereon. In addition, the Partnership Agreement provides that the Trust will be dissolved:
(1) upon the withdrawal of the General Partner, unless an additional general partner has been appointed (in accordance with the provisions of the Partnership Agreement); (2) if there are no investors of the Trust; or (3) upon the occurrence of a dissolution event, as described in the Partnership Agreement. The Trust will also be dissolved as required by operation of law. A series will be dissolved: (1) when there are no investors of the series; (2) upon the occurrence of a dissolution event as described in the Partnership Agreement; or
(3) upon an event that causes the Trust to dissolve.

Upon the occurrence of any event of dissolution, the Directors, acting as liquidating trustees, are charged with winding up the affairs of the Trust and liquidating its assets. Upon the liquidation of the Trust (or a particular series), its assets will be distributed: (1) first to satisfy the debts, liabilities and obligations of the Trust (or a particular series), including actual or anticipated liquidation expenses; (2) next to make certain distributions owing to the investors; and (3) finally to the investors proportionately, according to the number of interests held by the several investors of the Trust or the particular series.

Shareholder Information

Beneficial interests in the Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

Offering Price

The Fund's NAV per Share fluctuates and is based on the market value of all securities and other assets of the Fund.

Market values of the Fund's portfolio securities are determined as follows:

o for equity securities, according to the last sale price in the market in which they are primarily traded (either a national securities exchange or the over-the-counter market), if available;

o in the absence of recorded sales for equity securities, according to the mean between the last closing bid and asked prices;

o futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. Options traded in the over-the-counter market are generally valued according to the mean between the last bid and the last asked price for the option as provided by an investment dealer or other financial institution that deals in the option. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value;

o for fixed income securities, according to the mean between bid and asked prices as furnished by an independent pricing service, except that fixed income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; and



o for all other securities at fair value as determined in accordance with procedures established by and under the general supervision of the Board.



Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.


Trading in Foreign Securities

Trading in foreign securities may be completed at times which vary from the closing of the New York Stock Exchange (NYSE). In computing its NAV, the Fund values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Fund's Board, although the actual calculation may be done by others.

Redemption in Kind

Although the Fund intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Fund's portfolio securities.



Because the Fund has elected to be governed by Rule 18f-1 under the 1940 Act, the Fund is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.



Any Share redemption payment greater than this amount will also be in cash unless the Fund's Board determines that payment should be in kind. In such a case, the Fund will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Fund determines its NAV. The portfolio securities will be selected in a manner that the Fund's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.


Taxation of the Fund

The following discussion summarizes certain anticipated material U.S. federal income tax consequences of investing in the Fund. The discussion is based on the Internal Revenue Code of 1986, as amended (the Code), existing and proposed Treasury Regulations thereunder, Internal Revenue Service (IRS) positions, and court decisions in effect as of the date of this Part B. All of these authorities are subject to change by legislative or administrative action, possibly with retroactive effect. This summary does not address all tax considerations that may be relevant to prospective investors or to certain types of investors subject to special treatment under the U.S. federal income tax laws. The discussion does not constitute legal or tax advice. Furthermore, the tax consequences of investing in the Fund may vary depending on the particular investor's status.

ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN TAX ADVISER AS TO THE U.S. FEDERAL, STATE, AND LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE FUND.


CLASSIFICATION OF THE FUND


The Fund is intended to be treated as a partnership for U.S. federal income tax purposes rather than as an association taxable as a corporation. The Fund will not be a "regulated investment company" for federal income tax purposes. The Fund intends to monitor the number of its investors so as not to be treated as a "publicly traded partnership" under certain safe harbors provided in the Treasury Regulations.


TAXATION OF PARTNERSHIP OPERATIONS GENERALLY

As a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each investor in the Fund will be required to report separately on its own federal income tax return its distributive share of items of such Fund's income, gain, losses, deductions and credits. Each investor will be required to report its distributive share of such items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. In general, cash the Fund distributes to an investor will represent a non-taxable return of capital up to the amount of the investor's adjusted tax basis in its Fund Shares.


INVESTMENT IN COMPLEX SECURITIES

The Fund may invest in complex securities. These investments may be subject to numerous special and complicated tax rules. These rules could affect whether gains and losses the Fund recognizes are treated as ordinary income or capital gain, or accelerate the recognition of income to the Fund, or defer the Fund's ability to recognize losses. In turn, these rules may affect the amount, timing, or character of the income, gain, or loss that make up the distributive shares allocable to investors.


CALCULATION OF INVESTOR'S "ADJUSTED BASIS" AND "AT RISK BASIS"

In general, each investor's adjusted basis in its Shares in the Fund will equal its purchase price for the Shares increased by the amount of its share of items of income and gain of the Fund and reduced, but not below zero, by: (a) the amount of its share of Fund deductions and losses; (b) expenditures which are neither properly deductible nor properly chargeable to its capital account; and
(c) the amount of any distributions the investor receives.


CURRENT DISTRIBUTIONS BY THE FUND; REDEMPTIONS

Current Distributions. A current cash distribution by the Fund with respect to Shares an investor holds will result in gain to the distributee investor only to the extent that the amount of cash distributed exceeds the investor's adjusted basis in its Fund Shares owned. A current distribution will reduce the distributee investor's adjusted basis in its Fund Shares, but not below zero. Gain recognized as a result of such distributions will be considered as gain from the sale or exchange of such investor's Shares in the Fund. Loss will not be recognized by an investor as a result of the Fund's current distributions.

Liquidation of an Investor's Entire Interest in the Fund. Generally, a distribution or series of distributions by the Fund to an investor that results in termination of its entire interest in the Fund will result in gain to the distributee investor only to the extent that money, if any, distributed exceeds the investor's adjusted basis in its Fund Shares. When only money and unrealized receivables are distributed, loss will be recognized to the extent that the investor's adjusted basis in its Fund Shares exceeds the amount of cash distributed and the basis to the investor of any unrealized receivables distributed. Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee investor's Fund Shares and generally will be capital gain or loss.


TAX-EXEMPT INVESTORS

The Code imposes a tax on the "unrelated business taxable income" (UBTI) of certain tax-exempt organizations. Income from certain types of investments the Fund makes that is allocated to tax-exempt investors may be treated as UBTI subject to tax. In addition, if and to the extent that the Fund borrows in connection with the acquisition of any property, income from such debt-financed property will be subject to the tax on UBTI. While it is anticipated that the Adviser generally will attempt to make investments in a manner which does not give rise to the tax imposed on UBTI, the Adviser may make investments in assets the income from which gives rise to UBTI or may borrow in connection with the acquisition of property if the Adviser believes that the returns on such investments justify incurring, or the risk of incurring, UBTI. The Fund anticipates that it will distribute annually to each such tax-exempt investor after the end of the Fund's fiscal year the information necessary for that investor to determine the portion of its distributive share of each item of income, gain and deduction that is to be taken into account in the determination of UBTI.


FOREIGN INCOME TAXES

The Fund may pay or accrue foreign income taxes in connection with trading. Such amounts will be deemed to be received by investors and paid to the foreign government. An investor may (subject to certain limitations) elect each taxable year to treat its share of these foreign income taxes as a credit against its U.S. income tax liability or to deduct such amount from its U.S. taxable income. However, an investor's ability to obtain a credit for such taxes depends on the investor's particular circumstances and it is possible that an investor may get little or no foreign tax credit benefit with respect to its share of foreign taxes paid or accrued by the Fund.


NON-U.S. INVESTORS

Non-U.S. investors in the Fund will generally be subject to a 30% withholding tax (unless reduced by an applicable treaty) on their distributive share of U.S. source dividends and other fixed and determinable income that is not effectively connected with the conduct of a U.S. trade or business. Capital gains and certain "portfolio" interest are not subject to U.S. withholding tax. Non-U.S. investors that are individuals may also be subject to U.S. estate taxes as a result of an investment in the Fund.


STATE AND LOCAL TAXATION

An investor's distributive share of the Fund's taxable income or loss generally will have to be taken into account in determining the investor's state and local income tax liability, if any, applicable in the jurisdiction in which such investor resides. In addition, a state or other taxing jurisdiction in which an investor is not a resident, but in which the investor may be deemed to be engaged in business may impose a tax on that investor with respect to its share of Fund income derived from that state or other taxing jurisdiction. The Fund may also be subject to state or local taxes or both on some or all of its net income, depending on the nature and extent of the Fund's activities in the particular state or locality. Any such tax imposed on the Fund will be an expense paid out of the Fund's income and allocated among the investors in accordance with the Partnership Agreement.

Prospective investors should consult their own tax advisers concerning the state and local tax consequences of investing in the Fund.

THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL INCOME TAX PLANNING. PROPSECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE EFFECTS OF THIS INVESTMENT ON THEIR OWN TAX SITUATIONS.


Financial Statements



Investors  of  record  will  receive  Annual  reports   audited  by  the  Fund's
Independent Registered Public Accounting Firm and unaudited Semi-Annual reports.







Investment Ratings




STANDARD AND POOR'S LONG-TERM DEBT RATING DEFINITIONS

AAA--Highest credit quality. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA--Very high credit quality. 'AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events. A--High credit quality. 'A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB--Good credit quality. 'BBB' ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

BB--Speculative. 'BB' ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B--Highly speculative. 'B' ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favourable business and economic environment.

CCC, CC, C--High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favourable business or economic developments. A 'CC' rating indicates that default of some kind appears probable. 'C' ratings signal imminent default.

MOODY'S INVESTORS SERVICE LONG-TERM DEBT RATINGS

Aaa-- Bonds and preferred stock which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa-- Bonds and preferred stock which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

A-- Bonds and preferred stock which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

NR--Indicates that both the bonds and the obligor or credit enhancer are not currently rated by S&P or Moody's with respect to short-term indebtedness. However, management considers them to be of comparable quality to securities rated A-1 or P-1.

NR(1)--The underlying issuer/obligor/guarantor has other outstanding debt rated AAA by S&P or Aaa by Moody's.

NR(2)--The underlying issuer/obligor/guarantor has other outstanding debt rated AA by S&P or Aa by Moody's.

NR(3)--The underlying issuer/obligor/guarantor has other outstanding debt rated A by S&P or Moody's.

MOODY'S INVESTORS SERVICE COMMERCIAL PAPER RATINGS

Prime-1--Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structure with moderate reliance on debt and ample asset protection, broad margins in earning coverage of fixed financial charges and high internal cash generation, and well-established access to a range of financial markets and assured sources of alternate liquidity. Prime-2--Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.


STANDARD AND POOR'S COMMERCIAL PAPER RATINGS

A-1-- A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2-- A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

FITCH RATINGS COMMERCIAL PAPER RATING DEFINITIONS

F-1--Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under their national rating scale, this rating is assigned to the "best" credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the sovereign state. Where the credit risk is particularly strong, a "+" is added to the assigned rating.

F-2-- Indicates a satisfactory capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, the margin of safety is not as great as in the case of the higher ratings.



Addresses





CAPITAL APPRECIATION CORE FUND


Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000


Placement Agent


Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


Investment Adviser


Federated Investment Counseling
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779


Custodian


State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600


Transfer Agent and Dividend Disbursing Agent


Federated Administrative Services, Inc.
P.O. Box 8600
Boston, MA 02266-8600





Independent Registered Public Accounting Firm





Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072









Appendix

The following is a list of persons other than the Adviser and its affiliates that may receive nonpublic portfolio holdings information concerning the Fund:


Custodian
State Street Bank and Trust Company


Securities Lending Agent
State Street Bank and Trust Company


Independent Registered Public Accounting Firm
Ernst & Young LLP


Legal Counsel
Dickstein Shapiro Morin & Oshinsky LLP
Reed Smith LLP


Service Providers
Bloomberg
FactSet
Institutional Shareholder Services, Inc.
Investor Responsibility Research Center
Wilshire Associates, Inc.


Security Pricing Services
FT Interactive Data
Reuters


Ratings Agencies
Standard & Poor's


Performance Reporting/Publications
Fidelity-Strategic Advisors
Lipper, Inc.
Morningstar, Inc.
Morningstar Associates
NASDAQ
Value Line
Wiesenberger/Thomson Financial


Other
Investment Company Institute









Cusip 31409R 201




29354 (3/05)










FEDERATED CORE TRUST II





Prospective Investor ____________________          Copy # _________________







CONFIDENTIAL PRIVATE OFFERING MEMORANDUM



EMERGING MARKETS FIXED INCOME CORE FUND


March 29, 2005











Investment Adviser
FEDERATED INVESTMENT COUNSELING


Placement Agent
FEDERATED SECURITIES CORP.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222



Do Not Copy or Circulate




FEDERATED CORE TRUST II


------------------------------------------------------------------------

------------------------------------------------------------------------




Emerging Markets Fixed Income Core Fund






CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
------------------------------------------------------------------------

March 29, 2005

A Confidential Statement of Additional Information (SAI) with respect to Emerging Markets Fixed Income Core Fund (Fund), a portfolio of Federated Core Trust II (Trust) with the same date has been filed with the Securities and Exchange Commission (SEC), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Fund's placement agent at 1-800-341-7400.

Shares of the Fund are not deposits or obligations of any bank, are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (1933 Act), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Fund are being offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Fund.

No resale of shares may be made unless the shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

This   Confidential   Private  Offering   Memorandum  has  been  prepared  on  a
confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.


                     Emerging Markets Fixed Income Core Fund





                  A Portfolio of Federated Core Trust II, L.P.





                      INFORMATION REQUIRED IN A PROSPECTUS


                                     PART A





                                 March 29, 2005




Items 1, 2, 3 and 8 of Part A are omitted pursuant to Item B 2(b) of the General Instructions to Form N-1A.



Investment Objective, Principal Investment Strategies and Related Risks


INVESTMENT OBJECTIVE


The investment objective of the Fund is to achieve a total return on its assets. The Fund's secondary investment objective is to achieve a high level of income. While there is no assurance that the Fund will achieve its investment objectives, it endeavors to do so by following the investment policies described in this prospectus.

The Fund is non-diversified. Compared to diversified mutual funds, it may invest a higher percentage of its assets among fewer issuers of portfolio securities. This increases the Fund's risk by magnifying the impact (positively or negatively) that any one issuer has on the Fund's Share price and performance.


PRINCIPAL INVESTMENT STRATEGIES

The Fund pursues its investment objective by investing primarily in emerging market fixed income securities. Emerging market fixed income securities are debt securities issued by foreign governments or corporations in emerging market countries.

Investors in emerging market debt securities receive higher yields as compensation for assuming the higher credit risks of the issuers and other market risks of investing in emerging market countries. Historically, returns of emerging market debt securities have had low correlation with the returns of both lower-rated debt securities issued by corporations in the U.S. (high-yield bonds) and investment grade securities of developed market countries. Low correlation means that adding emerging market debt securities to a broader global fixed income portfolio may reduce portfolio risk and still provide the benefits of higher average portfolio returns over longer periods of time. There is no assurance that this relatively low correlation of returns will continue in the future.

The Fund's investment adviser (Adviser) actively manages the Fund's portfolio seeking total returns over longer time periods in excess of the Fund's benchmark, the Lehman Brothers Emerging Markets Index (LBEMI). The LBEMI covers emerging market countries in the following regions: Americas, Europe, Asia, Middle East and Africa.

The performance of the Fund, as an actively managed portfolio, should be evaluated against the LBEMI over longer periods of time. The high volatility of emerging markets means that even small differences in time periods for comparison can have a substantial impact on returns.

There can be no assurance that the Adviser will be successful in achieving investment returns in excess of the LBEMI.

In selecting securities, the Adviser analyzes relative credit quality of issuers of emerging market debt securities. The Adviser performs intensive credit analysis of both sovereign and corporate debt issuers. The Adviser focuses on credit analysis because, normally, changes in market interest rates are a small component of investment return for emerging market debt securities compared to the impact of changes in credit quality of the issuers. The Adviser expects to maintain an average portfolio duration within +/- 20% of the duration of the LBEMI.

To protect the Fund against circumstances that could cause the Fund's portfolio securities to decline in value, the Fund may buy or sell a derivative contract that would normally increase in value under the same circumstances. This strategy could be used, for example, when the Adviser has a favorable long-term outlook regarding the value of a foreign government debt security owned by the Fund, but is concerned about the short-term volatility in the price of that security due to local political or geo-political events.

The Adviser analyzes credit by first performing fundamental analyses of emerging market countries to find relatively favorable economic conditions, and then performing fundamental analyses of available securities in the selected emerging market countries.

For investments in corporate issuers, the Adviser analyzes the business, competitive position and financial condition of the issuer to assess whether the security's credit risk is commensurate with its potential return.

The Fund may invest in both investment grade and non-investment grade emerging market debt securities.

The Adviser manages the portfolio's exposure to random or unpredictable events that may adversely affect individual countries or companies, or the risk that the Adviser is otherwise wrong in its analysis of any particular country or company, through portfolio diversification. While the Adviser may emphasize particular business sectors, countries or regions of the world in the Fund's portfolio, it protects against the extreme losses that can be expected to occur with some regularity on one emerging market or another by not taking concentrated positions in either individual countries or individual issuers relative to the LBEMI.

The Fund is not limited in the portion of its investments that are denominated in either foreign currency or U.S. dollars. From time to time, the Fund may hedge a portion of its currency risk by using derivatives such as futures or forward contracts. Currency hedges can protect against price movements in a security that are attributable to changes in the value of the currency in which the security is denominated. Hedging may reduce gains or cause losses to the Fund if the hedged currency moves in a different manner than the Adviser anticipated or if the cost of the hedge outweighs its value. It is anticipated that, normally, the Fund's portfolio will not be hedged and will therefore remain subject to currency risk.


Because the Fund refers to emerging market fixed income investments in its name, it will notify shareholders at least 60 days in advance of any change in its investment policies that would enable the Fund to normally invest less than 80% of its assets in emerging market fixed income investments.


PRINCIPAL SECURITIES


FIXED INCOME SECURITIES

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time.

A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the principal types of fixed income securities in which the Fund invests:


FOREIGN SECURITIES


Foreign securities are securities of issuers based outside the United States. The Fund considers an issuer to be based outside the United States if:

o it is organized under the laws of, or has a principal office located in, another country;

o    the principal trading market for its securities is in another country; or

o it (or its subsidiaries) derived in its most current fiscal year at least 50% of its total assets, capitalization, gross revenue or profit from goods produced, services performed, or sales made in another country.


Foreign securities are often denominated in foreign currencies. Along with the risks normally associated with domestic equity securities, foreign securities are subject to currency risks and risks of foreign investing. Trading in certain foreign markets is also subject to liquidity risks.


Foreign Exchange Contracts

In order to convert U.S. dollars into the currency needed to buy a foreign security, or to convert foreign currency received from the sale of a foreign security into U.S. dollars, the Fund may enter into spot currency trades. In a spot trade, the Fund agrees to exchange one currency for another at the current exchange rate. The Fund may also enter into derivative contracts in which a foreign currency is an underlying asset. The exchange rate for currency derivative contracts may be higher or lower than the spot exchange rate. Use of these derivative contracts may increase or decrease the Fund's exposure to currency risks.


Foreign Government Securities

Foreign government securities generally consist of fixed income securities supported by national, state, or provincial governments or similar political subdivisions. Foreign government securities also include debt obligations of supranational entities, such as international organizations designed or supported by governmental entities to promote economic reconstruction or development, international banking institutions and related government agencies. Examples of these include, but are not limited to, the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Investment Bank and the Inter-American Development Bank.

Foreign government securities also include fixed income securities of quasi-governmental agencies that are either issued by entities owned by a national, state, or equivalent government or are obligations of a political unit that are not backed by the national government's full faith and credit. Further, foreign government securities include mortgage-related securities issued or guaranteed by national, state or provincial governmental instrumentalities, including quasi-governmental agencies.

Foreign Corporate Debt Securities

The Fund will also invest in high yield debt securities of foreign corporations. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Fund may also purchase interests in bank loans to companies.

The credit risks of corporate debt securities vary widely among issuers. The credit risk of an issuer's debt security may also vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities.

The Fund is non-diversified. Compared to diversified mutual funds, it may invest a higher percentage of its assets among fewer issuers of portfolio securities. In certain situations, being non-diversified may reduce the Fund's credit risk by enabling it to avoid investing in certain countries, regions or sectors that exhibit above average credit risk. However, being non-diversified may also increase the Fund's risk by magnifying the impact (positively or negatively) that only one issuer has on the Fund's share price and performance.



Brady Bonds

The Fund may invest in Brady Bonds which are U.S. dollar denominated debt obligations that foreign governments issue in exchange for commercial bank loans. Debt restructuring involving Brady Bonds have been implemented in several countries, most notably Argentina, Bulgaria, Brazil, Costa Rica, Dominican Republic, Ecuador, Mexico, Morocco, Nigeria, the Philippines, Poland and Uruguay. The International Monetary Fund typically negotiates the exchange to cure or avoid a default by restructuring the terms of the bank loans. The principal amount of some Brady Bonds is collateralized by zero coupon U.S. Treasury securities which have the same maturity as the Brady Bonds. Interest payments on many Brady Bonds generally are collateralized by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of rolling interest payments or, in the case of floating rate bonds, initially is equal to at least one year's rolling interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. However, neither the U.S. government nor the International Monetary Fund has guaranteed the repayment of any Brady Bond.


DERIVATIVE CONTRACTS

Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, commodities, currencies, financial indices or other assets or instruments. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset or instrument. The other party to a derivative contract is referred to as a counterparty.

Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.

The Fund may also trade derivative contracts over-the-counter (OTC) in transactions negotiated directly between the Fund and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange traded contracts.

Depending on how the Fund uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset or instrument, derivative contracts may increase or decrease the Fund's exposure to bond market, currency and credit risks, and may also expose the fund to liquidity and leverage risks. OTC contracts also expose the Fund to credit risks in the event that a counterparty defaults on the contract.


Options

Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option. A put option gives the holder the right to sell the underlying asset to the writer of the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets or instruments, including financial indices, individual securities, and other derivative instruments, such as futures contracts.


INVESTMENT RATINGS FOR INVESTMENT GRADE SECURITIES

The Adviser will determine whether a security is investment grade based upon the credit ratings given by one or more nationally recognized statistical rating organizations. For example, Standard & Poor's, a rating service, assigns ratings to investment grade securities (AAA, AA, A and BBB) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Fund must rely entirely upon the Adviser's credit assessment that the security is comparable to investment grade. There is no minimum rating standard for the Fund's securities.


TEMPORARY DEFENSIVE INVESTMENTS

The Fund may temporarily depart from its principal investment strategies by investing its assets in cash and shorter-term debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Fund to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.


INVESTMENT RISKS


CREDIT RISKS

Credit risk is the possibility, real or perceived, that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults or is perceived as being endangered of defaulting, the Fund would lose money.


Many fixed income securities receive credit ratings from services such as Standard & Poor's and Moody's Investors Service. These services assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher perceived credit risk and higher credit ratings correspond to lower perceived credit risk. Credit ratings do not provide assurance against default or other loss of money. If a security has not received a rating, the Fund must rely entirely upon the Adviser's credit assessment.

Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.


RISKS ASSOCIATED WITH NON-INVESTMENT GRADE SECURITIES

Securities rated below investment grade, also known as junk bonds, generally entail greater credit and liquidity risks than investment grade securities. For example, their prices are more volatile, economic downturns and financial setbacks may affect their prices more negatively, and their trading market may be more limited.


LIQUIDITY RISKS

Trading opportunities are more limited for fixed income securities that have not received any credit ratings, have received ratings below investment grade, or are not widely held or are issued by companies located in emerging markets. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Fund may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on the Fund's performance. Infrequent trading of securities may also increase their price volatility.

Liquidity risk also refers to the possibility that the Fund may not be able to close out a derivative contract when it wants to. If this happens, the Fund will be required to continue to hold the security or keep the position open, and the Fund could incur losses. OTC derivative contracts generally carry greater liquidity risk than exchange-traded contracts.


RISKS OF FOREIGN INVESTING

Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Foreign financial markets may also have fewer investor protections. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.


Foreign companies may not provide information (including financial statements) as frequently or to as great an extent as companies in the United States. Foreign companies may also receive less coverage than U.S. companies by market analysts and the financial press. In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Fund and its Adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States. In addition, foreign countries may have restrictions on foreign ownership or may impose exchange controls, capital flow restrictions or repatriation restrictions that could adversely affect the Fund's investments.


The foreign sovereign debt securities the Fund purchases involve specific risks, including that: (i) the governmental entity that controls the repayment of sovereign debt may not be willing or able to repay the principal and/or interest when it becomes due because of political constraints, cash flow problems and other national economic factors; (ii) governments may default on their sovereign debt, which may require holders of such sovereign debt to participate in debt rescheduling or additional lending to defaulting governments; and (iii) there is no bankruptcy proceedings by which defaulted sovereign debt may be collected in whole or in part.


Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers organized under the laws of those foreign countries.


EMERGING MARKET RISKS

Securities issued or traded in emerging markets generally entail greater risks than securities issued or traded in developed markets. For example, their creditworthiness and consequently their prices can be significantly more volatile than prices in developed countries. Emerging market economies may also experience more actual or perceived severe downturns (with corresponding currency devaluations) than developed economies.

Emerging market countries may have relatively unstable governments and may present the risk of nationalization of businesses, expropriation, confiscatory taxation or, in certain instances, reversion to closed market, centrally planned economies.


CURRENCY RISKS

Exchange rates for currencies fluctuate daily. Foreign securities are normally denominated and traded in foreign currencies. As a result, the value of the Fund's foreign investments and the value of the shares may be affected favorably or unfavorably by changes in currency exchange rates relative to the U.S. dollar. The combination of currency risks and market risks tends to make securities traded in foreign markets more volatile than securities traded exclusively in the United States.


The Adviser  attempts  to limit  currency  risk by limiting  the amount the Fund
invests  in  securities   denominated   in  a  particular   currency.   However,
diversification will
not protect the Fund against a general increase in the value of the U.S. dollar relative to other currencies.


BOND MARKET RISKS


Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.


Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.


LEVERAGE RISKS

Leverage risk is created when an investment exposes the Fund to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Fund's risk of loss and potential for gain.


RISKS OF INVESTING IN DERIVATIVE CONTRACTS

The Fund's use of derivative contracts involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts in which the Fund invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivative contracts may be mispriced or improperly valued and, as a result, the Fund may need to make increased cash payments to the counterparty. Finally, derivative contracts may cause the Fund to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Derivative contracts may also involve other risks described in this prospectus, such as bond market, credit, liquidity and leverage risks.


SHARE OWNERSHIP CONCENTRATION RISKS


A majority of the Fund's Shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem shares of the Fund simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the Share trading activities of these shareholders could disrupt the Fund's investment strategies which could have adverse consequences for the Fund and other shareholders (e.g., by requiring the Fund to sell investments at inopportune times or causing the Fund to maintain larger-than-expected cash positions pending acquisition of investments).





CUSTODIAL SERVICES AND RELATED INVESTMENT COSTS


Custodial services and other costs relating to investment in international securities markets generally are more expensive than in the United States. Such markets have settlement and clearance procedures that differ from those in the United States. In certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result in losses to the Fund due to a subsequent decline in value of the portfolio security. In addition, security settlement and clearance procedures in some emerging countries may not fully protect the Fund against loss of its assets.




Management Organization and Capital Structure


The Board of Directors (the "Board") governs the Fund. The Board selects and oversees the Adviser, Federated Investment Counseling. The Adviser manages the Fund's assets, including buying and selling portfolio securities. The Adviser will provide investment advisory services at no fee. Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Fund. The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

The Adviser and other subsidiaries of Federated advise approximately 133 equity, fixed-income and money market mutual funds as well as a variety of customized separately managed accounts, which totaled approximately $179 billion in assets as of December 31, 2004. Federated was established in 1955 and is one of the largest investment managers in the United States with approximately 1,385 employees. Federated provides investment products to more than 5,700 investment professionals and institutions.

PORTFOLIO MANAGEMENT INFORMATION:


Robert M. Kowit

Robert M. Kowit has been a primary Portfolio Manager of the Fund since inception. Mr. Kowit joined Federated in 1995 as a Senior Portfolio Manager and a Vice President of the Fund's Adviser. Mr. Kowit was named a Senior Vice President of the Fund's Adviser in July 2001. Mr. Kowit received his M.B.A. from Iona College with a concentration in Finance.

Roberto Sanchez-Dahl

Roberto Sanchez-Dahl has been a primary Portfolio Manager of the Fund since inception. Mr. Sanchez-Dahl joined Federated in December 1997 as a Senior Investment Analyst. He was promoted to Vice President of the Fund's Adviser in January 2000. Mr. Sanchez-Dahl served as an Associate covering Emerging Markets in the Credit Department at Goldman, Sachs & Co. from July 1994 through November 1997. Mr. Sanchez-Dahl is a Chartered Financial Analyst. He earned an M.B.A. from Columbia University with a concentration in Finance and International Business.

Ihab Salib

Ihab Salib has been as a designated back-up portfolio manager for the Fund, and as such does not have primary responsibility for the day-to-day management of the Fund's portfolio. Mr. Salib joined Federated in April 1999 as a Senior Fixed Income Trader/Assistant Vice President of the Fund's Adviser. In July 2000, he was named a Vice President of the Fund's Adviser. He has served as a portfolio manager since January 2002. From January 1994 through March 1999, Mr. Salib was employed as a Senior Global Fixed Income Analyst with UBS Brinson, Inc. Mr. Salib received his B.A. with a major in Economics from Stony Brook University.

The Fund's SAI provides additional information about the Portfolio Managers' compensation, management of other accounts, and ownership of securities in the Fund.


Shareholder Information

Beneficial interests in the Fund are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (1933 Act). Investments in the Fund may only be made by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.




Pricing of Fund Shares

The net asset value (NAV) of the Fund is determined as of the end of regular trading on the NYSE (normally 4:00 p.m. Eastern time) each day the NYSE is open. When the Fund holds foreign securities that trade in foreign markets on days the New York Stock Exchange (NYSE) is closed, the value of the Fund's assets may change on days you cannot purchase or redeem Shares.

The NAV per Share of the Fund is computed by dividing the value of the Fund's assets, less all liabilities, by the total number of shares outstanding.

The Fund generally values fixed income securities according to prices furnished by an independent pricing service, except that fixed income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost. Prices furnished by an independent pricing service are intended to be indicative of the mean between the bid and asked prices currently offered to institutional investors for the securities. Options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. If prices are not available from an independent pricing service, securities and derivatives contracts traded in the over-the-counter market are generally valued according to the mean between the last bid and the last asked price for the security or contract as provided by an investment dealer or other financial institution that deals in the security or contract.

Trading in foreign securities may be completed at times which vary from the closing of the NYSE. In computing its NAV, the Fund values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Occasionally, events that affect these values may occur between the times at which such values are determined and the closing of the NYSE. Such events may affect the value of an individual portfolio security or in certain cases may affect the values of foreign securities more broadly. If the Fund determines that such events have significantly affected the value of portfolio securities, these securities will be valued at their fair value as determined in accordance with procedures established by and under the general supervision of the Fund's Board.

Where a last sale price or market quotation for a portfolio security is not readily available, and no independent pricing service furnishes a price, the value of the security used in computing NAV is its fair value as determined in good faith under procedures approved by the Fund's Board. The Fund may use the fair value of a security to calculate its NAV when, for example, (1) a portfolio security is not traded in a public market or the principal market in which the security trades is closed, (2) trading in a portfolio security is suspended and not resumed prior to the normal market close, (3) a portfolio security is not traded in significant volume for a substantial period, or (4) the Fund's Adviser determines that the quotation or price for a portfolio security provided by a dealer or independent pricing service is inaccurate.

Fair valuation procedures are also used where a significant event affecting the value of a portfolio security is determined to have occurred between the time as of which the price of the portfolio security is determined and the NYSE closing time as of which the Fund's NAV is computed. An event is considered significant if there is both an affirmative expectation that the security's value will change in response to the event and a reasonable basis for quantifying the resulting change in value. Significant events include significant general securities market movements occurring between the time as of which the price of the portfolio security is determined and the close of trading on the NYSE. For domestic fixed income securities, such events may occur where the cut-off time for the market information used by the independent pricing service is earlier than the end of regular trading on the NYSE. For securities normally priced at their last sale price in a foreign market, such events can occur between the close of trading in the foreign market and the close of trading on the NYSE. In such cases, use of fair valuation can reduce an investor's ability to seek to profit by estimating the Fund's NAV in advance of the time as of which NAV is calculated.

In some cases, events affecting the issuer of a portfolio security may be considered significant events. Announcements concerning earnings, acquisitions, new products, management changes, litigation developments, a strike or natural disaster affecting the company's operations or regulatory changes or market developments affecting the issuer's industry occurring between the time as of which the price of the portfolio security is determined and the close of trading on the NYSE are examples of potentially significant events. For securities of foreign issuers, such events could also include political or other developments affecting the economy or markets in which the issuer conducts its operations or its securities are traded.

There can be no assurance that the Fund could purchase or sell a portfolio security at the price used to calculate the Fund's NAV. In the case of fair valued portfolio securities, lack of information and uncertainty as to the significance of information may lead to a conclusion that a prior valuation is the best indication of a portfolio security's present value. Fair valuations generally remain unchanged until new information becomes available. Consequently, changes in the fair valuation of portfolio securities may be less frequent and of greater magnitude than changes in the price of portfolio securities valued by an independent pricing service, or based on market quotations.

Frequent Trading Policies

Frequent or short-term trading into and out of the Fund can have adverse consequences for the Fund and its shareholders who use the Fund as a long-term investment vehicle. Such trading in significant amounts can disrupt the Fund's investment strategies (e.g., by requiring it to sell investments at inopportune times or maintain excessive short-term cash positions to support redemptions), increase brokerage and administrative costs and affect the timing and amount of taxable gains distributed by the Fund. Investors engaged in such trading may also seek to profit by anticipating changes in the Fund's NAV in advance of the time as of which NAV is calculated. The Fund is designed as an investment vehicle exclusively for "accredited investors", such as other investment companies, insurance company separate accounts and similar organizations. The Fund is designed primarily for use by other funds managed by the Adviser and its affiliates as a substitute for direct investment in the types of securities held by the Fund. Given the limitation on the types of shareholders who may invest in the Fund, and the expected role the Fund will play helping to efficiently diversify their investment portfolios, the Fund 's Adviser does not anticipate frequent or short-term trading in amounts that would be reasonably likely to have adverse consequences for the Fund. For these reasons and given the sophistication of the Fund's investors, the Fund's Board has not adopted policies and procedures to discourage frequent trading or short-term trading into and out of the Fund.

Portfolio Holdings Information

The Fund's Annual and Semi-Annual reports, which contain complete listings of the Fund's portfolio holdings as of the end of the Fund's second and fourth fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. The summary portfolio composition information may include identification of the Fund's top ten holdings, recent purchase and sale transactions and percentage breakdowns of the portfolio by sector, geographic region and credit quality.


Purchase of Fund Shares

Shares of the Fund may be purchased any day the NYSE is open.

Purchases should be made in accordance with procedures established by the Fund's Transfer Agent, Federated Administrative Services, Inc. (FASI).

Purchase orders for Shares of the Fund will receive the NAV next determined after the purchase order is received in proper form by FASI.

Payment by federal funds must be received by the Fund's custodian, State Street Bank and Trust Company, by 3:00 p.m. (Eastern time) the next business day following the receipt of the purchase order.

There is no minimum required initial or subsequent investment amount.

The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.



You will not accrue interest or dividends on uncashed checks from the Fund if those checks are undeliverable and returned to the Fund.


Redemption of Fund Shares

Shares of the Fund may be redeemed any day the NYSE is open.

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by FASI.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o    to allow a purchase order to clear;

o    during periods of market volatility; or

o when a shareholder's trade activity or amount adversely impacts the Fund's ability to manage its assets.

Redemption in Kind

Although the Fund intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Fund's portfolio securities.

Confirmations and Account Statements

Shareholders  will  receive  confirmation  of  purchases  and  redemptions.   In
addition, shareholders will receive periodic statements reporting all account activity, including dividends paid. The Fund will not issue share certificates.

Dividends and Distributions

The Fund declares dividends daily and pays them monthly to shareholders. Purchases made by wire begin earning dividends on the day the wire is received. Purchases made by check begin earning dividends on the business day after the Fund receives the check. In either case, dividends are earned through the day a redemption request is received.

Dividends will be automatically reinvested in additional Shares unless the shareholder has elected cash payments.


Tax Consequences

As a partnership, the Fund is not subject to U.S. federal income tax. Instead, each investor reports separately on its own federal income tax return its distributive share of the Fund's income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on the
Fund). Each investor is required to report its distributive share of such items regardless of whether it has received or will receive a corresponding distribution of cash or property from the Fund. In general, distributions of money by the Fund to an investor will represent a non-taxable return of capital up to the amount of an investor's adjusted tax basis. The Fund, however, does not currently intend to declare and pay distribution to investors except as the Board may determine.

When you sell Shares of the Fund, you may have a capital gain or loss. The character of the capital gain or loss as long-term or short-term will depend on the length of time you held your Shares. A distribution in partial or complete redemption of your Shares in the Fund is taxable as a sale or exchange only to the extent the amount of money received exceeds the tax basis of your entire interest in the Fund. Any loss may be recognized only if you redeem your entire interest in the Fund for money.

An allocable share of a tax-exempt investor's income will be "unrelated business taxable income" (UBTI) to the extent that the Fund borrows money to acquire property or invests in assets that produce UBTI.

The Fund will not be a "regulated investment company" for federal income tax purposes.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see discussion under "Taxation of the Fund" in Part B.



Distribution Arrangements

Federated Securities Corp. is the Fund's Placement Agent. It receives no fee for its services.



Legal Proceedings

Like many other mutual fund companies, in September 2003, Federated Investors, Inc., the parent company of the Federated funds' advisers and distributor (collectively, "Federated"), received detailed requests for information on shareholder trading activities in the Federated funds ("Funds") from the SEC, the New York State Attorney General, and the National Association of Securities Dealers. Since that time, Federated has received additional inquiries from regulatory authorities on these and related matters, and more such inquiries may be received in the future.

As a result of these inquiries, Federated and the Funds have conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated's internal procedures for limiting frequent transactions and that one of these investors made an additional investment in another Federated fund. The investigation has also identified inadequate procedures which permitted a limited number of investors (including several employees) to engage in undetected frequent trading activities and/or the placement and acceptance of orders to purchase shares of fluctuating net asset value funds after the funds' closing times. Federated has issued a series of press releases describing these matters in greater detail and emphasizing that it is committed to compensating the Funds for any detrimental impact these transactions may have had on them. In that regard, on February 3, 2004, Federated and the independent directors of the Funds announced the establishment by Federated of a restoration fund that is intended to cover any such detrimental impact. The press releases and related communications are available in the "About Us" section of Federated's website at FederatedInvestors.com, and any future press releases on this subject will also be posted there.

Shortly after Federated's first public announcement concerning the foregoing matters, and notwithstanding Federated's commitment to taking remedial actions, Federated and various Funds were named as defendants in several class action lawsuits now pending in the United States District Court for the District of Maryland seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders.

Federated and various Funds have also been named as defendants in several additional lawsuits, the majority of which are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and rule 12b-1 fees, and seeking damages of unspecified amounts.

The board of the Funds has retained the law firm of Dickstein Shapiro Morin & Oshinsky LLP to represent the Funds in these lawsuits. Federated and the Funds, and their respective counsel, are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these recent lawsuits and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.






A Statement of Additional Information (SAI) dated March 29, 2005, is incorporated by reference into this prospectus. Additional information about the Fund and its investments is contained in the Fund's SAI and Annual and Semi-Annual Reports to shareholders as they become available. The Annual Report's Management's Discussion of Fund Performance discusses market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The SAI contains a description of the Fund's policies and procedures with respect to the disclosure of its portfolio securities. Because the Fund is offered on a private placement basis, the Prospectus, SAI and Annual and Semi-Annual Reports are not available on Federated's website.



You can obtain information about the Fund (including the SAI) by writing to or visiting the SEC's Public Reference Room in Washington, DC. You may also access Fund information from the EDGAR Database on the SEC's website at www.sec.gov. You can purchase copies of this information by contacting the SEC by email at publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-0102. Call 1-202-942-8090 for information on the Public Reference Room's operations and copying fees.




































Investment Company Act File No. 811-10625


Cusip 31409R102

26019 (3/05)
















                     Emerging Markets Fixed Income Core Fund



                  A Portfolio of Federated Core Trust II, L.P.



          INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

                                     PART B



                                 March 29, 2005

This Part B is not a prospectus, Read this Part B in conjunction with the Part A for Emerging Markets Fixed Income Core Fund dated March 29, 2005. Obtain Part A without charge by calling 1-800-341-7400.


Table of Contents

Fund History                               2

Investment Strategies                      2

Investments, Techniques, Risks and
  Limitations                              3

Account and Share Information             13

Management of the Trust                   14

Investment Advisory and Other Services    20

Brokerage Allocation and Other Practices  26

Capital Stock and Other Securities        26

Shareholder Information                   27

Taxation of the Fund                      28

Financial Statements                      29

Investment Ratings                        30

Addresses                                 32

Appendix                                  33



Fund History


Emerging Markets Fixed Income Core Fund (Fund), a non-diversified portfolio of Federated Core Trust II, L.P. (Trust), commenced operations on January 10, 2002. The Trust is a limited partnership that was established under the laws of the State of Delaware on November 13, 2000. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. The Fund changed its name from International High Income Core Fund to Emerging Markets Fixed Income Core Fund on July 31, 2002. This Part B relates only to Shares of the Fund. The Trust is governed by a Board of Directors (the "Board"). The Fund's investment adviser is Federated Investment Counseling. (Adviser).

Prior to January 1, 2004, Federated Global Investment
Management Corp. was the Adviser to the Fund. Both the current
Adviser and the former Adviser are wholly owned subsidiaries of Federated Investors, Inc. (Federated).




Investment Strategies

The Fund pursues its investment objective by investing primarily in emerging market fixed income securities.

The Adviser actively manages the Fund's portfolio seeking total returns over longer time periods in excess of the Fund's benchmark, the Lehman Brothers Emerging Markets Index (LBEMI). The LBEMI covers emerging markets in the following regions:
Americas, Europe, Asia, Middle East and Africa. Each region is broken down into sectors for Brady Bond, local, international, fixed and floating rate issues, as well as detailed breakdowns for selected country issues within each region.

In selecting emerging market fixed income investments, the Adviser analyzes the relative credit quality of both sovereign and corporate issuers.

The Adviser analyzes the financial condition of an emerging market country, including its credit ratings, government budget, tax base, outstanding public debt and the amount of public debt held outside the country. The Adviser also considers how developments in other countries in the region or world might affect these factors. Using its analysis, the Adviser attempts to identify countries with favorable characteristics, such as strengthening economy, favorable inflation rate, sound budget policy or strong public commitment to repay government debt.

The Adviser selects corporate debt securities that it believes offer greater relative value than sovereign obligations.

As part of its ordinary investment process, the Adviser expects to manage the Fund's portfolio within the following constraints:

o The Adviser expects to invest no more than 10% of the Fund's portfolio in securities of issuers based in a country that represents
      5% or less of the LBEMI.

o The Adviser expects to invest in securities of issuers based in countries that represent more than 5% of the LBEMI. If securities of issuers based in a particular country represent more than 5% of the LBEMI, the Adviser's allocation of the Fund's portfolio to securities of issuers based in that country will ordinarily not be less than 50%, or more than 150%, of the proportionate weight of securities of issuers based in the country in the LBEMI.

These constraints are applied at the time of the Fund's purchase of a security.





Investments, Techniques, Risks and Limitations


In addition to the principal securities listed in Part A, the Fund may also invest in the following:

SECURITIES DESCRIPTIONS AND TECHNIQUES
Non-Principal Investment Strategy
Hedging transactions are intended to reduce specific risks. For example, to protect the Fund against circumstances that would normally cause the Fund's portfolio securities to decline in value, the Fund may buy or sell a derivative contract that would normally increase in value under the same circumstances. The Fund may attempt to lower the cost of hedging by entering into transactions that provide only limited protection, including transactions that: (1) hedge only a portion of its portfolio; (2) use derivative contracts that cover a narrow range of circumstances; or (3) involve the sale of derivative contracts with different terms. Consequently, hedging transactions will not eliminate risk even if they work as intended. In addition, hedging strategies are not always successful and could result in increased expenses and losses to the Fund.



Equity Securities
Equity securities represent a share of an issuer's earnings and assets, after the issuer pays its liabilities. The Fund cannot predict the income it will receive from equity securities because issuers generally have discretion as to the payment of any dividends or distributions. However, equity securities offer greater potential for appreciation than many other types of securities, because their value increases directly with the value of the issuer's business.

Fixed Income Securities
Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and normally do not increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities.
A security's yield measures the annual income earned on a security as a percentage of its price. A security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than the principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.
The following describes the types of fixed income securities in which the Fund invests.

U.S. TREASURY SECURITIES
U.S. Treasury securities are direct obligations of the federal government of the United States. U.S. Treasury securities are generally regarded as having the lowest credit risks.

AGENCY SECURITIES
Agency securities are issued or guaranteed by a federal agency or other government sponsored entity acting under federal authority (a "GSE"). The United States supports some GSEs with its full faith and credit. Other GSEs receive support through federal subsidies, loans or other benefits. A few GSEs have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. Agency securities are generally regarded as having low credit risks, but not as low as treasury securities.
The Fund treats mortgage backed securities guaranteed by GSEs as agency securities. Although a GSE guarantee protects against credit risks, it does not reduce the market and prepayment risks of these mortgage backed securities.

COMMERCIAL PAPER
Commercial paper is an issuer's obligation with a maturity of less than nine months. Companies typically issue commercial paper to pay for current expenditures. Most issuers constantly reissue their commercial paper and use the proceeds (or bank loans) to repay maturing paper. If the issuer cannot continue to obtain liquidity in this fashion, its commercial paper may default. The short maturity of commercial paper reduces both the market and credit risks as compared to other debt securities of the same issuer.


MORTGAGE-BACKED SECURITIES
Mortgage-backed securities represent interests in pools of mortgages. The mortgages that comprise a pool normally have similar interest rates, maturities and other terms. Mortgages may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgages are known as ARMs. Mortgage-backed securities come in a variety of forms. Many have extremely complicated terms. The simplest form of mortgage-backed securities is a pass-through certificate. An issuer of pass-through certificates gathers monthly payments from an underlying pool of mortgages. Then, the issuer deducts its fees and expenses and passes the balance of the payments onto the certificate holders once a month. Holders of pass-through certificates receive a pro rata share of all payments and pre-payments from the underlying mortgages. As a result, the holders assume all the prepayment risks of the underlying mortgages.

   COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)
   CMOs, including interests in real estate mortgage investment conduits (REMICs), allocate payments and prepayments from an underlying pass-through certificate among holders of different classes of mortgage-backed securities. This creates different prepayment and market risks for each CMO class. For example, in a sequential pay CMO, one class of CMOs receives all principal payments and prepayments. The next class of CMOs receives all principal payments after the first class is paid off. This process repeats for each sequential class of CMO. As a result, each class of sequential pay CMOs reduces the prepayment risks of subsequent classes.
   More sophisticated CMOs include planned amortization classes (PACs) and targeted amortization classes (TACs). PACs and TACs are issued with companion classes. PACs and TACs receive principal payments and prepayments at a specified rate. The companion classes receive principal payments and prepayments in excess of the specified rate. In addition, PACs will receive the companion classes' share of principal payments, if necessary, to cover a shortfall in the prepayment rate. This helps PACs and TACs to control prepayment risks by increasing the risks to their companion classes.
   CMOs may allocate interest payments to one class (Interest Only or IOs) and principal payments to another class (Principal Only or POs). POs increase in value when prepayment rates increase. In contrast, IOs decrease in value when prepayments increase, because the underlying mortgages generate less interest payments. However, IOs tend to increase in value when interest rates rise (and prepayments decrease), making IOs a useful hedge against market risks.
   Another variant allocates interest payments between two classes of CMOs. One class (Floaters) receives a share of interest payments based upon a market index such as the London Interbank Offered Rate (LIBOR). The other class (Inverse Floaters) receives any remaining interest payments from the underlying mortgages. Floater classes receive more interest (and Inverse Floater classes receive correspondingly less interest) as interest rates rise. This shifts prepayment and market risks from the Floater to the Inverse Floater class, reducing the price volatility of the Floater class and increasing the price volatility of the Inverse Floater class.
   CMOs must allocate all payments received from the underlying mortgages to some class. To capture any unallocated payments, CMOs generally have an accrual (Z) class. Z classes do not receive any payments from the underlying mortgages until all other CMO classes have been paid off. Once this happens, holders of Z class CMOs receive all payments and prepayments. Similarly, REMICs have residual interests that receive any mortgage payments not allocated to another REMIC class.
   The degree of increased or decreased prepayment risks depends upon the structure of the CMOs. Z classes, IOs, POs and Inverse Floaters are among the most volatile investment grade fixed income securities currently traded in the United States. However, the actual returns on any type of mortgage-backed security depend upon the performance of the underlying pool of mortgages, which no one can predict and will vary among pools.

ASSET-BACKED SECURITIES
Asset-backed securities are payable from pools of obligations other than mortgages. Most asset-backed securities involve consumer or commercial debts with maturities of less than ten years. However, almost any type of fixed income assets (including other fixed income securities) may be used to create an asset-backed security. Asset-backed securities may take the form of commercial paper, notes, or pass-through certificates. Asset-backed securities may also resemble some types of CMOs, such as Floaters, Inverse Floaters, IOs and POs. Historically, borrowers are more likely to refinance their mortgage than any other type of consumer or commercial debt.
In addition, some asset-backed securities use prepayment to buy additional assets, rather than paying off the securities. Therefore, while asset-backed securities may have some prepayment risks, they generally do not present the same degree of risk as mortgage-backed securities.

ZERO COUPON SECURITIES
Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). While interest payments are not made on such securities, holders of such securities are deemed to have received "phantom income" annually. Investors buy zero coupon securities at a price below the amount payable at maturity. The amount of this discount is accreted over the life of the security, and the accretion constitutes the income earned on the security for both accounting and tax purposes. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. An investor must wait until maturity to receive interest and principal, which increases the market and credit risks of a zero coupon security.
There are many forms of zero coupon securities. Some are issued at a discount and are referred to as zero coupon or capital appreciation bonds. Others are created from interest bearing bonds by separating the right to receive the bond's coupon payments from the right to receive the bond's principal due at maturity, a process known as coupon stripping. Treasury STRIPs, IOs and POs are the most common forms of stripped zero coupon securities. In addition, some securities give the issuer the option to deliver additional securities in place of cash interest payments, thereby increasing the amount payable at maturity. These are referred to as pay-in-kind or PIK securities.

CREDIT ENHANCEMENT
Credit enhancement consists of an arrangement in which a company agrees to pay amounts due on a fixed income security after the issuer defaults. In some cases the company providing credit enhancement makes all payments directly to the security holders and receives reimbursement from the issuer. Normally, the credit enhancer has greater financial resources and liquidity than the issuer. For this reason, the Adviser may evaluate the credit risk of a fixed income security based solely upon its credit enhancement.
Common types of credit enhancement include guarantees, letters of credit, bond insurance and surety bonds. Credit enhancement also includes arrangements where securities or other liquid assets secure payment of a fixed income security. Following a default, these assets may be sold and the proceeds paid to security's holders. Either form of credit enhancement reduces credit risks by providing another source of payment for a fixed income security.

CONVERTIBLE SECURITIES
Convertible securities are fixed income securities that the Fund has the option to exchange for equity securities at a specified conversion price. The option allows the Fund to realize additional returns if the market price of the equity securities exceeds the conversion price. For example, the Fund may hold fixed income securities that are convertible into shares of common stock at a conversion price of $10 per share. If the market value of the shares of common stock reached $12, the Fund could realize an additional $2 per share by converting its fixed income securities.
Convertible securities have lower yields than comparable fixed income securities. In addition, at the time a convertible security is issued the conversion price exceeds the market value of the underlying equity securities. Thus, convertible securities may provide lower returns than non-convertible fixed income securities or equity securities depending upon changes in the price of the underlying equity securities. However, convertible securities permit the Fund to realize some of the potential appreciation of the underlying equity securities with less risk of losing its initial investment. The Fund treats convertible securities as both fixed income and equity securities for purposes of its investment policies and limitations because of their unique characteristics.

Derivative Contracts
Derivative contracts are financial instruments that require payments based upon changes in the values of designated (or underlying) securities, currencies, commodities, financial indices or other assets. Some derivative contracts (such as futures, forwards and options) require payments relating to a future trade involving the underlying asset. Other derivative contracts (such as swaps) require payments relating to the income or returns from the underlying asset. The other party to a derivative contract is referred to as a counterparty.
Many derivative contracts are traded on securities or commodities exchanges. In this case, the exchange sets all the terms of the contract except for the price. Investors make payments due under their contracts through the exchange. Most exchanges require investors to maintain margin accounts through their brokers to cover their potential obligations to the exchange. Parties to the contract make (or collect) daily payments to the margin accounts to reflect losses (or gains) in the value of their contracts. This protects investors against potential defaults by the counterparty. Trading contracts on an exchange also allows investors to close out their contracts by entering into offsetting contracts.
For example, the Fund could close out an open contract to buy an asset at a future date by entering into an offsetting contract to sell the same asset on the same date. If the offsetting sale price is more than the original purchase price, the Fund realizes a gain; if it is less, the Fund realizes a loss. Exchanges may limit the amount of open contracts permitted at any one time. Such limits may prevent the Fund from closing out a position. If this happens, the Fund will be required to keep the contract open (even if it is losing money on the contract), and to make any payments required under the contract (even if it has to sell portfolio securities at unfavorable prices to do so). Inability to close out a contract could also harm the Fund by preventing it from disposing of or trading any assets it has been using to secure its obligations under the contract.
The Fund may also trade derivative  contracts  over-the-counter
(OTC) in transactions negotiated directly between the Fund and the counterparty. OTC contracts do not necessarily have standard terms, so they cannot be directly offset with other OTC contracts. In addition, OTC contracts with more specialized terms may be more difficult to price than exchange-traded contracts.
Depending upon how the Fund uses derivative contracts and the relationships between the market value of a derivative contract and the underlying asset, derivative contracts may increase or decrease the Fund's exposure to bond market, currency and credit risks, and may also expose the Fund to liquidity and leverage risks. OTC contracts also expose the Fund to credit risks in the event that a counterparty defaults on the contract.
The Fund may trade in the following types of derivative contracts including combinations thereof.

FUTURES CONTRACTS
Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of an underlying asset at a specified price, date and time. Entering into a contract to buy an underlying asset is commonly referred to as buying a contract or holding a long position in the asset. Entering into a contract to sell an underlying asset is commonly referred to as selling a contract or holding a short position in the asset. Futures contracts are considered to be commodity contracts. The Fund has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under that Act. Futures contracts traded OTC are frequently referred to as forward contracts. The Fund can buy or sell index futures, financial futures and foreign currency forward contracts.

FORWARD CONTRACTS
The Fund may enter into forward currency contracts to acquire exposure to a specific currency, as a substitute for buying or selling securities or to settle transactions in non-U.S. dollar dominated securities. The Fund may buy forward contracts which serve as a substitute for investment in certain foreign securities markets from which the Fund earns interest while potentially benefiting from exchange rate fluctuations. A forward currency contract is an obligation to purchase or sell a specific currency at a future date, at a price set at the time of the contract and for a period agreed upon by the parties which may be either a window of time or a fixed number of days from the date of the contract. The cost to the Fund of engaging in forward currency transactions depends on such factors as the currency involved, the size of the contract, the length of the contract and the prevailing market conditions. Forward currency contracts are highly volatile, with a relatively small price movement potentially resulting in substantial gains or losses to the Fund. Additionally, the Fund may lose money on forward currency transactions if changes in the currency rates do not occur as anticipated or if the Fund's counterparty to the contract were to default.

OPTIONS
Options are rights to buy or sell an underlying asset or instrument for a specified price (the exercise price) during, or at the end of, a specified period. The seller (or writer) of the option receives a payment, or premium, from the buyer, which the writer keeps regardless of whether the buyer uses (or exercises) the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of underlying assets or instruments, including financial indices, individual securities, and other derivative instruments, such as futures contracts. Options that are written on futures contracts will be subject to margin requirements similar to those applied to futures contracts.

The Fund may buy the following types of options:
   CALL OPTIONS
   A call option gives the holder (buyer) the right to buy the underlying asset from the seller (writer) of the option.
   The Fund may use call options in the following ways:

o Buy call options on indices, individual securities, index futures, currencies (both foreign and U.S. dollar) and financial futures in anticipation of an increase in the value of the underlying asset or instrument; and

o Write call options on indices, portfolio securities, index futures, currencies (both foreign and U.S. dollar) and financial futures to generate income from premiums, and in anticipation of a decrease or only limited increase in the value of the underlying asset. If a call written by the Fund is exercised, the Fund foregoes any possible profit from an increase in the market price of the underlying asset over the exercise price plus the premium received.



   PUT OPTIONS
   A put option gives the holder the right to sell the underlying asset to the writer of the option. The Fund may use put options in the following ways:



o    Buy  put  options  on  indices,   individual  securities,   index  futures,
     currencies (both foreign and U.S. dollar) and financial futures in anticipation of a decrease in the value of the underlying asset; and

o Write put options on indices, portfolio securities, index futures, currencies (both foreign and U.S. dollar) and financial futures to generate income from premiums, and in anticipation of an increase or only limited decrease in the value of the underlying asset. In writing puts, there is a risk that the Fund may be required to take delivery of the underlying asset when its current market price is lower than the exercise price.

   The Fund may also buy or write options, as needed, to close out existing option positions.



SWAPS
Swaps are contracts in which two parties agree to pay each other (swap) the returns derived from underlying assets with differing characteristics. Most swaps do not involve the delivery of the underlying assets by either party, and the parties might not own the assets underlying the swap. The payments are usually made on a net basis so that, on any given day, the Fund would receive (or pay) only the amount by which its payment under the contract is less than (or exceeds) the amount of the other party's payment. Swap agreements are sophisticated instruments that can take many different forms, and are known by a variety of names including caps, floors and collars. Common swap agreements that the Fund may use include:

   INTEREST RATE SWAPS
   Interest rate swaps are contracts in which one party agrees to make regular payments equal to a fixed or floating interest rate times a stated principal amount of fixed income securities, in return for payments equal to a different fixed or floating rate times the same principal amount, for a specific period. For example, a $10 million LIBOR swap would require one party to pay the equivalent of the LIBOR of interest (which fluctuates) on $10 million principal amount in exchange for the right to receive the equivalent of a stated fixed rate of interest on $10 million principal amount.



   TOTAL RATE OF RETURN SWAPS
   Total rate of return swaps are contracts in which one party agrees to make payments of the total return from the underlying asset during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from another underlying asset.



   CURRENCY SWAPS
   Currency swaps are contracts which provide for interest payments in different currencies. The parties might agree to exchange the notional principal amount as well.



   CREDIT DEFAULT SWAPS
   A credit default swap is an agreement between two parties (the "Counterparties") whereby one party (the "Protection Buyer") agrees to make payments over the term of the CDS to another party (the "Protection Seller"), provided that no designated event of default (an "Event of Default") occurs on an underlying bond (the "Reference Bond") has occurred. If an Event of Default occurs, the Protection Seller must pay the Protection Buyer the full notional value, or "par value," of the Reference Bond in exchange for the Reference Bond or another similar bond issued by the issuer of the Reference Bond (the "Deliverable Bond"). The Counterparties agree to the characteristics of the Deliverable Bond at the time that they enter into the CDS. The Fund may be either the Protection Buyer or the Protection Seller in a CDS. Under normal circumstances, the Fund will enter into a CDS for hedging purposes (as Protection Buyer) or to generate additional income (as Protection Seller). If the Fund is a Protection Buyer and no Event of Default occurs, the Fund will lose its entire investment in the CDS (i.e., an amount equal to the payments made to the Protection Seller). However, if an Event of Default occurs, the Fund (as Protection Buyer) will deliver the Deliverable Bond and receive a payment equal to the full notional value of the Reference Bond, even though the Reference Bond may have little or no value. If the Fund is the Protection Seller and no Event of Default occurs, the Fund will receive a fixed rate of income throughout the term of the CDS. However, if an Event of Default occurs, the Fund (as Protection Seller) will pay the Protection Buyer the full notional value of the Reference Bond and receive the Deliverable Bond from the Protection Buyer. A CDS may involve greater risks than if the Fund invested directly in the Reference Bond. For example, a CDS may increase credit risk since the Fund has exposure to both the issuer of the Reference Bond and the Counterparty to the CDS.

   CAPS AND FLOORS
   Caps and Floors are contracts in which one party agrees to make payments only if an interest rate or index goes above
   (Cap) or below (Floor) a certain level in return for a fee from the other party.




Hybrid Instruments
Hybrid instruments combine elements of derivative contracts with those of another security (typically a fixed income security). All or a portion of the interest or principal payable on a hybrid security is determined by reference to changes in the price of an underlying asset or by reference to another benchmark (such as interest rates, currency exchange rates or indices). Hybrid instruments also include convertible securities with conversion terms related to an underlying asset or benchmark.



The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, options, futures and currencies, and depend upon the terms of the instrument. Thus, an investment in a hybrid instrument may entail significant risks in addition to those associated with traditional fixed income or convertible securities. Hybrid instruments are also potentially more volatile and may carry greater interest rate risks than traditional instruments. Moreover, depending on the structure of the particular hybrid, it may expose the Fund to leverage risks or carry liquidity risks.

CREDIT LINKED NOTES
A credit linked note ("CLN") is a type of hybrid instrument in which a special purpose entity issues a structured note (the "Note Issuer") that is intended to replicate a bond or a portfolio of bonds. The purchaser of the CLN (the "Note Purchaser") invests a par amount and receives a payment during the term of the CLN that equals a fixed or floating rate of interest equivalent to a high rated funded asset (such as a bank certificate of deposit) plus an additional premium that relates to taking on the credit risk of an identified bond (the "Reference Bond"). Upon maturity of the CLN, the Note Purchaser will receive a payment equal to (i) the original par amount paid to the Note Issuer, if there is neither a designated event of default (an "Event of Default") with respect to the Reference Bond nor a restructuring of the issuer of the Reference Bond (a "Restructuring Event") or (ii) the value of the Reference Bond or some other settlement amount agreed to in advance by the Note Issuer and the Note Purchaser, if an Event of Default or a Restructuring Event has occurred. Depending upon the terms of the CLN, it is also possible that the Note Purchaser may be required to take physical deliver of the Reference Bond in the event of an Event of Default or a Restructuring Event. Typically, the Reference Bond is a corporate bond, however, any type of fixed income security (including a foreign government security) could be used as the Reference Bond.



SPECIAL TRANSACTIONS
Repurchase Agreements
Repurchase agreements are transactions in which the Fund buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting the Fund's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Fund will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.
The Fund's custodian or subcustodian will take possession of the securities subject to repurchase agreements. The Adviser or subcustodian will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.
Repurchase agreements are subject to credit risks. If the seller defaults, the Fund could realize a loss on the sale of the underlying security to the extent that the proceeds of the resale are less than the sale price.

Reverse Repurchase Agreements
Reverse repurchase agreements are repurchase agreements in which the Fund is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Fund. Reverse repurchase agreements are subject to credit risks. In addition, reverse repurchase agreements create leverage risks because the Fund must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.
Delayed Delivery Transactions
Delayed delivery transactions are arrangements in which the Fund buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Fund to the issuer and no interest accrues to the Fund. The Fund records the transaction when it agrees to buy the securities and reflects their value in determining the price of its Shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, when issued transactions create market risks for the Fund. Delayed delivery transactions also involve credit risks in the event of a counterparty default.
Securities Lending
The Fund may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Fund receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Fund the equivalent of any dividends or interest received on the loaned securities.
The Fund will reinvest cash collateral in securities that qualify as an acceptable investment for the Fund. However, the Fund must pay interest to the borrower for the use of cash collateral.
Loans are subject to termination at the option of the Fund or the borrower. The Fund will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Fund may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker. Securities lending activities are subject to market risks and credit risks. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially or become insolvent.

Asset Coverage
In order to secure its obligations in connection with derivative contracts or special transactions, the Fund will either own the underlying assets, enter into an offsetting transaction or set aside readily marketable securities with a value that equals or exceeds the Fund's obligations. Unless the Fund has other readily marketable assets to set aside, it cannot trade assets used to secure such obligations entering into an offsetting derivative contract or terminating a special transaction. This may cause the Fund to miss favorable trading opportunities or to realize losses on derivative contracts or special transactions.


Investing in Securities of Other Investment Companies
The Fund may invest its assets in securities of other investment companies, including the securities of affiliated money market funds, as an efficient means of carrying out its investment policies and managing its uninvested cash. These other investment companies are managed independently of the Fund and incur additional expenses. Therefore, any such investment by the Fund may be subject to duplicate expenses. However, the Adviser believes that the benefits and efficiencies of this approach should outweigh the additional expenses.




Investment Ratings for Investment Grade Securities


The Adviser will determine whether a security is investment grade based upon the credit ratings given by one or more nationally recognized statistical rating organizations. For example, Standard & Poor's (S&P), a rating service, assigns ratings to investment grade securities (AAA, AA, A and BBB) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Fund must rely entirely upon the Adviser's credit assessment that the security is comparable to investment grade.


Inter-Fund Borrowing and Lending Arrangements
The Securities and Exchange Commission (SEC) has granted an exemption that permits the Fund and all other funds advised by subsidiaries of Federated Investors, Inc. (Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund. Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Fund's Board, and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Fund's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (Repo Rate) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (Bank Loan
Rate), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.


INVESTMENT RISKS
There are many factors which may affect an investment in the Fund. The Fund's principal risks are described in Part A. Risk factors of the acceptable investments listed above are as follows:


Euro Risks

o The Fund makes significant investments in securities denominated in the euro, the single currency of the European Monetary Union (EMU). Therefore, the exchange rate between the euro and the U.S. dollar will have a significant impact on the value of the Fund's investments.

o With the advent of the euro, the participating countries in the EMU can no longer follow independent monetary policies. This may limit these countries' ability to respond to economic downturns or political upheavals and consequently reduce the value of their foreign government securities.

Prepayment Risks

o Generally, homeowners have the option to prepay their mortgages at any time without penalty. Homeowners frequently refinance high interest rate mortgages when mortgage rates fall. This results in the prepayment of mortgage-backed securities with higher interest rates. Conversely, prepayments due to refinancing decrease when mortgage rates increase. This extends the life of mortgage-backed securities with lower interest rates. Other economic factors can also lead to increases or decreases in prepayments. Increases in prepayments of high interest rate mortgage-backed securities, or decreases in prepayments of lower interest rate mortgage-backed securities, may reduce their yield and price. These factors, particularly the relationship between interest rates and mortgage prepayments makes the price of mortgage-backed securities more volatile than many other types of fixed income securities with comparable credit risks.

o Mortgage-backed securities generally compensate for greater prepayment risk by paying a higher yield. The difference between the yield of a mortgage-backed security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security is perceived to have an increased prepayment risk or less market demand. An increase in the spread will cause the price of the security to decline.

o The Fund may have to reinvest the proceeds of mortgage prepayments in other fixed income securities with lower interest rates, higher prepayment risks, or other less favorable characteristics.



Call Risks

o Call risk is the possibility that an issuer may redeem a fixed income security before maturity (a call) at a price below its current market price. An increase in the likelihood of a call may reduce the security's price.

o If a fixed income security is called, the Fund may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.



Leverage Risks

o Leverage risk is created when an investment exposes the Fund to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Fund's risk of loss and potential for gain.

o Investments can have these same results if their returns are based on a multiple of a specified index, security, or other benchmark.



Risks of Investing in Derivative Contracts and Hybrid Instruments

o The Fund's use of derivative contracts and hybrid instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. First, changes in the value of the derivative contracts and hybrid instruments in which the Fund invests may not be correlated with changes in the value of the underlying asset or if they are correlated, may move in the opposite direction than originally anticipated. Second, while some strategies involving derivatives may reduce the risk of loss, they may also reduce potential gains or, in some cases, result in losses by offsetting favorable price movements in portfolio holdings. Third, there is a risk that derivative contracts and hybrid instruments may be mispriced or improperly valued and, as a result, the Fund may need to make increased cash payments to the counterparty. Finally, derivative contracts and hybrid instruments may cause the Fund to realize increased ordinary income or short-term capital gains (which are treated as ordinary income for Federal income tax purposes) and, as a result, may increase taxable distributions to shareholders. Derivative contracts and hybrid instruments may also involve other risks described in the Fund's prospectus, such as credit, liquidity and leverage risks.

Interest Rate Risks

o Prices of fixed income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates.


FUNDAMENTAL INVESTMENT OBJECTIVE AND LIMITATIONS
The Fund's investment objective is to achieve a total return on its assets. The Fund's secondary investment objective is to achieve a high level of income. The investment objectives may not be changed by the Fund's Board without shareholder approval.

INVESTMENT LIMITATIONS
Concentration
The Fund will not make investments that will result in the concentration of its investments in the securities of issuers primarily engaged in the same industry. For purposes of this restriction, the term concentration has the meaning set forth in the Investment Company Act of 1940 Act, as amended (1940
Act), any rule or order thereunder, or any SEC staff interpretation thereof. Government securities and municipal securities will not be deemed to constitute an industry. Underwriting
The Fund may not underwrite the securities of other issuers, except that the Fund may engage in transactions involving the acquisition, disposition or resale of its portfolio securities, under circumstances where it may be considered to be an underwriter under the Securities Act of 1933 (1933 Act). Investing in Commodities
The Fund may not purchase or sell physical commodities, provided that the Fund may purchase securities of companies that deal in commodities. For purposes of this restriction, investments in transactions involving futures contracts and options, forward currency contracts, swap transactions and other financial contracts that settle by payment of cash are not deemed to be investments in commodities.
Investing in Real Estate
The Fund may not purchase or sell real estate, provided that this restriction does not prevent the Fund from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein. The Fund may exercise its rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.
Borrowing Money and Issuing Senior Securities
The Fund may borrow money, directly or indirectly, and issue senior securities to the maximum extent permitted under the 1940 Act, any rule or order thereunder, or any SEC staff interpretation thereof.
Lending
The Fund may not make loans, provided that this restriction does not prevent the Fund from purchasing debt obligations, entering into repurchase agreements, lending its assets to broker/dealers or institutional investors and investing in loans, including assignments and participation interests.
The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the 1940 Act. The following limitations, however, may be changed by the Board without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

Illiquid Securities
The Fund will not purchase securities for which there is no readily available market, or enter into repurchase agreements or purchase time deposits that the Fund cannot dispose of within seven days, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 15% of the Fund's net assets.

Purchases on Margin
The Fund will not purchase securities on margin, provided that the Fund may obtain short-term credits necessary for the clearance of purchases and sales of securities, and further provided that the Fund may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions, and other financial contracts or derivative instruments.
Pledging Assets
The Fund will not mortgage, pledge, or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities.
For purposes of the above limitations, the Fund considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings association having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."
Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such limitation.
The Fund has no present intent to borrow money, pledge securities, or invest in reverse repurchase agreements in excess of 5% of the value of its total assets in the coming fiscal year. In addition, the Fund expects to lend not more than 5% of its total assets in the coming fiscal year.
As a matter of non-fundamental policy: (a) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (b) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; and (c) asset-backed securities will be classified according to the underlying assets securing such securities.
To conform to the current view of the SEC staff that only domestic bank instruments may be excluded from industry concentration limitations, as a matter of non-fundamental policy, the Fund will not exclude foreign bank instruments from industry concentration limitation tests so long as the policy of the SEC remains in effect. In addition, investments in bank instruments and investments in certain industrial development bonds funded by activities in a single industry will be deemed to constitute investment in an industry, except when held for temporary defensive purposes. Foreign securities will not be excluded from industry concentration limits. The investment of more than 25% of the value of the Fund's total assets in any one industry will constitute "concentration."


Account and Share Information

VOTING RIGHTS
Each Share of the Fund gives the shareholder one vote in Director elections and other matters submitted to shareholders for vote.

All Shares of the Trust have equal voting rights, except that in matters affecting only a particular Fund or class, only
Shares of that Fund or class are entitled to vote.

Directors may be removed by the Board or by shareholders at a special meeting. A special meeting of shareholders will be called by the Board upon the written request of shareholders who own at least 10% of the Trust's outstanding Shares of all series entitled to vote.

As of March 15, 2005, the following shareholders owned of record, beneficially, or both, 5% or more of outstanding
Shares: Strategic Income Fund, Boston, MA, owned approximately 6,383,740 Shares (67.69%); Total Return Bond Fund, Boston, MA, owned approximately 1,848,682 Shares (19.60%); and International High Income Fund, Boston, MA, owned approximately 690,361 Shares (7.32%).

Shareholders owning 25% or more of outstanding Shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.



Management of the Trust

General Partner
Federated Private Asset Management, Inc., a corporation formed under the laws of the State of Delaware, serves as the general partner (General Partner) of the Trust. The General Partner may in the future serve as the general partner of other registered investment companies. The General Partner is a subsidiary of Federated. The General Partner has retained only those rights, duties and powers to manage the affairs of the Trust that may not be delegated under the provisions of the Delaware Revised Uniform Limited Partnership Act (DRULPA), and that have not been otherwise delegated by the General Partner to the Board pursuant to the Amended and Restated Agreement of Limited Partnership (Partnership Agreement). The General Partner will be responsible, among other things, for: (1) executing and filing with the Office of the Secretary of State of the State of Delaware, the Certificate of Limited Partnership and any amendments thereto or restatements thereof required to be filed pursuant to the DRULPA; (2) executing and filing any other certificates required to be filed on behalf of the Trust with the Office of the Secretary of State of the State of Delaware; (3) executing any amendments to or restatements of the Partnership Agreement, in accordance with the terms of the Partnership Agreement; and (4) performing any other actions that the DRULPA requires be performed by a general partner of a limited partnership (and that may not be performed by a delegate of a general partner).


The Board of Directors
The Board has overall responsibility for monitoring and overseeing the Trust's investment program and its management and operation, and has approved the Trust's investment program. The Trust's General Partner, to the fullest extent permitted by the DRULPA and applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Trust, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Trust's business. The Board exercises the powers, authority, and responsibilities on behalf of the Trust that are substantially similar to the powers, authority and responsibilities that are customarily exercised by the "board of directors" of an investment company registered under the 1940 Act that is organized as a corporation, and the Board has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Trust's business. The General Partner has retained only those rights, duties and powers to manage and oversee the affairs of the Trust that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board under the Partnership Agreement. The General Partner will remain as the general partner of the Trust and will continue to be liable as a general partner. The Directors, in their capacities as such, are not general partners of the Trust. Directors will not contribute to the capital of the Trust in their capacity as Directors, but may purchase shares of beneficial interest of the Fund as investors, subject to the eligibility requirements described in this Part B.

Directors may be removed in accordance with the Partnership Agreement, with or without cause, by a written instrument signed by at least two-thirds of the number of Directors prior to such removal, or at any special meeting of investors, by a vote of at least two-thirds (2/3) of the total number of votes eligible to be cast by all investors.





Management Information, Compensation
The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Fund. Where required, the tables separately list Board members who are "interested persons" of the Fund (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA. As of December 31, 2004, the Trust comprised two portfolios, and the Federated Fund Complex consisted of 44 investment companies (comprising 133 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex and serves for an indefinite term.

As of March 15, 2005, the Fund's Board and Officers as a group owned less than 1% of the Fund's outstanding Shares.

INTERESTED DIRECTORS BACKGROUND AND COMPENSATION



        Name
     Birth Date                                                             Total
      Address                                             Aggregate     Compensation
Positions Held with   Principal Occupation(s) for Past   Compensation  From Trust and
       Trust           Five Years, Other Directorships    From Fund    Federated Fund
 Date Service Began     Held and Previous Position(s)       (past          Complex
                                                         fiscal year)  (past calendar
                                                                            year)
                      Principal Occupations: Chairman         $0             $0
John F. Donahue*      and Director or Trustee of the
Birth Date: July      Federated Fund Complex; Chairman
28, 1924              and Director, Federated
CHAIRMAN AND          Investors, Inc.
DIRECTOR              ---------------------------------
Began serving:
November 2000         Previous Positions: Trustee,
                      Federated Investment Management
                      Company and Chairman and
                      Director, Federated Investment
                      Counseling.

                      Principal Occupations: Principal        $0             $0
J. Christopher        Executive Officer and President
Donahue*              of the Federated Fund Complex;
Birth Date: April     Director or Trustee of some of
11, 1949              the Funds in the Federated Fund
PRESIDENT AND         Complex; President, Chief
DIRECTOR              Executive Officer and Director,
Began serving:        Federated Investors, Inc.;
November 2000         Chairman and Trustee, Federated
                      Investment Management Company;
                      Trustee, Federated Investment
                      Counseling; Chairman and
                      Director, Federated Global
                      Investment Management Corp.;
                      Chairman, Federated Equity
                      Management Company of
                      Pennsylvania, Passport Research,
                      Ltd. and Passport Research II,
                      Ltd.; Trustee, Federated
                      Shareholder Services Company;
                      Director, Federated Services
                      Company.

                      Previous Positions: President,
                      Federated Investment Counseling;
                      President and Chief Executive
                      Officer, Federated Investment
                      Management Company, Federated
                      Global Investment Management
                      Corp. and Passport Research, Ltd.

                      Principal Occupations: Director      $933.38        $148,500
Lawrence D. Ellis,    or Trustee of the Federated Fund
M.D.*                 Complex; Professor of Medicine,
Birth Date: October   University of Pittsburgh;
11, 1932              Medical Director, University of
3471 Fifth Avenue     Pittsburgh Medical Center
Suite 1111            Downtown; Hematologist,
Pittsburgh, PA        Oncologist and Internist,
DIRECTOR              University of Pittsburgh Medical
Began serving:        Center.
November 2001
                      Other Directorships Held:
                      Member, National Board of
                      Trustees, Leukemia Society of
                      America.

                      Previous Positions: Trustee,
                      University of Pittsburgh;
                      Director, University of
                      Pittsburgh Medical Center.

* Family relationships and reasons for "interested" status: John F. Donahue is the father of J. Christopher Donahue; both are "interested" due to the positions they hold with Federated and its subsidiaries. Lawrence D. Ellis, M.D. is "interested"
because his son-in-law is employed by the Fund's principal underwriter, Federated
Securities Corp.
------------------------------------------------------------------------------------



INDEPENDENT DIRECTORS BACKGROUND AND COMPENSATION



        Name
     Birth Date
      Address                                             Aggregate         Total
Positions Held with                                      Compensation   Compensation
       Trust          Principal Occupation(s) for Past    From Fund    From Trust and
 Date Service Began    Five Years, Other Directorships      (past      Federated Fund
                        Held and Previous Position(s)    fiscal year)      Complex
                                                                       (past calendar
                                                                            year)
                      Principal Occupation: Director      $1,026.70       $163,350
Thomas G. Bigley      or Trustee of the Federated Fund
Birth Date:           Complex.
February 3, 1934
15 Old Timber Trail   Other Directorships Held:
Pittsburgh, PA        Director, Member of Executive
DIRECTOR              Committee, Children's Hospital
Began serving:        of Pittsburgh; Director,
November 2001         University of Pittsburgh.

                      Previous Position: Senior
                      Partner, Ernst & Young LLP.

                      Principal Occupations: Director     $1,026.70       $163,350
John T. Conroy, Jr.   or Trustee of the Federated Fund
Birth Date: June      Complex; Chairman of the Board,
23, 1937              Investment Properties
Investment            Corporation; Partner or Trustee
Properties            in private real estate ventures
Corporation           in Southwest Florida.
3838 North Tamiami
Trail                 Previous Positions: President,
Suite 402             Investment Properties
Naples, FL            Corporation; Senior Vice
DIRECTOR              President, John R. Wood and
Began serving:        Associates, Inc., Realtors;
November 2001         President, Naples Property
                      Management, Inc. and Northgate
                      Village Development Corporation.

                      Principal Occupation: Director      $1,026.70       $163,350
Nicholas P.           or Trustee of the Federated Fund
Constantakis          Complex.
Birth Date:
September 3, 1939     Other Directorships Held:
175 Woodshire Drive   Director and Member of the Audit
Pittsburgh, PA        Committee, Michael Baker
DIRECTOR              Corporation (engineering and
Began serving:        energy services worldwide).
November 2001
                      Previous Position: Partner,
                      Anderson Worldwide SC.

                      Principal Occupation: Director       $933.38        $148,500
John F. Cunningham    or Trustee of the Federated Fund
Birth Date: March     Complex.
5, 1943
353 El Brillo Way     Other Directorships Held:
Palm Beach, FL        Chairman, President and Chief
DIRECTOR              Executive Officer, Cunningham &
Began serving:        Co., Inc. (strategic business
November 2001         consulting); Trustee Associate,
                      Boston College.

                      Previous Positions: Director,
                      Redgate Communications and EMC
                      Corporation (computer storage
                      systems); Chairman of the Board
                      and Chief Executive Officer,
                      Computer Consoles, Inc.;
                      President and Chief Operating
                      Officer, Wang Laboratories;
                      Director, First National Bank of
                      Boston; Director, Apollo
                      Computer, Inc.

                      Principal Occupation: Director       $933.38        $148,500
Peter E. Madden       or Trustee of the Federated Fund
Birth Date: March     Complex.
16, 1942
One Royal Palm Way    Other Directorships Held: Board
100 Royal Palm Way    of Overseers, Babson College.
Palm Beach, FL
DIRECTOR              Previous Positions:
Began serving:        Representative, Commonwealth of
November 2001         Massachusetts General Court;
                      President, State Street Bank and
                      Trust Company and State Street
                      Corporation (retired); Director,
                      VISA USA and VISA International;
                      Chairman and Director,
                      Massachusetts Bankers
                      Association; Director,
                      Depository Trust Corporation;
                      Director, The Boston Stock
                      Exchange.

                      Principal Occupations: Director     $1,026.70       $163,350
Charles F.            or Trustee of the Federated Fund
Mansfield, Jr.        Complex; Management Consultant;
Birth Date: April     Executive Vice President, DVC
10, 1945              Group, Inc. (marketing,
80 South Road         communications and technology)
Westhampton Beach,    (prior to 9/1/00).
NY
DIRECTOR              Previous Positions: Chief
Began serving:        Executive Officer, PBTC
November 2001         International Bank; Partner,
                      Arthur Young & Company (now
                      Ernst & Young LLP); Chief
                      Financial Officer of Retail
                      Banking Sector, Chase Manhattan
                      Bank; Senior Vice President,
                      HSBC Bank USA (formerly, Marine
                      Midland Bank); Vice President,
                      Citibank; Assistant Professor of
                      Banking and Finance, Frank G.
                      Zarb School of Business, Hofstra
                      University.

                      Principal Occupations: Director     $1,120.06       $178,200
John E. Murray,       or Trustee of the Federated Fund
Jr., J.D., S.J.D.     Complex; Chancellor and Law
Birth Date:           Professor, Duquesne University;
December 20, 1932     Partner, Murray, Hogue & Lannis.
Chancellor,
Duquesne University   Other Directorships Held:
Pittsburgh, PA        Director, Michael Baker Corp.
DIRECTOR              (engineering, construction,
Began serving:        operations and technical
November 2001         services).

                      Previous Positions: President,
                      Duquesne University; Dean and
                      Professor of Law, University of
                      Pittsburgh School of Law; Dean
                      and Professor of Law, Villanova
                      University School of Law.

                      Principal Occupations:  Director     $933.38        $148,500
Marjorie P. Smuts     or Trustee of the Federated Fund
Birth Date: June      Complex; Public
21, 1935              Relations/Marketing
4905 Bayard Street    Consultant/Conference
Pittsburgh, PA        Coordinator.
DIRECTOR
Began serving:        Previous Positions: National
November 2001         Spokesperson, Aluminum Company
                      of America; television producer;
                      President, Marj Palmer Assoc.;
                      Owner, Scandia Bord.

                      Principal Occupations:  Director     $933.38        $148,500
John S. Walsh         or Trustee of the Federated Fund
Birth Date:           Complex; President and Director,
November 28, 1957     Heat Wagon, Inc. (manufacturer
2604 William Drive    of construction temporary
Valparaiso, IN        heaters); President and
DIRECTOR              Director, Manufacturers
Began serving:        Products, Inc. (distributor of
November 2001         portable construction heaters);
                      President, Portable Heater
                      Parts, a division of
                      Manufacturers Products, Inc.

                      Previous Position: Vice
                      President, Walsh & Kelly, Inc.



------------------------------------------------------------------------------------


OFFICERS**

Name
Birth Date
Address
Positions Held with Trust
-----------------------------    Principal Occupation(s) and Previous Position(s)
Date Service Began
                                 Principal Occupations: Executive Vice President
John W. McGonigle                and Secretary of the Federated Fund Complex;
Birth Date: October 26, 1938     Executive Vice President, Secretary and Director,
EXECUTIVE VICE PRESIDENT AND     Federated Investors, Inc.
SECRETARY
Began serving: November 2000     Previous Positions: Trustee, Federated Investment
                                 Management Company and Federated Investment
                                 Counseling; Director, Federated Global Investment
                                 Management Corp., Federated Services Company and
                                 Federated Securities Corp.

                                 Principal Occupations: Principal Financial
Richard J. Thomas                Officer and Treasurer of the Federated Fund
Birth Date: June 17, 1954        Complex; Senior Vice President, Federated
TREASURER                        Administrative Services.
Began serving: November 2000
                                 Previous Positions: Vice President, Federated
                                 Administrative Services; held various management
                                 positions within Funds Financial Services
                                 Division of Federated Investors, Inc.

                                 Principal Occupations: Vice Chairman or Vice
Richard B. Fisher                President of some of the Funds in the Federated
Birth Date: May 17, 1923         Fund Complex; Vice Chairman, Federated Investors,
VICE CHAIRMAN                    Inc.; Chairman, Federated Securities Corp.
Began serving: August 2002
                                 Previous Positions: President and Director or
                                 Trustee of some of the Funds in the Federated
                                 Fund Complex; Executive Vice President, Federated
                                 Investors, Inc. and Director and Chief Executive
                                 Officer, Federated Securities Corp.

                                 Principal Occupations:  Robert J. Ostrowski
Robert J. Ostrowski              joined Federated in 1987 as an Investment Analyst
Birth Date: April 26, 1963       and became a Portfolio Manager in 1990. He was
CHIEF INVESTMENT OFFICER         named Chief Investment Officer of taxable fixed
Began serving: May 2004          income products in 2004 and also serves as a
                                 Senior Portfolio Manager. He has been a Senior
                                 Vice President of the Fund's Adviser since 1997.
                                 Mr. Ostrowski is a Chartered Financial Analyst.
                                 He received his M.S. in Industrial Administration
                                 from Carnegie Mellon University.
                              -----------------------------------------------------


---------------------------------------------------------------------------------------
                                 Todd A. Abraham is Vice President of the Trust.
Todd A. Abraham                  Mr. Abraham has been a Portfolio Manager since
Birth Date: February 10, 1966    1995 and a Vice President of the Fund's Adviser
VICE PRESIDENT                   since 1997. Mr. Abraham joined Federated in 1993
Began serving: May 2004          as an Investment Analyst and served as Assistant
                                 Vice President from 1995 to 1997. Mr. Abraham
                                 served as a Portfolio Analyst at Ryland Mortgage
                                 Co. from 1992-1993. Mr. Abraham is a Chartered
                                 Financial Analyst and received his M.B.A. in
                                 Finance from Loyola College.

                                 David P. Gilmore is Vice President of the Trust.
David P. Gilmore                 Mr. Gilmore joined Federated in August 1997 as an
Birth Date: November 11, 1970    Investment Analyst. He was promoted to Senior
VICE PRESIDENT                   Investment Analyst in July 1999 and became a Vice
Began serving: May 2004          President of the Fund's Adviser in July 2001. Mr.
                                 Gilmore was a Senior Associate with Coopers &
                                 Lybrand from January 1992 to May 1995. Mr.
                                 Gilmore is a Chartered Financial Analyst and
                                 attended the University of Virginia, where he
                                 earned his M.B.A., from September 1995 to May
                                 1997. Mr. Gilmore has a B.S. from Liberty
                                 University.



                                 Robert M. Kowit has been the Fund's Portfolio
Robert M. Kowit                  Manager since inception. He is Vice President of
Birth Date: June 27, 1945        the Trust. Mr. Kowit joined Federated in 1995 as
VICE PRESIDENT                   a Senior Portfolio Manager and a Vice President
Began serving: February 2001     of the Fund's Adviser. Mr. Kowit served as a
                                 Managing Partner of Copernicus Global Asset
                                 Management from January 1995 through October
                                 1995. From 1990 to 1994, he served as Senior Vice
                                 President/Portfolio Manager of International
                                 Fixed Income and Foreign Exchange for John
                                 Hancock Advisers. Mr. Kowit received his M.B.A.
                                 from Iona College with a concentration in finance.

**    Officers do not receive any compensation from the Fund.
------------------------------------------------------------------------------------


COMMITTEES OF THE BOARD
                                                                           Meetings
Board     Committee                                                           Held
Committee Members             Committee Functions                          During
                                                                              Last
                                                                           Fiscal
                                                                              Year
Executive                     In between meetings of the full Board,         Seven
          John F. Donahue     the Executive Committee generally may
          John E. Murray,     exercise all the powers of the full Board
          Jr., J.D., S.J.D.   in the management and direction of the
                              business and conduct of the affairs of
                              the Trust in such manner as the Executive
                              Committee shall deem to be in the best
                              interests of the Trust.  However, the
                              Executive Committee cannot elect or
                              remove Board members, increase or
                              decrease the number of Directors, elect
                              or remove any Officer, declare dividends,
                              issue shares or recommend to shareholders
                              any action requiring shareholder approval.

Audit                         The purposes of the Audit Committee are        Seven
          Thomas G. Bigley    to oversee the accounting and financial
          John T. Conroy,     reporting process of the Fund, the Fund`s
          Jr.                 internal control over financial
          Nicholas P.         reporting, and the quality, integrity and
          Constantakis        independent audit of the Fund's financial
          Charles F.          statements.  The Committee also oversees
          Mansfield, Jr.      or assists the Board with the oversight
                              of compliance with legal requirements
                              relating to those matters, approves the
                              engagement and reviews the
                              qualifications, independence and
                              performance of the Fund`s independent
                              registered public accounting firm, acts
                              as a liaison between the independent
                              registered public accounting firm and the
                              Board and reviews the Fund `s internal
                              audit function.

Nominating                                                                    One
          Thomas G. Bigley    The Nominating Committee, whose members
          John T. Conroy,     consist of all Independent Directors,
          Jr.                 selects and nominates persons for
          Nicholas P.         election to the Fund`s Board when
          Constantakis        vacancies occur. The Committee will
          John F.             consider candidates recommended by
          Cunningham          shareholders, Independent Directors,
          Peter E. Madden     officers or employees of any of the
          Charles F.          Fund`s agents or service providers and
          Mansfield, Jr.      counsel to the Fund. Any shareholder who
          John E. Murray,     desires to have an individual considered
          Jr.                 for nomination by the Committee must
          Marjorie P. Smuts   submit a recommendation in writing to the
          John S. Walsh       Secretary of the Fund, at the Fund's
                              address appearing on the back cover of
                              this Statement of Additional Information.
                              The recommendation should include the
                              name and address of both the shareholder
                              and the candidate and detailed
                              information concerning the candidate's
                              qualifications and experience. In
                              identifying and evaluating candidates for
                              consideration, the Committee shall
                              consider such factors as it deems
                              appropriate.  Those factors will
                              ordinarily include:  integrity,
                              intelligence, collegiality, judgment,
                              diversity, skill, business and other
                              experience, qualification as an
                              "Independent Director," the existence of
                              material relationships which may create
                              the appearance of a lack of independence,
                              financial or accounting knowledge and
                              experience, and dedication and
                              willingness to devote the time and
                              attention necessary to fulfill Board
                              responsibilities.



------------------------------------------------------------------------------------


BOARD OWNERSHIP OF SHARES IN THE FUND AND IN THE FEDERATED FAMILY OF INVESTMENT
COMPANIES AS OF DECEMBER 31, 2004




                                                                           Aggregate
                                                                     Dollar Range of
                                               Dollar Range of       Shares Owned in
Interested                                        Shares Owned             Federated
Board Member Name                                      in Fund             Family of
                                                                          Investment
                                                                           Companies
John F. Donahue                                           None         Over $100,000
J. Christopher Donahue                                    None         Over $100,000
Lawrence D. Ellis, M.D.                                   None         Over $100,000

Independent
Board Member Name                              ---------------

Thomas G. Bigley                                          None         Over $100,000
John T. Conroy, Jr.                                       None         Over $100,000
Nicholas P. Constantakis                                  None         Over $100,000
John F. Cunningham                                        None         Over $100,000
Peter E. Madden                                           None         Over $100,000
Charles F. Mansfield, Jr.                                 None         $50,001 - $100,000
John E. Murray, Jr., J.D., S.J.D.                         None         Over $100,000
Marjorie P. Smuts                                         None         Over $100,000
John S. Walsh                                             None         Over $100,000

------------------------------------------------------------------------------------


Investment Advisory and Other Services



INVESTMENT ADVISER
The Adviser conducts investment research and makes investment decisions for the Fund.

The Adviser is a wholly owned subsidiary of Federated.

The Adviser shall not be liable to the Trust or any Fund shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

As required by the 1940 Act, the Fund's Board has reviewed the Fund's investment advisory contract. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the contract, the Board considers many factors, among the most material of which are: the Fund's investment objectives and long term performance; the Adviser's management philosophy, personnel and processes; the preferences and expectations of Fund shareholders and their relative sophistication; the continuing state of competition in the mutual fund industry; comparable fees in the mutual fund industry; the range and quality of services provided to the Fund and its shareholders by the Federated organization in addition to investment advisory services; and the Fund's relationship to the Federated funds.

In assessing the Adviser's performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Fund's operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Fund on the strength of the Adviser's industry standing and reputation and in the expectation that the Adviser will have a continuing role in providing advisory services to the Fund.

The Board also considers the compensation and benefits received by the Adviser. This includes fees received for services provided to the Fund by other entities in the Federated organization and research services received by the Adviser from brokers that execute fund trades, as well as advisory fees. In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Adviser's compensation: the nature and quality of the services provided by the Adviser, including the performance of the Fund; the Adviser's cost of providing the services; the extent to which the Adviser may realize "economies of scale" as the Fund grows larger; any indirect benefits that may accrue to the Adviser and its affiliates as a result of the Adviser's relationship with the Fund; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about all facts bearing on the Adviser's service and fee. The Fund's Board is aware of these factors and takes them into account in its review of the Fund's advisory contract.

The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Fund and working with Federated on matters relating to the Federated funds, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Fund and the Federated organization. Federated provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board's formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises. Thus, the Board's evaluation of an advisory contract is informed by reports covering such matters as: the Adviser's investment philosophy, personnel, and processes; the Fund's short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or "peer group" funds), and comments on the reasons for performance; the Fund's expenses (including the advisory fee itself and the overall expense structure of the Fund, both in absolute terms and relative to similar and/or competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Fund's portfolio securities; the nature and extent of the advisory and other services provided to the Fund by the Adviser and its affiliates; compliance and audit reports concerning the Federated funds and the Federated companies that service them; and relevant developments in the mutual fund industry and how the Federated funds and/or Federated are responding to them.

The Board also receives financial information about Federated, including reports on the compensation and benefits Federated derives from its relationships with the Federated funds.
These reports cover not only the fees under the advisory contracts, but also fees received by Federated's subsidiaries for providing other services to the Federated funds under separate contracts (e.g., for serving as the Federated funds' administrator). The reports also discuss any indirect benefit Federated may derive from its receipt of research services from brokers who execute Federated fund trades.

The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every Federated fund, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each Federated fund, the Board does not approach consideration of every Federated fund's advisory contract as if that were the only Federated fund.

The Adviser will provide investment advisory services at no fee.




Portfolio Manager Information
The following information about the Fund's portfolio managers is provided as of December 31, 2004.

                                              --------------------------
          Other Accounts Managed by             Total Number of Other
                Robert Kowit                  Accounts Managed / Total
                                                       Assets*
------------------------------------------------------------------------
------------------------------------------------------------------------
       Registered Investment Companies        5 funds / $515.14 million
------------------------------------------------------------------------
------------------------------------------------------------------------
      Other Pooled Investment Vehicles                    0
------------------------------------------------------------------------
------------------------------------------------------------------------
               Other Accounts                             0
------------------------------------------------------------------------
*None of the Other Accounts has an advisory fee that is based on the performance of the account.
Dollar value range of shares owned in the Fund:  none.
Robert Kowit is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager's experience and performance. The annual incentive amount is determined based on multiple performance criteria using a Balanced Scorecard methodology, and may be paid entirely in cash, or in a combination of cash and restricted stock of Federated. There are four weighted performance categories in the Balanced Scorecard. Investment
Product Performance is the predominant factor. Of lesser importance are: Leadership/Teamwork/Communication, Customer Satisfaction, and Financial Success. The total Balanced
Scorecard "score" is applied against an annual incentive opportunity that is competitive in the market for this portfolio manager role to determine the annual incentive payment.
Investment Product Performance is measured on a rolling 1, 3 and 5 calendar year pre-tax total return basis vs. the Fund's benchmark (i.e., Lehman Brothers Emerging Markets Index), and on a rolling 3 and 5 calendar year pre-tax total return basis vs. the Fund's designated peer group of comparable funds
(e.g., funds in the same category as established by Lipper).
These performance periods are adjusted if the portfolio manager has been managing the fund for less than five years;
funds with less than a one-year performance record are excluded. As noted above, Mr. Kowit is also the portfolio manager for other accounts in addition to the Fund. Such other accounts may have different benchmarks. Investment performance is calculated with an equal weighting of each included account managed by the portfolio manager on a three- and five-year basis. One-year performance is equally weighted for all international fixed income portfolios which Mr. Kowit either manages or for which he has supervisory responsibility in his role as Head of the Investment Area. Mr. Kowit is a member of an Investment Team that establishes guidelines on various performance drivers (e.g., currency, duration, sector) for Taxable Fixed Income funds. A portion of the Investment
Product Performance score is determined by Federated's senior management's assessment of the team's contribution. Leadership/Teamwork/Communication is assessed by the Chief
Investment Officer in charge of the portfolio manager's group, with input from the portfolio manager's co-workers.
Customer Satisfaction is assessed through two components:
Sales and Marketing Support and Net Sales. Federated's senior management assesses the quality, amount and effectiveness of sales and marketing support, with input from sales management. Net sales are assumed to indirectly reflect customer satisfaction, so net fund flows may be assessed relative to industry trends for the fund category.
Financial success is assessed to tie the portfolio manager's bonus, in part, to Federated's overall financial health. Half of the financial success category is measured based on growth of the portfolio manager's funds (assets under management and revenues), and supporting the appropriate number of funds to improve efficiency and enhance strong fund performance. Half of the financial success category is based on the growth in assets under management and revenues attributable to the portfolio manager's Department, to encourage teamwork. The financial success score is lowered if Federated's overall financial targets are not achieved.
As a general matter, certain conflicts of interest may arise in connection with a portfolio manager's management of a fund's investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or "soft dollars"). The Adviser has structured the portfolio managers' compensation in a manner, and the Fund has adopted policies and procedures, reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.

                                        -------------------------
       Other Accounts Managed by         Total Number of Other
         Roberto Sanchez-Dahl              Accounts Managed /
                                             Total Assets*
-----------------------------------------------------------------
-----------------------------------------------------------------
    Registered Investment Companies        2 funds / $410.44
                                                million
-----------------------------------------------------------------
-----------------------------------------------------------------
   Other Pooled Investment Vehicles                0
-----------------------------------------------------------------
-----------------------------------------------------------------
            Other Accounts                         0
-----------------------------------------------------------------

*None of the Other Accounts has an advisory fee that is based on the performance of the account.
Dollar value range of shares owned in the Fund:  none.
Roberto Sanchez-Dahl is paid a fixed base salary and a variable annual incentive. Base salary is determined within a market competitive position-specific salary range, based on the portfolio manager's experience and performance. The annual incentive amount is determined based on multiple performance criteria using a Balanced
Scorecard methodology, and may be paid entirely in cash, or in a combination of cash and restricted stock of Federated. There are four weighted performance categories in the Balanced Scorecard. Investment Product Performance is the predominant factor. Of lesser importance are:
Leadership/Teamwork/Communication, Customer Satisfaction, and Financial Success. The total Balanced Scorecard
"score" is applied against an annual incentive opportunity that is competitive in the market for this portfolio manager role to determine the annual incentive payment.
Investment Product Performance is measured on a rolling 1, 3 and 5 calendar year pre-tax total return basis vs. the Fund's benchmark (i.e., Lehman Brothers Emerging Markets
Index), and on a rolling 3 and 5 calendar year pre-tax total return basis vs. the Fund's designated peer group of comparable funds (e.g., funds in the same category as established by Lipper). These performance periods are adjusted if the portfolio manager has been managing the fund for less than five years; funds with less than one year of performance history are excluded. As noted above, Roberto Sanchez-Dahl is also the portfolio manager for other accounts in addition to the Fund. Such other accounts may have different benchmarks. Investment performance is calculated with an equal weighting of each account managed by the portfolio manager. Roberto
Sanchez-Dahl is a member of an Investment Team that establishes guidelines on various performance drivers
(e.g., currency, duration, sector) for Taxable Fixed Income funds. A portion of the Investment Product Performance score is determined by Federated's senior management's assessment of the team's contribution.
Leadership/Teamwork/Communication is assessed by the Chief
Investment Officer in charge of the portfolio manager's group, with input from the portfolio manager's co-workers.
Customer Satisfaction is assessed through two components:
Sales and Marketing Support and Net Sales. Federated's senior management assesses the quality, amount and effectiveness of sales and marketing support, with input from sales management. Net sales are assumed to indirectly reflect customer satisfaction, so net fund flows may be assessed relative to industry trends for the fund category.
Financial success is assessed to tie the portfolio manager's bonus, in part, to Federated's overall financial health. Half of the financial success category is measured based on growth of the portfolio manager's funds (assets under management and revenues), and supporting the appropriate number of funds to improve efficiency and enhance strong fund performance. Half of the financial success category is based on the growth in assets under management and revenues attributable to the portfolio manager's Department, to encourage teamwork. The financial success score is lowered if Federated's overall financial targets are not achieved.
As a general matter, certain conflicts of interest may arise in connection with a portfolio manager's management of a fund's investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or "soft dollars"). The Adviser has structured the portfolio managers' compensation in a manner, and the Fund has adopted policies and procedures, reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.
Ihab Salib is named as the back-up portfolio manager on the Fund and is not responsible for the day-to-day management of the Fund.


Services Agreement
Federated Advisory Services Company, an affiliate of the Adviser, provides certain support services to the Adviser.
The fee for these services is paid by the Adviser and not by the Fund.




CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING
As required by SEC rules, the Fund, its Adviser, and its placement agent have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Fund Directors, and certain other employees.
Although they do permit these people to trade in securities, including those that the Fund could buy, as well as Shares of the Fund, they also contain significant safeguards designed to protect the Fund and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.




VOTING PROXIES ON FUND PORTFOLIO SECURITIES
The Board has delegated to the Adviser authority to vote proxies on the securities held in the Fund's portfolio.
The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.


Proxy Voting Policies
The Adviser's general policy is to cast proxy votes in favor of proposals that the Adviser anticipates will enhance the long-term value of the securities being voted.
Generally, this will mean voting for proposals that the Adviser believes will: improve the management of a company;
increase the rights or preferences of the voted securities;
and/or increase the chance that a premium offer would be made for the company or for the voted securities.

The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

On matters of corporate governance, generally the Adviser will vote for proposals to: require independent tabulation of proxies and/or confidential voting by shareholders;
reorganize in another jurisdiction (unless it would reduce the rights or preferences of the securities being voted);
and repeal a shareholder rights plan (also known as a "poison pill"). The Adviser will generally vote against the adoption of such a plan (unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company).

On matters of capital structure, generally the Adviser will vote: against proposals to authorize or issue shares that are senior in priority or voting rights to the securities being voted; for proposals to grant preemptive rights to the securities being voted; and against proposals to eliminate such preemptive rights.

On matters relating to management compensation, generally the Adviser will vote: for stock incentive plans that align the recipients' interests with the interests of shareholders without creating undue dilution; and against proposals that would permit the amendment or replacement of outstanding stock incentives with new stock incentives having more favorable terms.

On matters relating to corporate transactions, the Adviser will vote proxies relating to proposed mergers, capital reorganizations, and similar transactions in accordance with the general policy, based upon its analysis of the proposed transaction. The Adviser will vote proxies in contested elections of directors in accordance with the general policy, based upon its analysis of the opposing slates and their respective proposed business strategies.
Some transactions may also involve proposed changes to the company's corporate governance, capital structure or management compensation. The Adviser will vote on such changes based on its evaluation of the proposed transaction or contested election. In these circumstances, the Adviser may vote in a manner contrary to the general practice for similar proposals made outside the context of such a proposed transaction or change in the board. For example, if the Adviser decides to vote against a proposed transaction, it may vote for anti-takeover measures reasonably designed to prevent the transaction, even though the Adviser typically votes against such measures in other contexts.

The Adviser generally votes against proposals submitted by shareholders without the favorable recommendation of a company's board. The Adviser believes that a company's board should manage its business and policies, and that shareholders who seek specific changes should strive to convince the board of their merits or seek direct representation on the board.

In addition, the Adviser will not vote if it determines that the consequences or costs outweigh the potential benefit of voting. For example, if a foreign market requires shareholders casting proxies to retain the voted shares until the meeting date (thereby rendering the shares
"illiquid" for some period of time), the Adviser will not vote proxies for such shares.


Proxy Voting Procedures
The Adviser has established a Proxy Voting Committee (Proxy
Committee), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies. The Adviser has hired Investor
Responsibility Research Center (IRRC) to obtain, vote, and record proxies in accordance with the Proxy Committee's directions. The Proxy Committee directs IRRC by means of Proxy Voting Guidelines, and IRRC may vote any proxy as directed in the Proxy Voting Guidelines without further direction from the Proxy Committee (and may make any determinations required to implement the Proxy Voting
Guidelines). However, if the Proxy Voting Guidelines require case-by-case direction for a proposal, IRRC will provide the Proxy Committee with all information that it has obtained regarding the proposal and the Proxy Committee will provide specific direction to IRRC. The Adviser's proxy voting procedures generally permit the Proxy
Committee to amend the Proxy Voting Guidelines, or override the directions provided in such Guidelines, whenever necessary to comply with the proxy voting policies.


Conflicts of Interest
The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Fund (and its shareholders) and those of the Adviser or placement agent. This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote. A company that is a proponent, opponent, or the subject of a proxy vote, and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to as an "Interested Company."

The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser have influenced proxy votes. Any employee of the Adviser who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the Adviser will vote. Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy
Committee and provide a written summary of the communication. Under no circumstances will the Proxy
Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy
Committee has directed such proxies to be voted. If the Proxy Voting Guidelines already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions. If the Proxy Voting
Guidelines require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested
Company. If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose to the Fund's Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did.

If the Fund holds shares of another investment company for which the Adviser (or an affiliate) acts as an investment adviser, the Proxy Committee will vote the Fund's proxies in the same proportion as the votes cast by shareholders who are not clients of the Adviser at any shareholders' meeting called by such investment company, unless otherwise directed by the Board.


Proxy Voting Report

A report on "Form N-PX" of how the Fund voted any proxies during the most recent 12-month period ended June 30 is available from the EDGAR database on the SEC's website at http://www.sec.gov.

Portfolio Holdings

The Fund's Annual and Semi-Annual reports, which contain complete listings of the Fund's portfolio holdings as of the end of the Fund's second and fourth fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Fiscal quarter information is made available on the website within 70 days after the end of the fiscal quarter. The summary portfolio composition information may include identification of the Fund's top ten holdings, recent purchase and sale transactions and percentage breakdowns of the portfolio by sector, geographic region and credit quality.

The disclosure policy of the Fund and the Adviser prohibits the disclosure of portfolio holdings information to any investor or intermediary before the same information is made available to other investors. Employees of the Adviser or its affiliates who have access to nonpublic information concerning the Fund's portfolio holdings are prohibited from trading securities on the basis of this information. Such persons must report all personal securities trades and obtain pre-clearance for all personal securities trades other than mutual fund shares.

Firms that provide administrative, custody, financial, accounting, legal or other services to the Fund may receive nonpublic information about Fund portfolio holdings for purposes relating to their services. The Fund may also provide portfolio holdings information to publications that rate, rank or otherwise categorize investment companies and to commodities exchange clearing corporations in connection with qualifying the Fund's Shares for use as margin collateral. Traders or portfolio managers may provide
"interest" lists to facilitate portfolio trading if the list reflects only that subset of the portfolio for which the trader or portfolio manager is seeking market interest. A list of service providers, publications and other third parties who may receive nonpublic portfolio holdings information appears in the Appendix to this SAI.

The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental or regulatory personnel) requires the prior approval of the President of the Adviser and of the Chief Compliance
Officer of the Fund. The President of the Adviser and the Chief Compliance Officer will approve the furnishing of nonpublic portfolio holdings information to a third party only if they consider the furnishing of such information to be in the best interests of the Fund and its shareholders.
In that regard, and to address possible conflicts between the interests of Fund shareholders and those of the Adviser and its affiliates, the following procedures apply. No consideration may be received by the Fund, the Adviser, any affiliate of the Adviser or any of their employees in connection with the disclosure of portfolio holdings information. Before information is furnished, the third party must sign a written agreement that it will safeguard the confidentiality of the information, will use it only for the purposes for which it is furnished and will not use it in connection with the trading of any security. Persons approved to receive nonpublic portfolio holdings information will receive it as often as necessary for the purpose for which it is provided. Such information may be furnished as frequently as daily and often with no time lag between the date of the information and the date it is furnished. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purposes for which it is furnished.



Placement Agent
The Fund's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue,
Pittsburgh, PA 15222-3779.


Administrator
Federated Administrative Services, Inc. (FASI), a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Fund. FASI provides these services at the following annual rate of the average daily net assets of all Federated funds as specified below:

             Maximum                Average Aggregate Daily
                                 Net Assets of the Federated
       Administrative Fee                   Funds
           0.150 of 1%            on the first $250 million
           0.125 of 1%             on the next $250 million
           0.100 of 1%             on the next $250 million
           0.075 of 1%           on assets in excess of $750
                                           million
FASI may voluntarily waive all or a portion of the administrative fee paid by the Fund. FASI may terminate this voluntary waiver at any time.
--------------------------------------------------------------------
FASI also provides certain accounting and recordkeeping services with respect to the Fund's portfolio investments for a fee based on Fund assets plus out-of-pocket expenses.

Custodian
State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Fund. Foreign instruments purchased by the Fund are held by foreign banks participating in a network coordinated by State Street Bank.


Transfer Agent and Dividend Disbursing Agent
FASI maintains all necessary shareholder records. The Fund pays the transfer agent a fee based on the size, type and number of accounts and transactions made by shareholders.


Independent Registered Public Accounting Firm
The independent registered public accounting firm for the Fund, Ernst & Young LLP, conducts its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require it to plan and perform its audits to provide reasonable assurance about whether the Fund's financial statements and financial highlights are free of material misstatement.





Brokerage Allocation and Other Practices



Brokerage Transactions
When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Fund's Board.



Investment decisions for the Fund are made independently from those of other accounts managed by the Adviser. When the Fund and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Fund and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Fund, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Fund.



Capital Stock and Other Securities

Limited Partnership Interests
Holders of the Fund's Shares of beneficial interest will have equal rights to participate in distributions made by the Fund, equal rights to the Fund's assets upon dissolution and equal voting rights. The Fund does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at net asset value (NAV) with no charge.


ADDITIONAL INFORMATION REGARDING THE PARTNERSHIP AGREEMENT

Amendment of the Partnership Agreement
The Partnership Agreement may generally be amended, in whole or in part, with the approval of the Board and without the approval of the investors, unless the approval of investors is required by the 1940 Act or the amendment adversely affects the interests of investors.


Term, Dissolution and Liquidation
The Trust and each series of the Trust shall continue for a period of 50 years from November 13, 2000 unless dissolved upon the affirmative vote to dissolve the Trust or the applicable series of: (1) the Board; or (2) investors holding at least a majority of the total number of votes entitled to be cast thereon. In addition, the Partnership Agreement provides that the Trust will be dissolved: (1) upon the withdrawal of the General Partner, unless an additional general partner has been appointed (in accordance with the provisions of the Partnership Agreement); (2) if there are no investors of the Trust; or (3) upon the occurrence of a dissolution event, as described in the Partnership Agreement. The Trust will also be dissolved as required by operation of law. A series will be dissolved: (1) when there are no investors of the series; (2) upon the occurrence of a dissolution event as described in the Partnership Agreement; or (3) upon an event that causes the Trust to dissolve.

Upon the occurrence of any event of dissolution, the Trustees, acting as liquidating trustees, are charged with winding up the affairs of the Trust and liquidating its assets. Upon the liquidation of the Trust (or a particular series), its assets will be distributed: (1) first to satisfy the debts, liabilities and obligations of the Trust (or a particular series), including actual or anticipated liquidation expenses; (2) next to make certain distributions owing to the investors; and (3) finally to the investors proportionately, according to the number of interests held by the several investors of the Trust or the particular series.




Shareholder Information

Beneficial interests in the Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.


Offering Price
The Fund's NAV per Share fluctuates and is based on the market value of all securities and other assets of the Fund.
Market values of the Fund's portfolio securities are determined as follows:

o in the absence of recorded sales for equity securities, according to the mean between the last closing bid and asked prices;

o futures contracts and options are generally valued at market values established by the exchanges on which they are traded at the close of trading on such exchanges. Options traded in the OTC market are generally valued according to the mean between the last bid and the last asked price for the option as provided by an investment dealer or other financial institution that deals in the option. The Board may determine in good faith that another method of valuing such investments is necessary to appraise their fair market value;


o for mortgage-backed securities, based on the aggregate investment value of the projected cash flows to be generated by the security, as furnished by an independent pricing service;

o for other fixed income securities, according to the mean between bid and asked prices as furnished by an independent pricing service, except that fixed income securities with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; and

o for all other securities at fair value as determined in accordance with procedures established by and under the general supervision of the Board.



Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may consider institutional trading in similar groups of securities, yield, quality, stability, risk, coupon rate, maturity, type of issue, trading characteristics, and other market data or factors. From time to time, when prices cannot be obtained from an independent pricing service, securities may be valued based on quotes from broker-dealers or other financial institutions that trade the securities.




Trading in Foreign Securities

Trading in foreign securities may be completed at times which vary from the closing of the New York Stock Exchange (NYSE). In computing its NAV, the Fund values foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the NYSE. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the NYSE. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Fund's Board, although the actual calculation may be done by others.





Redemption in Kind
Although the Fund intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Fund's portfolio securities.



Because the Fund has elected to be governed by Rule 18f-1 under the 1940 Act, the Fund is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.



Any Share redemption payment greater than this amount will also be in cash unless the Fund's Board determines that payment should be in kind. In such a case, the Fund will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Fund determines its NAV. The portfolio securities will be selected in a manner that the Fund's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.


Taxation of the Fund

The following discussion summarizes certain anticipated material U.S. federal income tax consequences of investing in the Fund. The discussion is based on the Internal Revenue Code of 1986, as amended (the Code), existing and proposed Treasury Regulations thereunder, Internal Revenue Service (IRS) positions, and court decisions in effect as of the date of this Part B. All of these authorities are subject to change by legislative or administrative action, possibly with retroactive effect. This summary does not address all tax considerations that may be relevant to prospective investors or to certain types of investors subject to special treatment under the U.S. federal income tax laws. The discussion does not constitute legal or tax advice. Furthermore, the tax consequences of investing in the Fund may vary depending on the particular investor's status.

ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER
OWN TAX ADVISER AS TO THE U.S. FEDERAL, STATE, AND LOCAL AND
FOREIGN TAX CONSEQUENCES OF INVESTING IN THE FUND.


CLASSIFICATION OF THE FUND


The Fund is intended to be treated as a partnership for U.S. federal income tax purposes rather than as an association taxable as a corporation. The Fund will not be a "regulated investment company" for federal income tax purposes. The Fund intends to monitor the number of its investors so as not to be treated as a "publicly traded partnership" under certain safe harbors provided in the Treasury Regulations.


TAXATION OF PARTNERSHIP OPERATIONS GENERALLY

As a partnership, the Fund will not be subject to U.S. federal income tax. Instead, each investor in the Fund will be required to report separately on its own federal income tax return its distributive share of items of such Fund's income, gain, losses, deductions and credits. Each investor will be required to report its distributive share of such items regardless of whether it has received or will receive corresponding distributions of cash or property from the Fund. In general, cash the Fund distributes to an investor will represent a non-taxable return of capital up to the amount of the investor's adjusted tax basis in its Fund Shares.


INVESTMENT IN COMPLEX SECURITIES

The Fund may invest in complex securities. These investments may be subject to numerous special and complicated tax rules. These rules could affect whether gains and losses the Fund recognizes are treated as ordinary income or capital gain, or accelerate the recognition of income to the Fund, or defer the Fund's ability to recognize losses. In turn, these rules may affect the amount, timing, or character of the income, gain, or loss that make up the distributive shares allocable to investors.


CALCULATION OF INVESTOR'S "ADJUSTED BASIS" AND "AT RISK BASIS"

In general, each investor's adjusted basis in its Shares in the Fund will equal its purchase price for the Shares increased by the amount of its share of items of income and gain of the Fund and reduced, but not below zero, by: (a) the amount of its share of Fund deductions and losses; (b) expenditures which are neither properly deductible nor properly chargeable to its capital account; and (c) the amount of any distributions the investor receives.


CURRENT DISTRIBUTIONS BY THE FUND; REDEMPTIONS

Current Distributions. A current cash distribution by the Fund with respect to Shares an investor holds will result in gain to the distributee investor only to the extent that the amount of cash distributed exceeds the investor's adjusted basis in its Fund shares owned. A current distribution will reduce the distributee investor's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered as gain from the sale or exchange of such investor's Shares in the Fund. Loss will not be recognized by an investor as a result of the Fund's current distributions.

Liquidation of an Investor's Entire Interest in the Fund. Generally, a distribution or series of distributions by the Fund to an investor that results in termination of its entire interest in the Fund will result in gain to the distributee investor only to the extent that money, if any, distributed exceeds the investor's adjusted basis in its Fund Shares. When only money and unrealized receivables are distributed, loss will be recognized to the extent that the investor's adjusted basis in its Fund Shares exceeds the amount of cash distributed and the basis to the investor of any unrealized receivables distributed. Any gain or loss recognized as a result of such distributions will be considered as gain or loss from the sale or exchange of the distributee investor's Fund Shares and generally will be capital gain or loss.


TAX-EXEMPT INVESTORS

The Code imposes a tax on the "unrelated business taxable income"
(UBTI) of certain tax-exempt organizations. Income from certain types of investments the Fund makes that is allocated to tax-exempt investors may be treated as UBTI subject to tax. In addition, if and to the extent that the Fund borrows in connection with the acquisition of any property, income from such debt-financed property will be subject to the tax on UBTI. While it is anticipated that the Adviser generally will attempt to make investments in a manner which does not give rise to the tax imposed on UBTI, the Adviser may make investments in assets the income from which gives rise to UBTI or may borrow in connection with the acquisition of property if the Adviser believes that the returns on such investments justify incurring, or the risk of incurring, UBTI. The Fund anticipates that it will distribute annually to each such tax-exempt investor after the end of the Fund's fiscal year the information necessary for that investor to determine the portion of its distributive share of each item of income, gain and deduction that is to be taken into account in the determination of UBTI.


FOREIGN INCOME TAXES

The Fund may pay or accrue foreign income taxes in connection with trading. Such amounts will be deemed to be received by investors and paid to the foreign government. An investor may (subject to certain limitations) elect each taxable year to treat its share of these foreign income taxes as a credit against its U.S. income tax liability or to deduct such amount from its U.S. taxable income. However, an investor's ability to obtain a credit for such taxes depends on the investor's particular circumstances and it is possible that an investor may get little or no foreign tax credit benefit with respect to its share of foreign taxes paid or accrued by the Fund.


NON-U.S. INVESTORS

Non-U.S. investors in the Fund will generally be subject to a 30% withholding tax (unless reduced by an applicable treaty) on their distributive share of U.S. source dividends and other fixed and determinable income that is not effectively connected with the conduct of a U.S. trade or business. Capital gains and certain "portfolio" interest are not subject to U.S. withholding tax. Non-U.S. investors that are individuals may also be subject to U.S. estate taxes as a result of an investment in the Fund.


STATE AND LOCAL TAXATION

An investor's distributive share of the Fund's taxable income or loss generally will have to be taken into account in determining the investor's state and local income tax liability, if any, applicable in the jurisdiction in which such investor resides. In addition, a state or other taxing jurisdiction in which an investor is not a resident, but in which the investor may be deemed to be engaged in business may impose a tax on that investor with respect to its share of Fund income derived from that state or other taxing jurisdiction. The Fund may also be subject to state or local taxes or both on some or all of its net income, depending on the nature and extent of the Fund's activities in the particular state or locality. Any such tax imposed on the Fund will be an expense paid out of the Fund's income and allocated among the investors in accordance with the Partnership Agreement.

Prospective investors should consult their own tax advisers concerning the state and local tax consequences of investing in the Fund.

THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL INCOME TAX PLANNING. PROPSECTIVE INVESTORS ARE URGED TO CONSULT
THEIR OWN TAX ADVISERS WITH RESPECT TO THE EFFECTS OF THIS
INVESTMENT ON THEIR OWN TAX SITUATIONS.




Financial Statements



Investors of record will receive Annual Reports audited by the Fund's Independent Registered Public Accounting Firm and unaudited Semi-Annual reports.




Investment Ratings



Standard and Poor's Long-Term Debt Rating Definitions
AAA--Highest credit quality. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA--Very high credit quality. 'AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A--High credit quality. 'A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.
BBB--Good credit quality. 'BBB' ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.
BB--Speculative. 'BB' ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade. B--Highly speculative. 'B' ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favourable business and economic environment.
CCC, CC, C--High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favourable business or economic developments. A 'CC' rating indicates that default of some kind appears probable. 'C' ratings signal imminent default.

MOODY'S INVESTORS SERVICE LONG-TERM DEBT RATINGS
Aaa-- Bonds and preferred stock which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
Aa-- Bonds and preferred stock which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.
A-- Bonds and preferred stock which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.
NR--Indicates that both the bonds and the obligor or credit enhancer are not currently rated by S&P or Moody's with respect to short-term indebtedness. However, management considers them to be of comparable quality to securities rated A-1 or P-1.
NR(1)--The underlying issuer/obligor/guarantor has other outstanding debt rated AAA by S&P or Aaa by Moody's.
NR(2)--The underlying issuer/obligor/guarantor has other outstanding debt rated AA by S&P or Aa by Moody's.
NR(3)--The underlying issuer/obligor/guarantor has other outstanding debt rated A by S&P or Moody's.

Moody's Investors Service Commercial Paper Ratings Prime-1--Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structure with moderate reliance on debt and ample asset protection, broad margins in earning coverage of fixed financial charges and high internal cash generation, and well-established access to a range of financial markets and assured sources of alternate liquidity. Prime-2--Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Standard and Poor's Commercial Paper Ratings
A-1--A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.
A-2--A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

Fitch Ratings Commercial Paper Rating Definitions
F-1--Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under their national rating scale, this rating is assigned to the "best" credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the sovereign state. Where the credit risk is particularly strong, a "+" is added to the assigned rating. F-2--Indicates a satisfactory capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, the margin of safety is not as great as in the case of the higher ratings.


Addresses

EMERGING MARKETS FIXED INCOME CORE FUND
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000
Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Investment Adviser
Federated Investment Counseling.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Custodian
State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600
Transfer Agent and Dividend Disbursing Agent
Federated Administrative Services, Inc.
P.O. Box 8600
Boston, MA 02266-8600

Independent Registered Public Accounting Firm
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072











Appendix

The following is a list of persons other than the Adviser and its affiliates that may receive nonpublic portfolio holdings information concerning the Fund:


Custodian
State Street Bank and Trust Company


Securities Lending Agent
State Street Bank and Trust Company


Independent Registered Public Accounting Firm
Ernst & Young LLP


Legal Counsel
Dickstein Shapiro Morin & Oshinsky LLP
Reed Smith LLP


Service Providers
Bloomberg
FactSet
Institutional Shareholder Services, Inc.
Wilshire Associates, Inc.


Security Pricing Services
FT Interactive Data
Reuters


Ratings Agencies
Standard & Poor's


Performance Reporting/Publications
Fidelity-Strategic Advisors
Lipper, Inc.
Morningstar, Inc.
Morningstar Associates
NASDAQ
Value Line
Wiesenberger/Thomson Financial


Other
Investment Company Institute




Cusip 31409R102

26020 (3/05)









PART C.    OTHER INFORMATION.

Item 23.    Exhibits:

                  (a) Conformed copy of Amended and Restated Agreement of Limited Partnership of the Registrant, including Exhibits 1-3; (3)
                  (b)   (i) Copy of By-Laws of the Registrant; (1)
                        (ii) Copy of Amendment No. 1 to the By-Laws of the Registrant; (3)
                        (iii) Copy of Amendment No. 2 to the By-Laws of the
                        Registrant: (+)
                  (c)   Not applicable;
                  (d) (i) Conformed copy of Investment Advisory Contract of Emerging Markets Fixed Income Core Fund, including Exhibit A; (1)
                        (ii) Conformed copy of Investment Advisory Contract of Large Cap Equity Core Fund, including Exhibit A; (2)
                        (iii) Conformed copy of Assignment of Investment Advisory Contract of Emerging Markets Fixed Income Core Fund; (3)
                  (e) (i) Conformed copy of Exclusive Placement Agent Agreement of Emerging Markets Fixed Income Core Fund, including an Amendment; (1)
                        (ii) Conformed copy of Exclusive Placement Agent Agreement of Large Cap Equity Core Fund; (2)
                  (f)   Not applicable;
                  (g)   Conformed copy of Custodian Agreement of the
                        Registrant; (1)
                  (h) Conformed copy of Agreement for Fund Accounting Services, Administrative Services, Shareholder
                        Transfer Agency Services and Custody Services Procurement; (1)
                  (i)   Not applicable;
                  (j)   Not applicable;
                  (k)   Not applicable;
                  (l)   Form of Written Assurances from Initial
                        Shareholders; (1)
                  (m)   Not applicable;
                  (n)   Not applicable;
                  (o)   (i)  Conformed Copy of Power of Attorney; (1)
                        (ii) Conformed Copy of Power of Attorney of Chief Investment Officer; (3)
                        (iii) Conformed Copy of Power of Attorney of President and Trustee (Principal Executive Officer) and Vice Chairman; (3)
                  (p) The Registrant hereby incorporates the conformed copy of the Federated Investors, Inc. Code of
                        Ethics  for Access Persons,   effective  1/1/2005,
                        from  Item  23(p)  of  the Registration   Statement
                        on  Form  N-1A,   filed  with  the Commission on 2004.
                        (File Nos. 33-50773 and 811-7115).


Item 24.    Persons Controlled by or Under Common Control with Registrant:
            -------------------------------------------------------------

            None

Item 25.    Indemnification:  (1)


--------------------------------
+     All exhibits have been filed electronically.

1. Response is incorporated by reference to Registrant's Initial Registration Statement on Form N-1A filed January 10, 2002 (File No. 811-10625).

2. Response is incorporated by reference to Registrant's Amendment No. 3 on Form N-1A filed October 10, 2003 (File No. 811-10625).

3. Response is incorporated by reference to Registrant's Amendment No. 4 on Form N-1A filed January 27, 2004 (File No. 811-10625).


Item 26.    Business and Other Connections of Investment Advisers:

     For a description of the other business of the investment adviser, see the section entitled "Who Manages the Fund?" in Part A. The affiliations with the Registrant of four of the Trustees and one of the Officers of the investment adviser are included in Part B of this Registration Statement under "Who Manages and Provides Services to the Fund?" The remaining Trustees of the investment adviser and, in parentheses, their principal occupations are: Thomas R. Donahue, (Chief Financial Officer, Federated Investors, Inc.), 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779 and Mark
     D. Olson (a principal of the firm, Mark D. Olson & Company, L.L.C. and Partner, Wilson, Halbrook & Bayard, P.A.), 800 Delaware Avenue, P.O. Box 2305, Wilmington, DE 19899-2305.

The remaining Officers of the investment adviser are:

Vice Chairman:                                  William D. Dawson, III

President:                                      John B. Fisher

President-Investment Research                   Keith M. Shappert

Executive Vice Presidents:                      Stephen F. Auth
                                                James F. Getz

Senior Vice Presidents:                         Joseph M. Balestrino
                                                Walter Bean
                                                Jonathan C. Conley
                                                Deborah A. Cunningham
                                                William C. Dierker
                                                Linda A. Duessel
                                                Mark E. Durbiano
                                                James E. Grefenstette
                                                Robert M. Kowit
                                                Susan M. Nason
                                                Robert J. Ostrowski
                                                Richard Tito

Vice Presidents:                                Todd A. Abraham
                                                Catherine M. Applegate
                                                Randall S. Bauer
                                                G. Andrew Bonnewell
                                                B. Anthony Delserone, Jr.
                                                Donald T. Ellenberger
                                                Eamonn G. Folan
                                                John T. Gentry
                                                David P. Gilmore
                                                Susan R. Hill
                                                William R. Jamison
                                                Nathan H. Kehm
                                                J. Andrew Kirschler
                                                Anne Kruczek
                                                Steven Lehman
                                                Marian R. Marinack
                                                Kevin McCloskey
                                                Natalie F. Metz
                                                Thomas J. Mitchell
                                                Joseph M. Natoli
                                                John L. Nichol
                                                Mary Kay Pavuk
                                                Jeffrey A. Petro
                                                Ihab L. Salib
                                                Roberto Sanchez-Dahl, Sr.
                                                John Sidawi
                                                Christopher Smith
                                                Timothy G. Trebilcock
                                                Paolo H. Valle
                                                Stephen J. Wagner
                                                Paige M. Wilhelm

Assistant Vice Presidents:                      Lori Andrews
                                                Jerome Conner
                                                Karol M. Crummie
                                                Richard Cumberledge
                                                Kathyrn P. Glass
                                                Angela A. Kohler
                                                Tracey L. Lusk
                                                Karl Mocharko
                                                Bob Nolte
                                                William P. Pribanic
                                                Brian Ruffner
                                                Mary Ellen Tesla
                                                Nichlas S. Tripodes
                                                Mark Weiss

Secretary:                                      G. Andrew Bonnewell

Treasurer:                                      Thomas R. Donahue

Assistant Treasurer:                            Denis McAuley, III

     The business address of each of the Officers of the investment adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.

Item 27.    Principal Underwriters:

(a)  Federated   Securities   Corp.  the  Placement  Agent  for  shares  of  the
     Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:

     Cash Trust Series, Inc.; Cash Trust Series II; Federated Adjustable Rate Securities Fund; Federated American Leaders Fund, Inc.; Federated Core Trust; Federated Core Trust II, L.P.; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fixed Income Securities, Inc.;
     Federated  GNMA  Trust;  Federated  Government  Income  Securities,   Inc.;
     Federated High Income Bond Fund, Inc.; Federated High Yield Municipal Income Fund; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated International Series, Inc.; Federated Investment Series Funds, Inc.; Federated Limited Duration Government Fund, Inc.; Federated Managed Allocation Portfolios; Federated Municipal High Yield Advantage Fund, Inc.; Federated Municipal Securities Fund, Inc.; Federated Municipal Securities Income Trust; Federated Premier Intermediate Municipal Income Fund; Federated Premier Municipal Income Fund; Federated Short-Term Municipal Trust; Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Total Return Government Bond Fund; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities Fund: 2-5 Years; Federated World Investment Series, Inc.; Intermediate Municipal Trust; Edward Jones Money Market Fund; Money Market Obligations Trust; Regions Morgan Keegan Select Funds and SouthTrust Funds.


         (b)

         (1)                        (2)                        (3)
Positions and Offices                                 Positions and Offices
  With Distributor                  Name                 With Registrant
---------------------         -----------------       ----------------------

Chairman:                     Richard B. Fisher       Vice Chairman

President-Institutional
Sales and Director:           John B. Fisher

Executive Vice
Vice President, Assistant
Secretary and Director:       Thomas R. Donahue

President-Broker/Dealer
And Director:                 James F. Getz

Vice President, Assistant
Secretary and Director:       Peter J. Germain

Treasurer and Director:       Denis McAuley III

Senior Vice Presidents:       Mark W. Bloss
                              Richard W. Boyd
                              Laura M. Deger
                              Peter W. Eisenbrandt
                              Theodore Fadool, Jr.
                              Christopher Fives
                              James S. Hamilton
                              James M. Heaton
                              Amy Michaliszyn
                              Keith Nixon
                              Solon A. Person, IV
                              Ronald M. Petnuch
                              Thomas E. Territ
                              Robert F. Tousignant
                              Paul Uhlman

Vice Presidents:              Irving Anderson
                              Dan Berry
                              John B. Bohnet
                              Edward R. Bozek
                              Jane E. Broeren-Lambesis
                              Brian Burke
                              Craig Burness
                              David J. Callahan
                              Mark Carroll
                              Dan Casey
                              Scott Charlton
                              Steven R. Cohen
                              Mary J. Combs
                              James Conely
                              Kevin J. Crenny
                              G. Michael Cullen
                              Beth C. Dell
                              Robert J. Deuberry
                              Ron Dorman
                              William C. Doyle
                              Donald C. Edwards
                              Lee England
                              Timothy Franklin
                              Jamie Getz
                              Joseph D. Gibbons
                              G. Tad Gullickson
                              Scott Gundersen
                              Dayna C. Haferkamp
                              Raymond J. Hanley
                              Vincent L. Harper, Jr.
                              Bruce E. Hastings
                              Teresa M. Johnson
                              Christopher L. Johnston
                              Stephen Kittel
                              Michael W. Koenig
                              Ed Koontz
                              Theodore J. Kravits, Jr.
                              Christopher A. Layton
                              Michael H. Liss
                              Michael R. Manning
                              Martin J. McCaffrey
                              Mary A. McCaffrey
                              Richard C. Mihm
                              Chris Milliken
                              Vincent T. Morrow
                              Alec H. Neilly
                              Rebecca Nelson
                              James E. Ostrowski
                              Thomas A. Peter III
                              Robert F. Phillips
                              Josh Rasmussen
                              Richard A. Recker
                              Christopher Renwick
                              Diane M. Robinson
                              Brian S. Ronayne
                              Timothy A. Rosewicz
                              Thomas S. Schinabeck
                              Edward J. Segura
                              Peter Siconolfi
                              Edward L. Smith
                              John A. Staley
                              Colin B. Starks
                              Jeffrey A. Stewart
                              Kevin Stutz
                              William C. Tustin
                              G. Walter Whalen
                              Stephen White
                              Patrick M. Wiethorn
                              Edward J. Wojnarowski
                              Michael P. Wolff


Assistant Vice Presidents:    Lisa A. Toma
                              Robert W. Bauman
                              Charles L. Davis, Jr.
                              Brian F. Palusa
                              William Rose

Assistant Secretary:          Thomas R. Donahue
                              Peter J. Germain

The business  address of each of the Officers of Federated  Securities  Corp. is
Federated  Investors  Tower,  1001  Liberty  Avenue,  Pittsburgh,   Pennsylvania
15222-3779.

         (c)     Not applicable


Item 28.    Location of Accounts and Records:

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Federated Core Trust II, L.P.          Reed Smith LLP
(Registrant)                           Investment Management Group (IMG)
                                       Federated Investors Tower
                                       12th Floor
                                       1001 Liberty Avenue
                                       Pittsburgh, PA 15222-3779
                                       (Notices should be sent to the Agent of
                                       Service at above address)

                                       Federated Investors Funds
                                       5800 Corporate Drive
                                       Pittsburgh, PA  15237-7000

Federated Administrative               Federated Investors Tower
  Services, Inc.                       1001 Liberty Avenue
(Transfer Agent and Dividend           Pittsburgh, PA 15222-3779
Disbursing Agent)

Federated Administrative Services,     Federated Investors Tower
Inc.                                   1001 Liberty Avenue
(Administrator)                        Pittsburgh, PA  15222-3779

Federated Investment Counseling        Federated Investors Tower
(Adviser)                              1001 Liberty Avenue
                                       Pittsburgh, PA  15222-3779

State Street Bank and Trust Company    P.O. Box 8600 Boston
(Custodian)                            MA 02266-8600


Item 29.    Management Services:

            Not applicable.

Item 30.    Undertakings:

     Registrant hereby undertakes to comply with the provisions of Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.


                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust II, L.P., has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 29th day of March 2005.

                          FEDERATED CORE TRUST II, L.P.

                  BY: /s/ Andrew P. Cross
                  Andrew P. Cross, Assistant Secretary
                  March 29, 2005